   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 5, 1998.


                                                      REGISTRATION NO. 333-61021
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2


                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          U.S. OFFICE PRODUCTS COMPANY
             (Exact name of registrant as specified in its charter)

                DELAWARE                                    5112                                   52-1906050
    (State or other jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     incorporation or organization)             Classification Code Number)                  Identification Number)

                            ------------------------

                 1025 THOMAS JEFFERSON PLACE, N.W., SUITE 600E
                             WASHINGTON, D.C. 20007
                                 (202) 339-6700
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                                 THOMAS MORGAN
                            CHIEF EXECUTIVE OFFICER
                          U.S. OFFICE PRODUCTS COMPANY
                 1025 THOMAS JEFFERSON PLACE, N.W., SUITE 600E
                             WASHINGTON, D.C. 20007
                                 (202) 339-6700
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------

                                  WITH A COPY TO:

 GEORGE P. STAMAS, ESQ.              MARK D. DIRECTOR, ESQ.
  THOMAS W. WHITE, ESQ.     Executive Vice President--Administration
    Wilmer, Cutler &              General Counsel and Secretary
        Pickering                 U.S. Office Products Company
   2445 M Street, N.W.      1025 Thomas Jefferson Street, N.W., Suite
 Washington, D.C. 20037                       600E
     (202) 663-6000                  Washington, D.C. 20007
                                         (202) 339-6700

                            ------------------------

                      SEE TABLE OF ADDITIONAL REGISTRANTS
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

                                  (CALCULATION OF REGISTRATION FEE ON NEXT PAGE)
                         ------------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS

                                                       PRIMARY                                   ADDRESS, INCLUDING ZIP
     EXACT NAME OF            STATE OR OTHER          STANDARD                                    CODE, AND TELEPHONE
     REGISTRANT AS            JURISDICTION OF        INDUSTRIAL      I.R.S. EMPLOYER             NUMBER, INCLUDING AREA
    SPECIFIED IN ITS         INCORPORATION OR      CLASSIFICATION    IDENTIFICATION              CODE, OR REGISTRANT'S
        CHARTER                ORGANIZATION          CODE NUMBER         NUMBER               PRINCIPAL EXECUTIVE OFFICES
Action Wholesale                 Michigan               5112           38-1948793      4120 Brockton Drive SE
  Service, Inc.                                                                        Grand Rapids, MI 49512
                                                                                       616-698-1851
Affordable Interior            Massachusetts            5021           04-3117869      4 Bonazzoli Avenue
Systems, Inc.                                                                          Hudson, MA 01749
                                                                                       978-562-7500
American Loose                   Missouri               5112           43-0976837      4015 Papin Street
Leaf/Business                                                                          St. Louis, MO 63110
Products, Inc.                                                                         314-535-1414
Andrews Office                 Washington DC            5112           52-0852962      8400 Ardwick Ardmore Road
Supply &                                                                               Landover, MD 20785
Equipment Co.                                                                          800-394-1500
Bindery Systems,                  Oregon                5112           93-0976940      7737 Southwest Nimbus Ave.
Inc.                                                                                   Beavertown, OR 97008
                                                                                       503-646-8237
Bob Brines Office                Michigan               5112           38-2134579      420 Cambridge Street
Supply Co.                                                                             Midland, MI 48642
                                                                                       517-631-9771
Carithers-Wallace-               Delaware               5021           52-1906050      4343 Northeast Expwy.
Courtenay, LLC                                                                         Atlanta, GA 30340
                                                                                       770-493-8200
Carolina Office               North Carolina            5112           56-0745125      2521 North Church Street
Equipment                                                                              Rocky Mount, NC 27804
Company                                                                                919-977-1121
Central Texas                      Texas                5112           74-2367790      5310 Burnett Road
Office Products,                                                                       Austin, TX 78756
Inc.                                                                                   512-453-7345
Copenhaver                       Delaware               5112           52-1906050      9600 Parksouth Court
Holdings, LLC                                                                          Orlando, FL 32837
                                                                                       407-857-7191
Courtland-Cain,                   Georgia               6719           58-0907647      4343 Northeast Expwy.
Inc.                                                                                   Atlanta, GA 30340
                                                                                       770-493-8200
Dameron-Pierson                  Louisiana              5021           72-0165110      5307 Toler Street
Company, Limited                                                                       Harahan, LA 70123
                                                                                       504-736-0505
Dulworth Office                  Kentucky               5021           61-0853132      204-206 East Market Street
Furniture Company                                                                      Louisville, KY 40202
                                                                                       502-587-6656
Expert Office                    Maryland               5112           52-1984574      8400 Ardwick Ardmore Road
Services, Inc.                                                                         Landover, MD 20785
                                                                                       800-394-1500

                                                       PRIMARY                                   ADDRESS, INCLUDING ZIP
     EXACT NAME OF            STATE OR OTHER          STANDARD                                    CODE, AND TELEPHONE
     REGISTRANT AS            JURISDICTION OF        INDUSTRIAL      I.R.S. EMPLOYER             NUMBER, INCLUDING AREA
    SPECIFIED IN ITS         INCORPORATION OR      CLASSIFICATION    IDENTIFICATION              CODE, OR REGISTRANT'S
        CHARTER                ORGANIZATION          CODE NUMBER         NUMBER               PRINCIPAL EXECUTIVE OFFICES
Fort Smith Office                Arkansas               5112           71-0329537      812 Garrison Avenue
Supply, Inc.                                                                           Ft. Smith, AR 72901
                                                                                       501-782-0311
Forty-Fifteen Papin              Missouri               5112           43-1888884      4015 Papin Street
Redevelopment                                                                          St. Louis, MO 63110
Corporation                                                                            314-535-1414
General Office                   Minnesota              5112           41-0871157      2050 Old Highway 8
Products Company                                                                       New Brighton, MN 55112
                                                                                       612-639-4700
Global Mailbox                    Florida               6794           65-0708096      6060 Cornerstone Court West
Express, LLC                                                                           San Diego, CA 92121
                                                                                       619-455-8800
J.H. Whitley Co.,                Virginia               5112           54-1335623      11861 Canon Blvd.
Inc.                                                                                   Newport News, VA 23606
                                                                                       757-599-0000
Kentwood Office                  Michigan               5012           38-2935228      212 Grandville Ave. SW
Furniture, Inc.                                                                        Grand Rapids, MI 49503
                                                                                       616-454-5572
Landmark Industries              Delaware               5021           13-3910749      330 Madison Avenue
Inc.                                                                                   New York, NY 10017
                                                                                       212-687-5885
Mail Boxes, Etc.                California              6794           33-0010260      6060 Cornerstone Court West
                                                                                       San Diego, CA 92121
                                                                                       619-455-8800
Mail Boxes, Etc.,               California              6794           95-3581095      6060 Cornerstone Court West
USA, Inc.                                                                              San Diego, CA 92121
                                                                                       619-455-8800
McWhorter's, Inc.               California              5112           94-2623280      621 Tully Road
                                                                                       San Jose, CA 95111
                                                                                       408-494-1200
Mile High Office                 Delaware               5112           52-1906050      60 Tejon Street
Supply, LLC                                                                            Denver, CO 80223
                                                                                       303-744-6467
Mills Morris                     Tennessee              5112           62-1307529      3770 South Perkins Rd.
Business Products,                                                                     Memphis, TN 38118
Inc.                                                                                   901-362-8620
Modern Foods                      Indiana               5962           35-1452471      3910 Industrial Blvd.
Systems, Inc.                                                                          Indianapolis, IN 46254
                                                                                       317-298-7000
Modern Vending,                   Indiana               5962           35-1281612      3910 Industrial Blvd.
Inc.                                                                                   Indianapolis, IN 46254
                                                                                       317-298-7000
Morris Office                   Mississippi             5112           64-0392096      325 Howard Street
Machines, Inc.                                                                         Greenwood, MS 38935
                                                                                       601-453-7254

                                                       PRIMARY                                   ADDRESS, INCLUDING ZIP
     EXACT NAME OF            STATE OR OTHER          STANDARD                                    CODE, AND TELEPHONE
     REGISTRANT AS            JURISDICTION OF        INDUSTRIAL      I.R.S. EMPLOYER             NUMBER, INCLUDING AREA
    SPECIFIED IN ITS         INCORPORATION OR      CLASSIFICATION    IDENTIFICATION              CODE, OR REGISTRANT'S
        CHARTER                ORGANIZATION          CODE NUMBER         NUMBER               PRINCIPAL EXECUTIVE OFFICES
National Office                    Ohio                 5112           34-0419960      183 West Market Street
Supply, Inc.                                                                           Akron, OH 44303
                                                                                       330-376-8156
New Mexico Office               New Mexico              5112           85-0348156      524-A Cordova Rd.
Solutions, Inc.                                                                        Santa Fe, NM 87501
                                                                                       505-982-8811
Pear Commercial                  Colorado               5021           84-1075514      3655 Frontier Avenue
Interiors, Inc.                                                                        Boulder, CO 80301
                                                                                       303-824-2000
Price Modern, Inc.               Maryland               5021           52-0450440      2604 Sisson Street
                                                                                       Baltimore, MD 21211
                                                                                       510-366-5500
Radar Business                   Tennessee              5112           62-1112418      240 Great Circle Road
Systems, Inc.                                                                          Nashville, TN 37228
                                                                                       615-244-4400
Rainen Business                  Missouri               5021           43-1004433      1330 Burlington North
Interiors, Inc.                                                                        Kansas City, MO 64116
                                                                                       816-221-1355
Sagot Office                    New Jersey              5021           22-3251708      30 Twosome Drive
Interiors, Inc.                                                                        Moorestown, NJ 08057
                                                                                       609-778-8833
Sletten Vending                  Wisconsin              5962           39-1245889      2605 S. Stoughton Rd.
Service, Inc.                                                                          Madison, WI 53716
                                                                                       608-222-7080
Sturgis Acquisition              Delaware               5112           74-2763962      1116 East Yandell Dr.
Corp.                                                                                  El Paso, TX 79902
                                                                                       915-533-8483
Sweitzer's Offset                 Indiana               5112           35-1278789      101 North 10th Street
Services, Inc.                                                                         Noblesville, IN 46060
                                                                                       317-773-8454
Businessworks, Inc.              Delaware               5112           64-0866621      4155 Industrial Drive
                                                                                       Jackson, MS 39209
                                                                                       601-948-2521
The H.H. West                    Delaware               5112           39-0698480      505 North 22nd Street
Company                                                                                Milwaukee, WI 53233
                                                                                       414-344-1000
The J. Thayer                    Delaware               5112           52-1906050      12220 S.W. First Street
Company, LLC                                                                           Beaverton, OR 97075
                                                                                       503-646-9191
The Office Furniture               Ohio                 5021           31-1084588      2920 East Kemper Road
Store, Inc.                                                                            Cincinnati, OH 45241
                                                                                       513-771-3800
The Office Works,              Pennsylvania             5112           23-2051543      601 Gibson Boulevard
Inc.                                                                                   Harrisburg, PA 17104
                                                                                       717-939-1381

                                                       PRIMARY                                   ADDRESS, INCLUDING ZIP
     EXACT NAME OF            STATE OR OTHER          STANDARD                                    CODE, AND TELEPHONE
     REGISTRANT AS            JURISDICTION OF        INDUSTRIAL      I.R.S. EMPLOYER             NUMBER, INCLUDING AREA
    SPECIFIED IN ITS         INCORPORATION OR      CLASSIFICATION    IDENTIFICATION              CODE, OR REGISTRANT'S
        CHARTER                ORGANIZATION          CODE NUMBER         NUMBER               PRINCIPAL EXECUTIVE OFFICES
The Systems House,               Illinois               7371           36-3128937      O'Hare Lake Office Park
Inc.                                                                                   Des Plaines, IL 60018
                                                                                       847-390-6300
USOP Merchandising               Delaware               6719           52-1997750      2050 Old Highway 8
Company                                                                                New Brighton, MN 55112
                                                                                       612-638-5760
U.S. Office                      Delaware               5021           52-2034226      c/o U.S. Office Products Company
Furniture, Inc.                                                                        3550 Patterson Avenue
                                                                                       Grand Rapids, MI 54912
                                                                                       616-957-2251
U.S. Office                      Delaware               5021           52-1997772      c/o U.S. Office Products Company
Furniture Rentals,                                                                     3550 Patterson Avenue
Inc.                                                                                   Grand Rapids, MI 54912
                                                                                       616-957-2251
U.S. Office                      Delaware               5112           38-0840050      2900 Dixie
Products                                                                               Grandville, MI 49418
--Great Lakes, Inc.                                                                    616-538-4009
U.S. Office                      Delaware               5112           52-1906050      800 East Irving Park Road
Products--Midwest,                                                                     Bemsenville, IL 60106
LLC                                                                                    630-860-0660
U.S. Office                      Delaware               5112           39-1844097      5225 Joerns Drive
Products of                                                                            Stevens Point, WI 54481
Northern                                                                               715-345-2000
Wisconsin, Inc.
U.S. Office                     California              5112           95-3246958      19315 East San Jose Avenue
Products Southern                                                                      City of Industry, CA 91748
California                                                                             626-965-8896
Vend-Rite Service              Pennsylvania             5962           23-2014419      4060 Blanche Road
Corporation                                                                            Bensalem, PA 19020
                                                                                       215-638-8800
Woburn                         Massachusetts            5962           04-3354991      11 Wheeling Avenue
Vending, Inc.                                                                          Woburn, MA 01801
                                                                                       800-892-2330
USOPN, Inc.                      Delaware               5962           52-2123613      1025 Thomas Jefferson Place, N.W.
                                                                                       Suite 600E
                                                                                       Washington, D.C. 20007
                                                                                       202-339-6700

 P R O S P E C T U S

                           OFFER FOR ALL OUTSTANDING
                   9 3/4% SENIOR SUBORDINATED NOTES DUE 2008
                                IN EXCHANGE FOR
                   9 3/4% SENIOR SUBORDINATED NOTES DUE 2008
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                                       OF


                                     [LOGO]

                 The Exchange Offer and Withdrawal Rights will
                    expire at 5:00 p.m., New York City time,
                      on December 7, 1998 unless extended.


                            ------------------------

    U.S. Office Products Company (the "Company" or "USOP") hereby offers to exchange up to $400,000,000 aggregate principal amount of the Company's 9 3/4% Senior Subordinated Notes due 2008 (the "New Notes") for a like aggregate principal amount of the Company's outstanding 9 3/4% Senior Subordinated Notes due 2008 (the "Old Notes" and, with the New Notes, the "Notes"), of which $400,000,000 in principal amount is outstanding. The terms of the New Notes will be identical in all material respects to the respective terms of the Old Notes, except that (i) the New Notes will have been registered under the Securities Act of 1933 (the "Securities Act") and therefore will not be subject to certain restrictions on transfer applicable to the Old Notes and (ii) the New Notes will not be subject to an increase in interest payments thereon as a consequence of a failure to take certain actions in connection with their registration under the Securities Act. The offer is made upon the terms and subject to the conditions set forth in this Prospectus (such Prospectus, as it may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer").

    The New Notes will be general unsecured obligations of the Company and will be subordinate and junior in right of payment to all existing and future Senior Indebtedness (as defined herein) of the Company. The Company's obligations under the Notes are fully and unconditionally guaranteed on an unsecured, senior subordinated basis by (i) the Company's existing Domestic Subsidiaries (as defined herein) which upon issuance of the Old Notes guaranteed the Company's borrowings under the Credit Facility (as defined herein) and (ii) any future Material Domestic Subsidiaries (as defined herein) that guarantee such borrowings (the "Note Guarantors"). The Note Guarantees will be subordinated to all existing and future Guarantor Senior Indebtedness (as defined herein), including the Note Guarantors' obligations under the Credit Facility.

    Interest on the New Notes will be payable semiannually in cash on June 15 and December 15 of each year. The Notes are redeemable at the option of the Company, in whole or in part, at any time on and after June 15, 2003, at the redemption prices set forth herein plus accrued interest. In addition, at any time prior to June 15, 2001, the Company at its option may redeem up to 35% of the original aggregate principal amount of the Notes with the proceeds of one or more Equity Offerings (as defined herein), at a redemption price of 109.750% of their principal amount plus accrued interest; provided that after any such redemption at least 65% of the original aggregate principal amount of Notes remains outstanding.

                                                        (CONTINUED ON NEXT PAGE)

    SEE "RISK FACTORS" BEGINNING ON PAGE 17 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS WHO TENDER OLD NOTES IN THE EXCHANGE OFFER.
                                 -------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The Date of this Prospectus is November 5, 1998.

(CONTINUED FROM COVER PAGE)

    The New Notes are being offered for exchange in order to satisfy certain obligations of the Company under the Registration Rights Agreement dated June 5, 1998 ("Registration Rights Agreement") among the Company, Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, BT Alex. Brown Incorporated and Chase Securities Inc. (the "Placement Agents"). In the event the Exchange Offer is consummated, any Old Notes which remain outstanding after consummation of the Exchange Offer and the New Notes issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of outstanding principal amount thereof have taken certain actions or exercised certain rights under the Indenture (as defined herein) governing the Notes.

    The Company is making the Exchange Offer with respect to the New Notes in reliance on the position of the staff of the Division of Corporation Finance (the "Staff") of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff, and subject to the two immediately following sentences, the Company believes that New Notes issued pursuant to this Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder of such New Notes (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Notes. However, any holder of Old Notes who is an "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing New Notes or any broker-dealer who purchased Old Notes from the Company to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the Staff set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Notes in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Notes unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Notes acquired for its own account as a result of market-making or other trading activities and exchanges such Old Notes for New Notes, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Notes or any other New Notes received in respect thereof.

    Each holder of Old Notes who wishes to exchange Old Notes for New Notes in the Exchange Offer will be required to represent that at the time of the consummation of the Exchange Offer (i) it is not an "affiliate" of the Company within the meaning of Rule 405 under the 1933 Act, (ii) any New Notes to be received by it are being acquired in the ordinary course of its business, and
(iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Notes. If such holder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired by such broker-dealer as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    Based on the positions taken by the Staff in the interpretive letters referred to above, the Company believes that broker-dealers who acquired Old Notes for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to the New Notes received upon exchange of the Old Notes (other than Old

Notes which represent an unsold allotment from the original sale of the Old Notes ) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Notes. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Notes for a period ending 90 days after the last date of acceptance for the Exchange Offer. See "Plan of Distribution."

    In that regard, each Participating Broker-Dealer who surrenders Old Notes for its account pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Notes pursuant to this Prospectus until the Company has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company has given notice that the sale of the New Notes may be resumed, as the case may be.

    Any Old Notes not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Indenture (except for those rights that terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Notes will continue to be subject to all of the existing restrictions upon transfer thereof and the Company will not have any further obligation to such holders pursuant to the Registration Rights Agreement to provide for registration under the Securities Act of the Old Notes held by them. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Notes could be adversely affected. See "Risk Factors-- Consequences of a Failure to Exchange Old Notes."

    THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD NOTES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER.


    Old Notes may be tendered for exchange on or prior to 5:00 p.m., New York City time, on December 7, 1998 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Company (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Notes may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain terms and provisions of the Registration Rights Agreement. The Company has agreed to pay certain expenses of the Exchange Offer. See "The Exchange Offer--Fees and Expenses." This Prospectus, together with the Letter of Transmittal and Notice of Guaranteed Delivery, is being sent to all registered holders of Old Notes as of November 5, 1998.

    The Company will not receive any cash proceeds from the issuance of the New Notes offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

    The New Notes will be represented by a global certificate registered in the name of a nominee of The Depository Trust Company ("DTC"). See "Description of New Notes--Book Entry; Delivery and Form and The Depository Trust Company."

                            ------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                             AVAILABLE INFORMATION


    The Company is subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60621. Copies of such material may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. at prescribed rates. Such reports and other information can also be reviewed through the Commission's Electronic Data Gathering, Analysis, and Retrieval System ("EDGAR") which is publicly available though the Commission's World Wide Web site (http:// www.sec.gov). In addition, the Company's Common Stock is listed on the Nasdaq Stock Market's National Market System, and materials filed by the Company can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.


    This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Company with the Commission under the Securities Act. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the New Notes. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed with the Commission by USOP pursuant to the Exchange Act are incorporated by reference in this Prospectus:

        1. USOP's Annual Report on Form 10-K for the year ended April 25, 1998, filed with the Commission on July 23, 1998; and


        2. USOP's Quarterly Report on Form 10-Q for the quarter ended July 25, 1998, filed with the Commission on September 8, 1998.



        3. USOP's Current Reports on Form 8-K, filed with the Commission on April 22, 1998, May 26, 1998, June 17, 1998, June 25, 1998, September 21,
    1998 and September 22, 1998.


    All documents filed by the Company pursuant to Sections 13(a) and (c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents or portions thereof incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.


    This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents (excluding exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the prospectus incorporates) are available without charge on request from


                       U.S. Office Products Company
                       1025 Thomas Jefferson Place, N.W., Suite 600E Washington, D.C. 20007
                       Attn: Mark D. Director, Esq.
                       Kathleen M. Delaney, Esq.
                       Phone: (202) 339-6700

    In order to ensure timely delivery of the documents, any request should be made no later than five (5) business days prior to the Expiration Date.

                                    SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND THE FINANCIAL STATEMENTS AND RELATED NOTES THERETO APPEARING ELSEWHERE IN, OR INCORPORATED BY REFERENCE INTO, THIS PROSPECTUS. UNLESS THE CONTEXT OTHERWISE REQUIRES, THE TERMS "U.S. OFFICE PRODUCTS" OR THE "COMPANY" REFER TO U.S. OFFICE PRODUCTS COMPANY, A DELAWARE CORPORATION, AND ITS SUBSIDIARIES AFTER GIVING EFFECT TO THE CONSUMMATION OF THE COMPANY'S STRATEGIC RESTRUCTURING PLAN.

    THIS PROSPECTUS (INCLUDING THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE) CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. WHEN USED HEREIN, THE WORDS "ANTICIPATE," "BELIEVE," "ESTIMATE," "INTEND," "MAY," "WILL" AND "EXPECT" AND SIMILAR EXPRESSIONS AS THEY RELATE TO THE COMPANY OR ITS MANAGEMENT ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY'S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS COULD DIFFER MATERIALLY FROM THE RESULTS EXPRESSED IN, OR IMPLIED BY, THESE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE THOSE DISCUSSED IN "RISK FACTORS" BELOW AND IN "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE THESE FORWARD-LOOKING STATEMENTS TO REFLECT ANY FUTURE EVENTS OR CIRCUMSTANCES.

                                  THE COMPANY


    The Company is one of the world's leading suppliers of a broad range of office products and business services to corporate customers. Through its North American Office Products Group ("NAOPG"), the Company provides office supplies, office furniture and office coffee, beverage and vending services primarily to middle-market companies (25 to 500 employees). Based on current revenues, NAOPG is one of the largest contract stationers in the United States. Outside North America, the Company's Blue Star Group Limited ("Blue Star") is a leading supplier of office products and services in New Zealand and Australia, and the Company owns a 49% interest in Dudley Stationery Limited ("Dudley"), the second largest contract stationer in the United Kingdom. With its November 1997 acquisition of Mail Boxes Etc. ("MBE"), the Company has expanded into the high growth small office and home office ("SOHO") market. MBE is the world's largest franchisor of local postal, packaging, business and communications service centers with approximately 3,600 outlets worldwide.


    Since its founding in October 1994, the Company has grown primarily through an aggressive acquisition program, which has included the purchase of more than 230 businesses in the United States and internationally. The Company has focused on acquiring successful, established companies with experienced management and sales presence in specific geographic, product or service markets. It adheres to a rigorous due diligence and financial review process in acquiring target companies.

    In addition, in June 1998, the Company completed a comprehensive restructuring plan (the "Strategic Restructuring Plan") which consisted of a number of elements including a self-tender offer (the "Equity Tender") by the Company for its common stock, $.001 par value per share (the "Common Stock"), distributions (the "Distributions") by the Company to its stockholders of shares of common stock of four separate companies created to conduct the Company's former technology solutions, print management, educational supplies and corporate travel services businesses ("Spin-Off Companies"), and an equity investment in the Company (the "Equity Investment") by an affiliate ("Investor") of an investment fund managed by Clayton, Dubilier & Rice, Inc. In connection with the Strategic Restructuring Plan, the Company also entered into several financing transactions, including a new $1.225 billion senior credit facility (the "Credit Facility") and the sale of $400.0 million in 9 3/4% Senior Subordinated Notes (collectively, the "Financing Transactions").


    The Company is now transitioning into a new stage of development, less reliant on acquisitions and more focused on operational efficiencies, organic growth and improved profit margins. To execute this new strategy, the Company is implementing new product, sales and marketing programs to leverage its extensive sales force and existing distribution channels. The Company is centralizing a number of common business functions, such as purchasing, distribution, inventory management and information systems. Furthermore, the Company is systematically consolidating the operations of businesses located within the same geographic areas into large, centrally-located regional warehouses known as district fulfillment centers ("DFCs"). Through DFCs, the Company believes it can achieve greater regional efficiencies and economies of scale in purchasing, distribution and asset utilization. At the same time, the Company continues to encourage entrepreneurial innovation and management of customer relationships at the local level. The Company believes that its organizational structure combines the best elements of both centralized and decentralized management for its business.

    The Company is a Delaware corporation. Its executive offices are located at 1025 Thomas Jefferson Place, N.W., Suite 600 East, Washington, D.C. 20007, and its telephone number is 202-339-6700.

                               THE EXCHANGE OFFER


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GENERAL.........................  The Old Notes were issued by the Company on June 10, 1998 to Morgan Stanley & Co. Incorporated, Merrill Lynch,
                                  Pierce, Fenner & Smith Incorporated, BT Alex. Brown
                                  Incorporated and Chase Securities Inc. (the "Placement
                                  Agents"). The Placement Agents subsequently resold the Old
                                  Notes in the United States to qualified institutional
                                  buyers in reliance upon Rule 144A and, outside the United
                                  States, to persons other than U.S. Persons. Up to
                                  $400,000,000 aggregate principal amount of New Notes are
                                  being offered in exchange for a like aggregate principal
                                  amount of Old Notes. The Company will issue, promptly
                                  after the Expiration Date, $1,000 principal amount of New
                                  Notes in exchange for each $1,000 principal amount of
                                  outstanding Old Notes tendered and accepted in connection
                                  with the Exchange Offer. The Company is making the
                                  Exchange Offer in order to satisfy obligations under the
                                  Registration Rights Agreement. For a description of the
                                  procedures for tendering Old Notes, see "The Exchange
                                  Offer-- Procedures for Tendering Old Notes."

EXPIRATION DATE.................  5:00 p.m., New York City time, on December 7, 1998 (such time on such date being hereinafter called the "Expiration
                                  Date") unless the Exchange Offer is extended by the
                                  Company (in which case the term "Expiration Date" shall
                                  mean the latest date and time to which the Exchange Offer
                                  is extended). See "The Exchange Offer--Expiration Date;
                                  Extensions; Amendments."

CONDITIONS TO THE
  EXCHANGE OFFER................  The Exchange Offer is not subject to any conditions other than that the Exchange Offer does not violate applicable
                                  law or any applicable interpretation of the Staff and is
                                  not conditioned upon any minimum principal amount of the
                                  Old Notes being tendered. See "The Exchange
                                  Offer--Conditions to the Exchange Offer." The Company
                                  reserves the right in its sole and absolute discretion,
                                  subject to applicable law, at any time and from time to
                                  time, (i) to delay the acceptance of the Old Notes for
                                  exchange, (ii) to terminate the Exchange Offer (iii) to
                                  extend the Expiration Date of the Exchange Offer and
                                  retain all Old Notes tendered pursuant to the Exchange
                                  Offer, subject, however, to the right of holders of Old
                                  Notes to withdraw their tendered Old Notes, or (iv) to
                                  waive any


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                                  condition or otherwise amend the terms of the Exchange
                                  Offer in any respect. See "The Exchange Offer--Expiration
                                  Date; Extensions; Amendments."

WITHDRAWAL RIGHTS...............  Tenders of Old Notes may be withdrawn at any time on or prior to the Expiration Date by delivering a written
                                  notice of such withdrawal to State Street Bank and Trust
                                  Company (the "Exchange Agent") in conformity with certain
                                  procedures set forth below under "The Exchange
                                  Offer--Withdrawal Rights."

PROCEDURES FOR TENDERING OLD
  NOTES.........................  Tendering holders of Old Notes must complete and sign a
                                  Letter of Transmittal in accordance with the instructions
                                  contained therein and forward the same by mail, facsimile
                                  or hand delivery, together with any other required
                                  documents, to the Exchange Agent, together with the Old
                                  Notes to be tendered or in compliance with the specified
                                  procedures for guaranteed delivery of Old Notes. Certain
                                  brokers, dealers, commercial banks, trust companies and
                                  other nominees may also effect tenders by book-entry
                                  transfer. Holders of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other
                                  nominee are urged to contact such person promptly if they
                                  wish to tender Old Notes pursuant to the Exchange Offer.
                                  See "The Exchange Offer-- Procedures for Tendering Old
                                  Notes." Letters of Transmittal and certificates
                                  representing Old Notes should not be sent to the Company.
                                  Such documents should only be sent to the Exchange Agent.
                                  Questions regarding how to tender and requests for
                                  information should be directed to the Exchange Agent. See
                                  "The Exchange Offer--Exchange Agent."

RESALES OF NEW NOTES............  The Company is making the Exchange Offer in reliance on the position of the Staff as set forth in certain
                                  interpretive letters addressed to parties in other
                                  transactions. However, the Company has not sought its own
                                  interpretive letter and there can be no assurance that the
                                  Staff would make a similar determination with respect to
                                  the Exchange Offer as it has in such interpretive letters
                                  to third parties. Based on these interpretations by the
                                  Staff, and subject to the two immediately following
                                  sentences, the Company believes that New Notes issued
                                  pursuant to this Exchange Offer in exchange for Old Notes
                                  may be offered for resale, resold and otherwise
                                  transferred by a holder thereof (other than a holder who
                                  is a broker-dealer) without further compliance with the
                                  registration and prospectus delivery requirements of the
                                  Securities Act, provided that such New Notes are acquired
                                  in the ordinary course of such holder's business and that
                                  such holder is not participating, and has no arrangement
                                  or understanding with any person to participate, in a
                                  distribution (within the meaning of the Securities Act) of such New Notes. However, any holder of Old Notes who is an
                                  "affiliate" of the Company or who intends to participate
                                  in the Exchange Offer for the purpose of distributing the
                                  New Notes, or any broker-dealer who purchased the Old
                                  Notes from the Company to resell pursuant to Rule 144A or
                                  any other available


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                                  exemption under the Securities Act, (a) will not be able
                                  to rely on the interpretations of the Staff set forth in
                                  the above-mentioned interpretive letters, (b) will not be
                                  permitted or entitled to tender such Old Notes in the
                                  Exchange Offer and (c) must comply with the registration
                                  and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old
                                  Notes unless such sale is made pursuant to an exemption
                                  from such requirements. In addition, as described below,
                                  if any broker-dealer holds Old Notes acquired for its own
                                  account as a result of market-making or other trading
                                  activities and exchanges such Old Notes for New Notes,
                                  then such broker-dealer must deliver a prospectus meeting
                                  the requirements of the Securities Act in connection with
                                  any resales of such New Notes.

                                  Each holder of Old Notes who wishes to exchange Old Notes
                                  for New Notes in the Exchange Offer will be required to
                                  represent that at the time of the consummation of the
                                  Exchange Offer (i) it is not an "affiliate" of the Company within the meaning of Rule 405 under the 1933 Act, (ii)
                                  any New Notes to be received by it are being acquired in
                                  the ordinary course of its business, and (iii) it has no
                                  arrangement or understanding with any person to
                                  participate in a distribution (within the meaning of the
                                  Securities Act) of such New Notes.

                                  Each broker-dealer that receives New Notes for its own
                                  account pursuant to the Exchange Offer must acknowledge
                                  that it acquired the Old Notes for its own account as a
                                  result of market-making activities or other trading
                                  activities and must agree that it will deliver a
                                  prospectus meeting the requirements of the Securities Act
                                  in connection with any resale of such New Notes. The
                                  Letter of Transmittal states that by so acknowledging and
                                  by delivering a prospectus, a broker-dealer will not be
                                  deemed to admit that it is an "underwriter" within the
                                  meaning of the Securities Act. Based on the position taken by the Staff in the interpretive letters referred to
                                  above, the Company believes that broker-dealers who
                                  acquired Old Notes for their own accounts as a result of
                                  market-making activities or other trading activities
                                  ("Participating Broker-Dealers") may fulfill their
                                  prospectus delivery requirements with respect to the New
                                  Notes received upon exchange of such Old Notes (other than
                                  Old Notes which represent an unsold allotment from the
                                  original sale of the Old Notes) with a prospectus meeting
                                  the requirements of the Securities Act, which may be the
                                  prospectus prepared for an exchange offer so long as it
                                  contains a description of the plan of distribution with
                                  respect to the resale of such New Notes. Accordingly, this
                                  Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in
                                  connection with resales of New Notes received in exchange
                                  for Old Notes where such Old Notes were acquired by such
                                  Participating Broker-Dealer for its own account as a
                                  result of market-making or other trading activities.
                                  Subject to certain provisions set forth in the
                                  Registration Rights Agreement and to the limitations
                                  described below under "The

                                  Exchange Offer--Resale of New Notes," the Company has
                                  agreed that this Prospectus, as it may be amended or
                                  supplemented from time to time, may be used by a
                                  Participating Broker-Dealer in connection with resales of
                                  such New Notes for a period ending 90 days after the
                                  Registration Statement of which this Prospectus
                                  constitutes a part is declared effective. See "Plan of
                                  Distribution."

INTEREST........................  Holders of Old Notes whose Old Notes are accepted for exchange will receive, in cash, accrued interest thereon
                                  to, but not including, the date of issuance of the New
                                  Notes. Such interest will be paid with the first interest
                                  payments on the New Notes.

EXCHANGE AGENT..................  The Exchange Agent with respect to the Exchange Offer is
                                  State Street Bank and Trust Company. The addresses, and
                                  telephone and facsimile numbers of the Exchange Agent are
                                  set forth in "The Exchange Offer--Exchange Agent" and in
                                  the Letter of Transmittal.

USE OF PROCEEDS.................  The Company will not receive any cash proceeds from the issuance of the New Notes offered hereby. The net proceeds from the placement of the Old Notes, which were
                                  approximately $385.7 million, were used, together with the proceeds of borrowings under the Credit Facility and the
                                  proceeds of the Equity Investment, to refinance existing
                                  debt, to pay the purchase price of the Equity Tender and
                                  to pay other fees and expenses incurred in connection with the Strategic Restructuring Plan and the Financing
                                  Transactions. See "Use of Proceeds."

CERTAIN UNITED STATES FEDERAL
  INCOME TAX CONSEQUENCES.......  Holders of Old Notes should review the information set forth under "Certain United States Federal Income Tax
                                  Consequences" prior to tendering Old Notes in the Exchange
                                  Offer.

                                 THE NEW NOTES

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Issuer..........................  U.S. Office Products Company

Notes Offered...................  The terms of the New Notes will be identical in all material respects to the Old Notes, except that the New
                                  Notes will not contain terms with respect to transfer
                                  restrictions and will not provide for increased interest
                                  for certain future periods.

Maturity........................  June 15, 2008.

Interest........................  Payable semi-annually in cash, on June 15 and December 15 of each year, commencing December 15, 1998. For a
                                  description of the requirement to exchange the Notes or
                                  cause resales of the Notes to be registered under the
                                  Securities Act and the possible effect on the interest
                                  rate, see "Description of the Old Notes-- Registration
                                  Rights."

Optional Redemption.............  The Notes are redeemable, at the Company's option, in whole or in part, at any time on or after June 15, 2003,
                                  initially at 104.875% of their principal amount, plus
                                  accrued interest, if any, to the redemption date,
                                  declining ratably to 100% of their principal amount, plus
                                  accrued interest, if any, to the redemption date, on or
                                  after June 15, 2006. In addition, at any time prior to
                                  June 15, 2001, the Company at its option may redeem up to
                                  35% of the original principal amount of the Notes with the proceeds from one or more Equity Offerings at a redemption price of 109.750% of the principal amount of the Notes
                                  plus accrued interest, if any, to the redemption date
                                  provided that after any such redemption at least 65% of
                                  the original aggregate principal amount of Notes remains
                                  outstanding. See "Description of the New Notes--Optional
                                  Redemption."

Change of Control...............  Upon the occurrence of a Change of Control Triggering
                                  Event (as defined herein), each holder of Notes will have
                                  the right, subject to certain exceptions, to require the
                                  Company to repurchase such holder's Notes at a purchase
                                  price in cash equal to 101% of the principal amount
                                  thereof, plus accrued interest, if any, to the date of
                                  repurchase. At any time on or prior to June 15, 2003, the
                                  Notes may also be redeemed in whole but not in part, at
                                  the Company's option, upon the occurrence of a Change of
                                  Control (as defined herein), at a price equal to 100% of
                                  the principal amount thereof plus the Applicable Premium
                                  (as defined herein) as of, and accrued interest, if any,
                                  to, the date of redemption or purchase. There can be no
                                  assurance that the Company will have sufficient funds
                                  available when necessary to make any required repurchase.
                                  See "Description of the New Notes--Certain
                                  Covenants--Change of Control" and "--Optional Redemption."

Subsidiary Guarantees...........  The Company's obligations under the Notes are fully and unconditionally guaranteed on an unsecured, senior
                                  subordinated basis by (i) the Company's existing Domestic
                                  Subsidiaries (as defined herein) that upon issuance of the
                                  Old Notes guaranteed the Company's borrowings under the
                                  Credit Facility (as defined
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                                       12

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                                  herein) and (ii) other Material Domestic Subsidiaries (as
                                  defined herein) that guarantee such borrowings (the "Note
                                  Guarantors"). See "Description of the New Notes--Certain
                                  Covenants--Future Note Guarantors." The Note Guarantees
                                  will be subordinated to all existing and future Guarantor
                                  Senior Indebtedness (as defined herein), including the
                                  Note Guarantors' obligations under the Credit Facility.

Ranking.........................  The Notes are unsecured, general obligations of the
                                  Company, subordinated in right of payment to all existing
                                  and future Senior Indebtedness of the Company. The Notes
                                  rank PARI PASSU in right of payment with all other
                                  existing and future Senior Subordinated Indebtedness (as
                                  defined herein) of the Company, and will be senior in
                                  right of payment to all future Subordinated Obligations
                                  (as defined herein) of the Company. The Notes also will be effectively subordinated to all secured indebtedness of
                                  the Company to the extent of the value of the assets
                                  securing such indebtedness. The Notes will be effectively
                                  subordinated to all existing and future creditors
                                  (including trade creditors) of the Company's subsidiaries
                                  other than the Note Guarantors. As of July 25, 1998, the
                                  aggregate amount of Senior Indebtedness was $785.0
                                  million, all of which constituted Guarantor Senior
                                  Indebtedness. In addition, at July 25, 1998, the Note
                                  Guarantors had approximately $6.5 million of additional
                                  Guarantor Senior Indebtedness and the Company's
                                  Subsidiaries other than the Note Guarantors had
                                  approximately $4.1 million of indebtedness outstanding.
                                  See "Risk Factors--Substantial Indebtedness of the
                                  Company; Ability to Service Debt," "--Subordination of
                                  Notes and Note Guarantees," "--Structural Subordination"
                                  and "Description of the New Notes--Ranking."

Certain Covenants...............  The Indenture will contain certain covenants, including, but not limited to, covenants with respect to: (i)
                                  limitation on indebtedness; (ii) limitation on restricted
                                  payments; (iii) limitation on dividends and other payment
                                  restrictions affecting restricted subsidiaries; (iv)
                                  limitation on asset dispositions; (v) limitation on
                                  transactions with affiliates; (vi) limitation on liens;
                                  and (vii) restrictions on mergers, consolidations and the
                                  transfer of all or substantially all of the assets of the
                                  Company to another person. However, these limitations will be subject to a significant number of important
                                  qualifications and exceptions. See "Description of the New
                                  Notes--Certain Covenants."

Listing.........................  The Notes have been designated eligible for trading on the
                                  PORTAL Market. Application has been made to list the Notes on the Luxembourg Stock Exchange.

Book-Entry; Delivery and Form...  New Notes exchanged for Old Notes will be represented by one or more permanent global New Notes in definitive,
                                  fully registered form, deposited with a custodian for, and registered in the name of a nominee of, The Depository
                                  Trust Company ("DTC"). Beneficial interests in such
                                  permanent global New Notes will be shown on,
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                                       13

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                                  and transfers thereof will be effected through, records
                                  maintained by DTC and its participants.

Governing Law...................  The Indenture and the Notes will be governed by the laws of the State of New York.

Trustee and Registrar...........  State Street Bank and Trust Company

Principal Paying Agent..........  State Street Bank and Trust Company

Paying Agent and Transfer Agent
  in Luxembourg.................  State Street Bank Luxembourg, S.A.

Listing Agent in Luxembourg.....  Kredietbank, S.A. Luxembourgeoise


                              RECENT DEVELOPMENTS



    Stockholders purporting to represent a class composed of public stockholders who purchased shares of U.S. Office Products between June 5, 1997 and September 2, 1998 have filed actions in the United States District Court for the Southern District of New York. The actions name the Company, Jonathan Ledecky and Sands Brothers & Co., Ltd. as defendants, and claim that the defendants made misstatements, failed to disclose material information and otherwise violated Sections 10(b) and 14 of the Securities Exchange Act of 1934 and Rule 10b-5 and 14a-9 thereunder in connection with the Strategic Restructuring Plan. The complaints seek declaratory relief, unspecified money damages and attorneys fees. The Company intends to vigorously contest these actions.



    The Company has entered into tolling agreements with the sellers of two businesses that the Company acquired in the fall of 1997 and that were spun off in the Strategic Restructuring Plan. In addition, the Company has been advised of the filing of a complaint by the sellers of a third business (which has not been served). These disputes generally relate to events surrounding the Company's Strategic Restructuring Plan. The Company believes that if claims are asserted against the Company, some or all of such claims would be subject to indemnification under the terms of the Distribution Agreement between the Company and the Spin-Off Companies that was executed in connection with the Strategic Restructuring Plan. The Company does not presently anticipate that these situations will materially and adversely affect the Company.


                                  RISK FACTORS

    SEE "RISK FACTORS" IMMEDIATELY FOLLOWING THIS SUMMARY, FOR A DISCUSSION OF CERTAIN FACTORS RELATING TO THE COMPANY, ITS BUSINESS AND AN INVESTMENT IN THE NOTES.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA


    The following table sets forth selected financial data of the Company for the five years ended April 25, 1998 and the three months ended July 26, 1997 and July 25, 1998. The selected statement of operations data and selected statement of cash flows data for the fiscal years ended April 30, 1996, April 26, 1997, and April 25, 1998 and the selected balance sheet data as of April 26, 1997 and April 25, 1998 have been derived from the Company's consolidated financial statements that have been audited by PricewaterhouseCoopers LLP and that appear in the Company's Annual Report on Form 10-K. The PricewaterhouseCoopers LLP report on the financial statements is based in part on the reports of other independent accountants, which appear in the Company's Annual Report on Form 10-K. The selected statement of operations data and selected statement of cash flows data for the fiscal year ended April 30, 1995 and the selected balance sheet data as of April 30, 1996 have been derived from the Company's consolidated financial statements that have been audited by PricewaterhouseCoopers LLP not included or incorporated elsewhere in this Prospectus. The selected statement of operations data for the fiscal year ended April 30, 1994, and the selected balance sheet data as of April 30, 1994 and 1995 have been derived from unaudited combined financial statements of the Company not included or incorporated elsewhere in this Prospectus. The selected statement of operations data and selected statement of cash flows data for the three months ended July 26, 1997 and July 25, 1998 and the selected balance sheet data as of July 25, 1998 have been derived from unaudited consolidated financial statements of the Company, which appear in the Company's Quarterly Report on Form 10-Q, which has been incorporated by reference into this Prospectus.


                FIVE YEAR SUMMARY OF SELECTED FINANCIAL DATA(1)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                  FISCAL YEAR ENDED                     THREE MONTHS ENDED
                                -----------------------------------------------------  --------------------
                                APRIL 30,  APRIL 30,  APRIL 30,  APRIL 26,  APRIL 25,  JULY 26,   JULY 25,
                                  1994       1995       1996       1997       1998       1997       1998
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
STATEMENT OF OPERATIONS DATA:
Revenues......................  $ 523,755  $ 658,494  $1,061,528 $2,115,954 $2,611,740 $ 614,814  $ 651,949
Cost of revenues..............    377,494    485,955    789,436  1,518,287  1,884,892    444,032    474,285
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Gross profit................    146,261    172,539    272,092    597,667    726,848    170,782    177,664
Selling, general, and
  administrative expenses.....    132,320    152,176    231,569    488,215    591,463    142,865    148,822
Amortization expense..........        733        801      2,711     12,416     19,938      4,115      5,959
Non-recurring acquisition
  costs.......................                            8,057      8,001
Strategic Restructuring Plan
  costs.......................                                                                       97,503
Operating Restructuring
  costs.......................                              682      4,201      6,187                 8,726
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Operating income............     13,208     19,562     29,073     84,834    109,260     23,802    (83,346)
Interest expense..............      2,519      3,401      8,132     36,047     37,837      8,467     18,888
Interest income...............       (411)      (675)    (3,506)    (6,857)    (1,853)      (582)      (366)
Other income..................     (1,315)    (1,456)      (684)    (4,233)    (7,146)    (1,383)      (410)
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) from continuing
  operations before provision
  for (benefit from) income
  taxes and extraordinary
  items.......................     12,415     18,292     25,131     59,877     80,422     17,300   (101,458)
Provision for (benefit from)
  income taxes................      1,727      2,800      6,032     27,939     36,946      8,265    (17,915)
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) from continuing
  operations before
  extraordinary items.........     10,688     15,492     19,099     31,938     43,476      9,035    (83,453)
Income (loss) from
  discontinued operations, net
  of income taxes (2).........     10,953     15,675     15,778     26,800     23,712     10,951     (1,294)
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) before
  extraordinary items.........     21,641     31,167     34,877     58,738     67,188     19,986    (84,837)
Extraordinary items--losses on
  early terminations of debt
  instruments, net of income
  taxes.......................                              701      1,450                              269
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income (loss).............  $  21,641  $  31,167  $  34,176  $  57,288  $  67,188  $  19,986  $ (85,106)
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                                  FISCAL YEAR ENDED                     THREE MONTHS ENDED
                                -----------------------------------------------------  --------------------
                                APRIL 30,  APRIL 30,  APRIL 30,  APRIL 26,  APRIL 25,  JULY 26,   JULY 25,
                                  1994       1995       1996       1997       1998       1997       1998
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
Per share amounts(3):
  Basic:
    Income (loss) from
      continuing operations
      before extraordinary
      items...................  $    0.97  $    1.36  $    1.13  $    1.42  $    1.45  $    0.34  $   (2.38)
    Income (loss) from
      discontinued
      operations..............       0.99       1.38       0.93       1.19       0.80       0.41      (0.04)
    Extraordinary items.......                            (0.04)     (0.06)                           (0.01)
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
    Net income (loss).........  $    1.96  $    2.74  $    2.02  $    2.55  $    2.25  $    0.75  $   (2.43)
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Diluted:
    Income (loss) from
      continuing operations
      before extraordinary
      items...................  $    0.97  $    1.36  $    1.12  $    1.39  $    1.43  $    0.33  $   (2.38)
    Income (loss) from
      discontinued
      operations..............       0.99       1.37       0.92       1.17       0.77       0.41      (0.04)
    Extraordinary items.......                            (0.04)     (0.06)                           (0.01)
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income (loss).............  $    1.96  $    2.73  $    2.00  $    2.50  $    2.20  $    0.74  $   (2.43)
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------



                                                         FISCAL YEAR ENDED                         THREE MONTHS ENDED
                                     ---------------------------------------------------------  ------------------------
                                     APRIL 30,  APRIL 30,  APRIL 30,   APRIL 26,    APRIL 25,    JULY 26,     JULY 25,
                                     1994 (4)     1995       1996        1997         1998         1997         1998
                                     ---------  ---------  ---------  -----------  -----------  -----------  -----------
STATEMENT OF CASH FLOWS DATA:
EBITDA (5).........................             $  26,083  $  48,811   $ 133,138    $ 172,614    $  37,296    $  37,500
Net cash provided by (used in)
  operating activities.............                 7,741     19,246      15,812       83,562       25,821       (7,356)
Net cash used in investing
  activities.......................               (26,175)  (120,061)   (423,955)    (150,389)     (49,952)     (25,535)
Net cash provided by financing
  activities.......................                22,255    257,766     277,420       76,418       32,569       21,219
Net increase (decrease) in cash and
  cash equivalents.................                 7,190    158,537    (139,457)       7,995        6,008      (24,574)
                                                ---------  ---------  -----------  -----------  -----------  -----------
                                                ---------  ---------  -----------  -----------  -----------  -----------

OTHER INFORMATION:
Ratio of earnings to fixed charges
  (6)(7)...........................    2.3x       2.5x       1.9x        2.0x         2.3x         2.2x



                                              APRIL 30,  APRIL 30,   APRIL 30,   APRIL 26,  APRIL 25,   JULY 25
                                                1994       1995        1996        1997       1998       1998
                                              ---------  ---------  -----------  ---------  ---------  ---------
BALANCE SHEET DATA:
Working capital.............................  $  51,344  $  70,153   $ 274,124   $ 233,986  $  53,000  $ 389,746
Total assets................................    172,656    259,904     805,978   1,711,873  2,541,427  2,037,012
Long-term debt, less current portion........     15,112     18,841     176,230     380,209    382,174  1,200,016
Stockholders' equity........................     77,735    128,512     394,746     921,148  1,486,131    515,248
                                              ---------  ---------  -----------  ---------  ---------  ---------
                                              ---------  ---------  -----------  ---------  ---------  ---------


------------------------
(1) As a result of the completion of the Strategic Restructuring Plan in June 1998, the Company expects that future results will differ significantly from historical results. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Introduction" that appears in the Company's Annual Report on Form 10-K.


(2) The results of the Spin-Off Companies are reflected as discontinued operations for all periods presented in the Company's consolidated statement of operations.


(3) The per share amounts give effect to the one-for-four reverse stock split completed by the Company in June 1998 in conjunction with the Strategic Restructuring Plan.

(4) No statement of cash flows data has been provided for the fiscal year ended April 30, 1994.

(5) EBITDA represents earnings before interest, income taxes, depreciation, amortization, non-recurring acquisition costs, restructuring costs and extraordinary items. EBITDA is provided because it is a measure commonly used by analysts and investors to determine a company's ability to incur and service its debt. EBITDA is not a measurement of performance under generally accepted accounting principles ("GAAP") and should not be considered an alternative to net income as a measure of performance or to cash flow as a measure of liquidity. EBITDA is not necessarily comparable with similarly titled measures for other companies.

(6) In computing the ratio of earnings to fixed charges: (i) earnings are based on income from continuing operations before provision for income taxes and extraordinary items and fixed charges; and (ii) fixed charges consist of interest expense from continuing and discontinued operations, amortization of deferred financing costs and the estimated interest component of rent expense.


(7) As a result of the loss incurred during the three months ended July 25, 1998, the Company was unable to cover fixed charges by $101,458.

                                  RISK FACTORS

    IN ADDITION TO REVIEWING THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, HOLDERS OF THE OLD NOTES SHOULD REVIEW CAREFULLY THE FOLLOWING RISKS CONCERNING THE NEW NOTES AND THE COMPANY BEFORE TENDERING OLD NOTES FOR EXCHANGE.

SUBSTANTIAL INDEBTEDNESS OF THE COMPANY; ABILITY TO SERVICE DEBT


    The Company incurred substantial indebtedness in connection with the Strategic Restructuring Plan and related financing transactions and is highly leveraged. As a result, the Company's total indebtedness at July 25, 1998 was approximately $1,212.9 million. In addition, the Company has significant minimum lease payments due in future years. The Credit Facility and the Indenture governing the Notes each will permit the Company to incur additional indebtedness subject to certain limitations.


    The Company's high leverage could have material consequences to the Company, including, but not limited to, the following: (i) the Company's ability to obtain additional financing in the future for acquisitions, working capital, capital expenditures, general corporate or other purposes may be impaired or any such financing may not be available on terms favorable to the Company; (ii) a substantial portion of the Company's cash flow will be required for debt service and, as a result, will not be available for its operations and other purposes;
(iii) a substantial decrease in net operating cash flows or an increase in expenses could make it difficult for the Company to meet its debt service requirements or force it to modify its operations or sell assets; (iv) the Company's ability to withstand competitive pressures may be limited; and (v) the Company's level of indebtedness could make it more vulnerable to economic downturns, and reduce its flexibility in responding to changing business and economic conditions. In addition, the Company's borrowings under the Credit Facility are and will continue to be at variable rates of interest, which exposes the Company to the risk of increased interest rates. The Company's debt under the Credit Facility and any of the Convertible Subordinated Notes that remain outstanding and that have not been exchanged for Common Stock or purchased, will mature prior to the maturity date of the Notes. If the Company is unable to service its indebtedness, it may be forced to pursue one or more alternative strategies, such as selling assets, restructuring or refinancing its indebtedness, or seeking additional equity capital. The Company's management does not have experience to date operating a business with a substantial amount of leverage.


    Historically, the Company has funded its capital requirements by debt financings and the sale of Common Stock. Future sales of Common Stock may be subject to limitations on the number of shares the Company can issue without jeopardizing the tax-free treatment of the Distributions. See "--Potential Limitations on Stock Issuances." In addition, the agreements relating to the Credit Facility and the Indenture governing the Notes are expected to contain restrictions on the incurrence of additional indebtedness. See "--Restrictions Imposed by Terms of the Credit Facility" and "--Potential Liability for Taxes Related to the Distributions." The Company anticipates making capital expenditures of approximately $40.0 million in both fiscal 1999 and fiscal 2000, primarily to support the Company's DFC program, computer system upgrades, and maintenance of the Company's existing infrastructure. For the twelve months ended July 25, 1998, on a pro forma basis, the Company's EBITDA (including the Company's interest in the net income of Dudley) and interest expense would have been $187,228 million and $111,255 million, respectively. The Company believes that borrowings under the Credit Facility and cash flow from operations will be sufficient to fund the Company's planned capital expenditures and working capital and debt service requirements. The Company may require additional financing for future acquisitions and for further expansion of its operations. See "Business--Business Strategies." No assurance can be given that, in the event the Company were to require additional financing, such additional financing would be available on terms permitted by agreements relating to then existing indebtedness or otherwise satisfactory to the Company. Failure to obtain such financing could result in delays or abandonment of some or all of the Company's plans, which could limit the ability of the Company to meet its debt service obligations (including obligations with respect to the Notes) and could have a material adverse effect on its business.

    The ability of the Company to meet its debt service and other obligations (including compliance with financial covenants) will be dependent upon the future performance of the Company and its cash flow from operations, which will be subject to prevailing economic conditions and financial, business and other factors, certain of which are beyond the Company's control. These factors could include general economic conditions, operating difficulties, increased operating costs, product pricing pressures, potential revenue instability arising from cost savings initiatives or otherwise, labor relations, the response of competitors or customers to the Company's business strategy or projects and delays in implementation of the Company's business strategy.

SUBORDINATION OF NOTES AND NOTE GUARANTEES

    The Notes will be unsecured, senior subordinated obligations of the Company. The Notes will be subordinated in right of payment to all existing and future Senior Indebtedness of the Company, including all indebtedness under the Credit Facility. The Notes will rank PARI PASSU with all Senior Subordinated Indebtedness of the Company, if any (including ranking equally, as to indebtedness under the Credit Facility, with any Convertible Subordinated Notes that are not exchanged or purchased), and will rank senior to all Subordinated Obligations (as defined herein) of the Company, if any. The Notes also will be effectively subordinated to all secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness. By reason of such subordination, in the event of the insolvency, liquidation or other reorganization of the Company, the Senior Indebtedness must be paid in full before the principal of, premium, if any, or interest on the Notes may be paid. In addition, the obligations of the Company under the Credit Facility will be secured by substantially all of the assets of the Company and its domestic subsidiaries, including the capital stock of the domestic subsidiaries of the Company. If the Company becomes insolvent or is liquidated or if payment under the Credit Facility is accelerated, the lenders under the Credit Facility would be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to instruments governing such indebtedness. Accordingly, such lenders will have a prior claim on the Company's assets. In any such event, because the Notes will not be secured by any of the Company's assets, it is possible that there would be no assets remaining from which claims of the holders of such Notes could be satisfied, or, if any assets remained, such assets might be insufficient to satisfy such claims fully.

    In the event of a default in the payment of any Senior Indebtedness, the Company may not pay the principal of, premium, if any, or interest on the Notes unless and until such default has been cured or waived. In the event of any other default permitting the acceleration of Designated Senior Indebtedness (as defined herein), including indebtedness under the Credit Facility, where notice of such default has been given to the Company, the Company may not make any payment with respect to the Notes for 179 days or, if earlier, unless and until such default has been cured or waived. Upon any payment or distribution of assets of the Company upon a total or partial liquidation, dissolution, reorganization or similar proceeding, the holders of Senior Indebtedness will be entitled to receive payment in full before the holders of the Notes or other Senior Subordinated Indebtedness are entitled to receive any payment. See "Description of the New Notes--Ranking." The Company will also be permitted to issue additional Senior Indebtedness and Senior Subordinated Indebtedness under the Indenture.

    Each Note Guarantee (as defined herein) will be an unsecured, senior subordinated obligation of the relevant Note Guarantor. The obligations of each Note Guarantor under its Note Guarantee will be (i) subordinated in right of payment to all existing and future Guarantor Senior Indebtedness of such Note Guarantor, including the Note Guarantor's obligations under or relating to the Credit Facility, (ii) PARI PASSU in right of payment with all Guarantor Senior Subordinated Indebtedness (as defined herein) of such Note Guarantor, if any, and (iii) senior in right of payment to all Guarantor Subordinated Obligations (as defined herein), if any, of such Note Guarantor. The Note Guarantee of each Note Guarantor will also be effectively subordinated to all secured indebtedness of such Note Guarantor to the extent of the value of the assets securing such indebtedness. The terms on which each Note Guarantee will be subordinated to the prior payment in full of Guarantor Senior Indebtedness will be substantially identical to those described herein governing the subordination of the Notes to the prior payment in full of Senior Indebtedness.


    As of July 25, 1998, the aggregate amount of Senior Indebtedness was $785.0 million, all of which constituted Guarantor Senior Indebtedness. In addition, at July 25, 1998, the Note Guarantors had approximately $6.5 million of additional Guarantor Senior Indebtedness and the Company's Subsidiaries other than the Note Guarantors had approximately $4.1 million of indebtedness outstanding.


STRUCTURAL SUBORDINATION

    The Company conducts substantially all of its operations through various direct and indirect subsidiaries and therefore may be dependent in part on dividends or other distributions of funds from its subsidiaries to meet its debt service and other obligations, including obligations under the Credit Facility and the Notes. The rights of holders of the Notes to participate in the distribution of the assets of any subsidiary (other than a Note Guarantor) upon such subsidiary's liquidation or reorganization will be subject to the prior claims of such subsidiary's creditors, including trade creditors.

RESTRICTIONS IMPOSED BY TERMS OF THE CREDIT FACILITY

    The Credit Facility will impose significant operating and financial restrictions on the Company. Such restrictions will affect, and in many respects significantly limit or prohibit, among other things, the ability of the Company to incur additional indebtedness and certain types of indebtedness, create liens, engage in transactions with stockholders and affiliates, sell assets, issue capital stock of subsidiaries or engage in mergers or acquisitions. In addition, the Credit Facility requires that the Company maintain certain financial ratios. These restrictions could also limit the ability of the Company to effect future financings, make needed capital expenditures, withstand a future downturn in the Company's business or the economy in general, or otherwise conduct necessary corporate activities.

    The Company's ability to comply with the covenants and restrictions contained in the Credit Facility may be affected by events beyond its control, including prevailing economic, financial and industry conditions. There can be no assurance that the Company will be able to comply with such covenants or restrictions in the future. Failure by the Company or its subsidiaries to comply with these restrictions could lead to a default under the terms of such indebtedness, notwithstanding the ability of the Company to meet its payment obligations, and could lead to termination of the commitments of the lenders to make further extensions of revolving credit under the Credit Facility. In the event of a default, the holders of such indebtedness could elect to declare all such indebtedness to be due and payable, together with accrued and unpaid interest. In such event, a significant portion of the Company's other indebtedness (including the Notes) may become immediately due and payable and there can be no assurance that the Company would be able to make such payments or borrow sufficient funds from alternative sources to make any such payment. Even if additional financing could be obtained, there can be no assurance that it would be on terms that are acceptable to the Company. In addition, the pledge of substantially all of the Company's assets as collateral under the Credit Facility could impair the Company's ability to obtain financing on terms favorable to the Company. If the Company were unable to repay its indebtedness to the lenders under the Credit Facility, such lenders could proceed against the collateral securing such indebtedness, including substantially all of the Company's assets, and the Company could be prohibited from making any payments on the Notes. The Indenture will also contain a number of restrictive covenants relating to the Company. See "Description of the New Notes."

RISKS RELATED TO CHANGE IN STRATEGIC FOCUS AND BUSINESS AND GROWTH STRATEGIES

    The Company was founded in October 1994 and conducted no operations prior to the acquisition of its founding companies in February 1995. Since that time, the Company has grown primarily through an aggressive acquisition strategy. The Company is now transitioning into a new stage of development, less reliant on acquisitions and more focused on operational efficiencies, organic growth and improved profit margins. The Company's ability to achieve these objectives will depend on a number of factors, including its generation of increased revenues and margins in existing businesses through, among other things, expansion into new markets and additional "cross selling" activities; ability to continue to integrate existing operations and new acquisitions without substantial delays or other problems; and achievement of operating improvements and cost reductions, such as volume purchasing arrangements, consolidation of general and administrative functions and elimination of redundant facilities, and improvement of technology and operating and distribution systems. In particular, the Company's ability to achieve operating improvements will depend on successful implementation of its plans to establish DFCs in the United States. There can be no assurance that these efforts to achieve operating improvements will be successful or will result in anticipated levels of cost savings and efficiencies or growth in revenues and margins.

CHALLENGES OF BUSINESS INTEGRATION; RISKS RELATED TO ACQUISITIONS

    Historically, the Company has grown substantially through acquisitions. The Company's aggressive acquisition program has produced a significant increase in revenues, employees, facilities and distribution systems. While the Company's decentralized management strategy, together with operating efficiencies resulting from the elimination of duplicative functions and economies of scale, may present opportunities to reduce costs, such strategies may initially require additional costs and expenditures to expand operational and financial systems and corporate management administration. Because of the various costs and possible cost-savings strategies, historical operating results may not be indicative of future performance. There also can be no assurance that the pace of the Company's acquisitions will not adversely affect efforts to implement cost-savings and integration strategies and to manage operations and acquisitions profitably. Additionally, attempts to achieve economies of scale through cost cutting and lay-offs of existing personnel may, at least in the short term, have an adverse impact upon the Company. Delays in implementing planned integration and consolidation strategies, or the failure of such strategies to achieve anticipated cost savings, also could adversely affect the Company's results of operations and financial condition. In addition, there can be no assurance that the Company's management and financial controls, personnel, computer systems and other corporate support systems will be adequate to manage the increasing size and scope of its operations and its continuing acquisition activity.

    The Company intends to pursue selected acquisition opportunities; however, no assurance can be given that the Company will identify, finance and complete additional suitable acquisitions on acceptable terms, or that future acquisitions, if completed, will be successful. The Company will likely incur additional debt to finance any additional acquisitions. In addition, acquired companies may not achieve future revenues and profitability levels that justify the prices that the Company paid to acquire them. Acquisitions also may involve a number of risks that could have a material adverse effect on future operations and financial performance, including diversion of management's attention; unanticipated declines in revenues or profitability following acquisitions; difficulties with the retention, hiring and training of key personnel; risks associated with unanticipated business problems or legal liabilities; and the amortization of acquired intangible assets, such as goodwill.

HIGHLY COMPETITIVE MARKETS

    The Company operates in a highly competitive environment. It generally competes with a large number of smaller, independent companies, many of which are well-established in their markets. In addition, in the United States, the NAOPG competes with five large office products companies, each of which may have greater financial resources than the Company. Several of the Company's large competitors operate in many of its geographic and product markets, and other competitors may choose to enter its geographic and product markets in the future. In addition, as a result of this competition, the Company may lose customers or have difficulty acquiring new customers. As a result of competitive pressures in the pricing of products, the Company's revenues or margins may decline. The highly leveraged nature of the Company after the transactions related to the Strategic Restructuring Plan and the Financing Transactions could limit the Company's ability to continue to make necessary or desirable investments or capital expenditures to compete effectively and to respond to market conditions.

    The Company faces significant competition to acquire additional businesses as the office products industry undergoes continuing consolidation. Competition is expected to increase in the domestic and international markets that the Company serves or is planning to enter as consolidation occurs (or accelerates) in those markets. A number of the Company's major competitors are actively pursuing acquisitions on a global basis.

FOREIGN OPERATIONS; EXCHANGE RATE FLUCTUATIONS

    Management intends to continue to focus significant attention and resources on international operations and expects foreign revenues to continue to represent a significant portion of the Company's total revenues. The factors described in this "Risk Factors" section that apply to the Company's domestic operations generally may also affect the Company's foreign operations. In addition, the Company's foreign operations are subject to a number of other risks, including fluctuations in currency exchange rates; new and different legal and regulatory requirements in local jurisdictions; tariffs and trade barriers; potential difficulties in staffing and managing local operations; credit risk of local customers and distributors; potential difficulties in protecting intellectual property; potential imposition of restrictions on investments; potentially adverse tax consequences, including imposition or increase of withholding and other taxes on remittances and other payments by subsidiaries; and local economic, political and social conditions, including the possibility of hyper-inflationary conditions, in certain countries. There can be no assurance that one or a combination of these factors will not have a material adverse impact on the Company's ability to maintain or increase its foreign revenues or on its business, financial condition or results of operations.

    Over 33% of consolidated revenues for the fiscal year ended April 25, 1998 were generated from the Company's international operations and are denominated in currencies other than United States dollars. The Company's results of operations have been and may continue to be impacted by the translation of the international operations' functional currencies into United States dollars. Devaluation has adversely affected the return on the Company's investment in its New Zealand and Australian operations. If exchange rates stabilize at current rates or continue to decline, the Company's return on assets and equity from its New Zealand and Australian operations will continue to be depressed. The Company expects that it will incur additional costs with respect to accessing cash flows from international operations, including such items as New Zealand and Australian withholding taxes and other taxes and foreign currency hedging costs. In addition, the Company's results of operations could be further impacted by fluctuations in the New Zealand and Australian exchange rates as a result of the structure of certain financing alternatives currently being evaluated by the Company.

    Substantially all of the Company's indebtedness is denominated in U.S. dollars. As a result, declines in the value of the currencies in which the Company's revenues from international operations are generated relative to the value of the U.S. dollar may materially adversely affect the Company's business, financial condition and results of operations and the ability of the Company to meet its obligations under the Notes.

RISKS RELATING TO DEPENDENCE OF MAIL BOXES ETC. ON BUSINESS OF UPS AND FRANCHISE
  RELATIONSHIPS

    Various factors may affect MBE's business. The United Parcel Service ("UPS") is a key vendor for MBE. The Company estimates that a significant percentage of the gross revenues of a typical MBE retail center in the United States is attributable to services provided by UPS. If UPS were to raise its prices to MBE or otherwise materially adversely change the terms on which it provides shipping services for MBE retail centers or if UPS cannot provide service or provides limited services as it did during a 1997 strike by its employees, the revenues of MBE could be materially and adversely affected. MBE conducts its business principally through franchisees or licensees, with the result that MBE has limited control over franchisee operations and is subject to significant government regulation of its legal relationships with franchisees that limits the control that MBE has over its franchisees. MBE also faces growing competition from the United States Postal Service as it establishes postal service centers located in shopping centers and other locations to compete against MBE and other similar retail service centers.

RELIANCE ON KEY PERSONNEL

    The Company's operations will depend on the continued efforts of its senior executive officers, including Thomas Morgan, President and Chief Executive Officer, and the senior management of certain of its subsidiaries. If any of these individuals becomes unable to continue in his or her present role, or if the Company is unable to attract and retain other skilled employees, its business could be adversely affected. The Company intends to obtain key person life insurance covering Thomas Morgan, but does not intend to obtain key person life insurance covering any other members of senior management.

INTANGIBLE ASSETS


    As of July 25, 1998, approximately $903.3 million, or 44.3% of the Company's total assets, represented intangible assets, the substantial majority of which was goodwill. As a result, a substantial portion of the value of the Company's assets may not be available to repay creditors in the event of a bankruptcy or dissolution of the Company. As a result of the Equity Tender Offer and the Distributions, the Company will be precluded from completing business combinations under the pooling-of-interests accounting method for a period of up to nine months. Any business combinations that the Company completes during this period will have to be accounted for under the purchase method. As a result, the amount of goodwill reflected on the Company's balance sheet will increase to the extent that the Company acquires additional companies under the purchase method of accounting.


ABILITY OF INVESTOR TO INFLUENCE MANAGEMENT

    As part of the Strategic Restructuring Plan, Investor acquired shares amounting to 24.9% of the outstanding shares of the Common Stock after giving effect to the Equity Tender Offer and to the issuance of such shares. Investor also acquired various warrants that give it the right to acquire additional shares of Common Stock in the future that in certain circumstances could increase its ownership to as much as 39.9% of the Common Stock (if no currently outstanding stock options are exercised). Investor has, among other things, the right (subject to certain conditions) to nominate three of the nine members of the Company's Board of Directors (the "Board"), including the Chairman of the Board. Investor will retain this right until Investor's level of ownership of Common Stock declines by more than one-third. In addition, certain Board decisions are subject to super-majority voting provisions that, in certain circumstances, may require the concurrence of at least one director nominated by Investor. The super-majority voting provisions require the affirmative vote of three-fourths of the Board for certain decisions such as the sale of certain equity securities; any merger, tender offer involving the Company's equity securities or sale, lease or disposition of all or substantially all of the Company's assets or other business combination involving the Company; any dissolution or partial liquidation of the Company; and certain changes to the Company's charter and by-laws. These super-majority Board voting requirements may give Investor the ability to block the approval of certain actions requiring the super-majority vote of the Board. In addition, Investor's significant ownership of the Common Stock may permit Investor to influence significantly matters requiring the approval of the Company's stockholders.

POTENTIAL LIABILITY FOR CERTAIN LIABILITIES OF THE SPIN-OFF COMPANIES

    As part of the Strategic Restructuring Plan, the Spin-Off Companies agreed to indemnify the Company for certain liabilities that the Company could incur relating to the Distributions, the operations of the Spin-Off Companies and other matters. There can be no assurance that the Spin-Off Companies will be able to satisfy any such indemnities, and the Company may therefore incur such liability even if it arose out of the activities of the Spin-Off Companies. If in the future the Spin-Off Companies are unable to satisfy these obligations, the Company and its ability to meet its obligations on the Notes could be adversely affected. In addition, the Company will indemnify Investor and its affiliates against losses resulting from any of the Spin-Off Companies failing to satisfy their obligations to the Company.

POTENTIAL LIABILITY FOR TAXES RELATED TO THE DISTRIBUTIONS

    Wilmer, Cutler & Pickering delivered an opinion (the "Spin-Off Opinion") stating that for U.S. federal income tax purposes, the Distributions qualify as tax-free spin-offs under Section 355 of the Internal Revenue Code of 1986, as amended (the "Code"), and are not taxable under Section 355(e) of the Code. The Spin-Off Opinion is based on the accuracy as of the time of the Distributions of factual representations made by the Company, the Spin-Off Companies and Investor, and certain other information, data, documentation and other materials that Wilmer, Cutler & Pickering deemed necessary.

    The Spin-Off Opinion represents Wilmer, Cutler & Pickering's best judgment of how a court would rule. However, the Spin-Off Opinion is not binding upon either the Internal Revenue Service ("IRS") or any court. A ruling has not been, and will not be, sought from the IRS with respect to the U.S. federal income tax consequences of the Distributions. Accordingly, the IRS and/or a court could reach a conclusion that differs from the conclusions in the Spin-Off Opinion.

    If a Distribution failed to qualify as a tax-free spin-off under Section 355 or were taxable under Section 355(e), the Company would recognize gain equal to the difference between the fair market value of the Spin-Off Company's common stock on the effective date of the Distribution (the "Distribution Date") and the Company's adjusted tax basis in the Spin-Off Company's common stock on the Distribution Date. If the Company were to recognize gain on one or more Distributions, such gain would likely be substantial.

POTENTIAL LIMITATIONS ON STOCK ISSUANCES

    Certain limitations under Section 355 of the Code may restrict the Company's ability to issue capital stock after the Distributions. These limitations will generally prevent the Company from issuing capital stock to the extent the issuance is part of a plan or series of related transactions that includes one or more of the Distributions and pursuant to which one or more persons acquire capital stock of the Company that represents 50% or more of the voting power or 50% or more of the value of the Company's capital stock. These limitations may restrict the Company's ability to undertake transactions involving issuances of capital stock of the Company that management otherwise believes would be beneficial.

FRAUDULENT TRANSFER CONSIDERATIONS

    The incurrence of indebtedness by the Company and the Note Guarantors, such as the Notes and the Note Guarantees, may be subject to review under federal or state fraudulent transfer laws in the event that the Company or any Note Guarantor is the subject of a bankruptcy filing or lawsuit commenced by or on behalf of unpaid creditors of the Company or such Note Guarantor. Under such laws, if a court in a lawsuit by a creditor or a representative of creditors of the Company or any Note Guarantor, such as a trustee in bankruptcy, were to find that, at the time the Company or such Note Guarantor incurred indebtedness, including indebtedness under the Notes or the relevant Note Guarantee, the Company or such Note Guarantor (i) was insolvent or rendered insolvent thereby,
(ii) was engaged in a business or transaction for which its remaining assets constituted an unreasonably small amount of capital, (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay as they matured, or (iv) intended to hinder, delay or defraud current or future creditors and, in the case of clauses (i), (ii) and (iii), that the Company or such Note Guarantor did not receive reasonably equivalent value or fair consideration for incurring such indebtedness, such court could avoid or subordinate the amounts owing under the Notes or the relevant Note Guarantee to presently existing and future indebtedness of the Company or such Note Guarantor and take other actions detrimental to the Holders of the Notes.

    If a court were to find that the Company or such Note Guarantor came within any of clauses (i) through (iv) above, the Company or such Note Guarantor, or its creditors or the trustee in bankruptcy, could seek to avoid the grant of security interests to the lenders under the Credit Facility. This would result in an event of default with respect to indebtedness incurred under the Credit Facility which, under the terms of such indebtedness (subject to applicable law), would allow the lenders to terminate their obligations thereunder and to accelerate payment of such indebtedness.

    The measure of insolvency for purposes of the foregoing will vary depending upon the law of the jurisdiction which is being applied. Generally, however, a company would be considered insolvent for purposes of the foregoing if, at the time it incurred the indebtedness, (i) the sum of such company's debts including contingent liabilities is greater than all such company's property at a fair valuation, (ii) the present fair saleable value of such company's assets is less than the amount that will be required to pay its probable liability on its existing debts and liabilities (including contingent liabilities) as they become absolute and matured or (iii) the company incurred obligations beyond its ability to pay as such obligations become due. There can be no assurance as to what standards a court would use to determine whether the Company or a Note Guarantor was solvent at the relevant time, or whether, whatever standards were to be used, the Notes or the Note Guarantees would not be avoided or further subordinated on another of the grounds set forth above. In rendering their opinions in connection with the initial borrowing under the Credit Facility, counsel for the Company and the Note Guarantors and counsel for the lenders will not express any opinion as to the applicability of federal or state fraudulent transfer and conveyance laws. Moreover, any solvency analysis conducted in connection with the Strategic Restructuring Plan would not be binding on a court and there can be no assurance that a court would not determine that the Company or a Note Guarantor was insolvent at the time of or after giving effect to the Strategic Restructuring Plan.

    The Company believes that at the time the indebtedness constituting the Notes and the Note Guarantees will be incurred initially by the Company and the Note Guarantors, each of the Company and the Note Guarantors (i) will be (a) neither insolvent nor rendered insolvent thereby, (b) in possession of sufficient capital to run its respective business effectively and (c) incurring debts within its respective ability to pay as the same mature or become due and
(ii) will have sufficient assets to satisfy any probable money judgment against it in any pending action. In reaching the foregoing conclusions, the Company has relied upon its analyses of internal cash flow projections and estimated values of assets and liabilities of the Company and the Note Guarantors. There can be no assurance, however, that a court passing on such questions would reach the same conclusions.

CHANGE OF CONTROL

    The Indenture provides that, under certain conditions upon the occurrence of a Change of Control Triggering Event, the Company will be required to make an offer to purchase all or any part of the Notes at a price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. The Credit Facility will generally prohibit the Company from so repurchasing any Notes and will also provide that certain change of control events with respect to the Company will constitute a default thereunder. Any future agreements or other agreement relating to Senior Indebtedness to which the Company becomes a party may contain similar provisions. If the Company does not repay or refinance borrowings having such provisions or otherwise obtain consent to purchase the Notes under such agreements, any resulting failure to offer to purchase or to purchase Notes would constitute an Event of Default (as defined herein) under the Indenture. If, as a result thereof, a default occurs with respect to any Senior Indebtedness, the subordination provisions in the Indenture would likely restrict payments to the holders of the Notes. Moreover, the exercise by the Holders of their right to require the Company to repurchase the Notes could cause a default under such agreements, even if the Change of Control Triggering Event itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the Holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See "Description of the New Notes--Change of Control," "--Ranking."

YEAR 2000 COMPLIANCE


    The Company has commenced a process to assess Year 2000 compliance of its systems and the systems of major vendors and third party service providers, and to remediate any non-compliance of its systems. The Company's process involves the following three phases:



        PHASE ONE--INVENTORY AND PLANNING. The Company completed this phase in May 1998. In this phase, the Company inventoried all hardware and software that potentially is susceptible to Year 2000 problems, prepared plans for assessing compliance and for completing remediation, and prepared vendor and supplier compliance surveys.



        PHASE TWO--ASSESSMENT. In this phase, the Company is assessing which of its systems are Year 2000 compliant, obtaining compliance statements from hardware and software vendors, supply manufacturers and service trading partners, and planning for remediation of non-compliant systems. The Company expects to complete this phase in November 1998.



        PHASE THREE--REMEDIATION AND TESTING. In this phase, the Company will deploy plans for elimination, upgrade, replacement or modification of non-compliant systems and test compliance. The Company has scheduled completion of this phase for July 1999.



    The Company's Trinity system, which is the core operations system for its NAOPG operations, is Year 2000 compliant. The Company is installing this system throughout its NAOPG operations, but does not expect to complete installation before the end of 1999. Therefore, the Company is assessing the compliance of systems used by its NAOPG operating subsidiaries. The Company has determined that some of the systems used by its NAOPG subsidiaries are not currently Year 2000 compliant, but the Company believes that it is highly likely that these systems will be made compliant without material expense by the middle of 1999. The Company has determined that the systems used by its MBE operations are 80% compliant and MBE is in the process of reprogramming the balance of the systems. The Company believes that this process will be completed without material expense. The Company also expects that systems used by the Blue Star Group in New Zealand will be compliant within a safe time frame and without material expense. An initial assessment of the systems of Dudley Stationery Limited, the Company's UK affiliate, indicates that there are no significant Year 2000 issues within that system.



    The Company's assessment plan includes assessment of Year 2000 compliance of non-information technology (non-IT) components, including the Company's bindery machinery, coffee roasting facilities, office furniture manufacturing facilities, security systems, credit card processing devices and freight elevators. The Company believes there are no significant uses of micro-processing oriented equipment within its manufacturing systems and will complete assessment of other non-IT components by November 1998.



    The Company has received compliance statements from approximately 77% of its supply vendors. Based on these statements, the Company believes that 95% of supply vendors who have responded will be Year 2000 compliant by the end of June 1999. The Company has identified eight vendors as fitting a "concerned" profile due to late compliance dates or because responses indicate some possibility of poor planning. The Company is working with each of these vendors to remediate these concerns.



    If the Company fails to achieve Year 2000 compliance in all its systems, the Company could lose the ability to process certain of its customers' orders until compliance is achieved or a means to work around the failure is implemented. The Company's systems are not now uniform across all operations and the Company does not expect uniformity by the end of 1999. Therefore, any failure would not be system wide. The Company believes that in a worst case scenario, at most 20% of its orders would be affected. A failure to fill orders would not, however, necessarily result in a complete loss of the order. An order could be filled through alternative methods within a relatively short period. Nevertheless, any disruption in order fulfillment could result in some loss of revenue. If this disruption is the result of noncompliance that is greater than anticipated, the loss of revenue could be material. The Company intends to establish by the middle of 1999 contingency plans to deal with possible failures in order fulfillment systems or other systems.



    The Company's assessment and remediation of Year 2000 compliance issues has a budget of less than $1.0 million, and expenses have been less than expected. The Company does not currently expect that future expenses for assessment or remediation will be material.


ABSENCE OF PUBLIC TRADING MARKET FOR THE NEW NOTES

    There is no public market for the New Notes. Application has been made to list the New Notes on the Luxembourg Stock Exchange and the Company does not intend to apply for listing of the Notes on any other national securities exchange or for quotation of the New Notes through the Nasdaq Stock Market. The Company has been advised by the Placement Agents that the Placement Agents intend to make a market in the New Notes; however, they are under no obligation to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the New Notes or that an active public market will develop. If an active public market does not develop or is not maintained, the market price and liquidity of the New Notes may be adversely affected.

CONSEQUENCES OF A FAILURE TO EXCHANGE OLD NOTES

    The Old Notes have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Notes which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Notes that remain outstanding will not be entitled to any rights to have such Old Notes registered under the Securities Act or to any similar rights under the Registration Rights Agreement and will not be entitled to an increased interest rate. See "Description of the Old Notes--Registration Rights." The Company does not intend to register under the Securities Act any Old Notes that remain outstanding after consummation of the Exchange Offer.

    To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Notes could be adversely affected. In addition, although the Old Notes have been designated for trading in the Private Offerings, to the extent that Old Notes are tendered and accepted in connection with the Exchange Offer, any trading market for Old Notes that remain outstanding after the Exchange Offer could be adversely affected.

    Notes not tendered in the Exchange Offer shall bear interest at the rate of 9 3/4% and be subject to all of the terms and conditions specified in the Indenture and to the transfer restrictions described in "Description of the Old Notes--Transfer Restrictions."

                                USE OF PROCEEDS

    The Company will not receive any cash proceeds from the issuance of the New Notes offered hereby. The New Notes will be exchanged for Old Notes of like principal amount. Old Notes that are exchanged will be retired and canceled. The net proceeds from the placement of the Old Notes, which were approximately $385.7 million, were used, together with the proceeds of borrowings under the Credit Facility and the proceeds of the Equity Investment, to refinance existing debt, to pay the purchase price of the Equity Tender Offer and to pay other fees and expenses incurred in connection with the Strategic Restructuring Plan and the Financing Transactions.

                                 CAPITALIZATION


    The following table sets forth the capitalization of the Company at July 25, 1998. This table should be read in conjunction with the historical consolidated financial statements and the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" that appear in the Company's Annual Report on Form 10-K and the Company's Quarterly Report on Form 10-Q that are incorporated by reference into this Prospectus and the unaudited pro forma combined financial statements of the Company and the related notes thereto that appear elsewhere in this Prospectus.



                                                                                                     JULY 25, 1998
                                                                                                     -------------
                                                                                                          (IN
                                                                                                      THOUSANDS)
Credit Facility....................................................................................   $   785,000
2001 Notes.........................................................................................        12,761
2003 Notes.........................................................................................         4,614
The Notes..........................................................................................       400,000
Other debt(1)......................................................................................        10,564
                                                                                                     -------------
  Total debt.......................................................................................     1,212,939
                                                                                                     -------------
Stockholders' equity:
  Preferred stock, $0.001 par value, 500,000 shares authorized; none outstanding...................
  Common stock, $0.001 par value, 500,000,000 shares authorized, 36,686,119 shares issued,
    36,517,184 shares outstanding, and 168,935 shares held in treasury.............................            37
  Additional paid-in capital.......................................................................       677,851
  Accumulated other comprehensive loss.............................................................      (148,430)
  Retained deficit.................................................................................       (14,210)
                                                                                                     -------------
    Total stockholders' equity.....................................................................       515,248
                                                                                                     -------------
      Total capitalization.........................................................................   $ 1,728,187
                                                                                                     -------------
                                                                                                     -------------


------------------------


(1) Other debt includes $6,464 of Guarantor Senior Indebtedness and $4,114 of indebtedness of the Company's other subsidiaries.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT

    In connection with the sale of the Old Notes, the Company entered into the Registration Rights Agreement with the Placement Agents, pursuant to which the Company agreed, among other things, to use its best efforts to file under the Securities Act a registration statement relating to an offer to exchange the Old Notes for New Notes with terms identical in all material respects (except as described below) and to have such Registration Statement remain effective until the closing of the Exchange Offer. A copy of the Registration Rights Agreement is incorporated in the Registration Statement of which this Prospectus is a part. The Exchange Offer is being made to satisfy the contractual obligations of the Company under the Registration Rights Agreement. The approval of Federal or State authorities is not required for consummation of the Exchange Offer.

    The Old Notes provide, among other things, that in the event the Exchange Offer is not consummated and a Shelf Registration Statement is not declared effective on or prior to December 10, 1998 the annual interest rate of the Old Notes shall increase by (a) prior to the 91st day after December 10, 1998, .25% per annum and (b) thereafter, .50% per annum until the Exchange Offer is consummated or the Shelf Registration Statement is declared effective. See "Description of the Old Notes--Registration Rights." The form and terms of the New Notes are identical in all material respects to the form and terms of the Old Notes except that the New Notes have been registered under the Securities Act and therefore will not contain terms with respect to transfer restrictions and will not provide for an increase in interest payments or other distributions thereon as a consequence of a failure to take certain actions in connection with their registration under the Securities Act.

    The Exchange Offer is not being made to, nor will the Company accept tenders for exchange from, holders of Old Notes in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

    Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Notes are held of record by The Depository Trust Company who desires to deliver such Old Notes by book-entry transfer at The Depository Trust Company.

TERMS OF THE EXCHANGE

    The Company hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $400,000,000 aggregate principal amount of New Notes for a like aggregate principal amount of Old Notes properly tendered on or prior to the Expiration Date (as defined below) and not properly withdrawn in accordance with the procedures described below. The Company will issue, promptly after the Expiration Date, an aggregate principal amount of up to $400,000,000 of New Notes in exchange for a like principal amount of outstanding Old Notes tendered and accepted in connection with the Exchange Offer. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered. As of the date of this Prospectus $400,000,000 aggregate principal amount of the Old Notes is outstanding.

    Holders of Old Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Notes that are not tendered for, or are tendered but not accepted in connection with the Exchange Offer, will remain outstanding and be entitled to the benefits of the Indenture, but will not be entitled to any further registration rights under the Registration Rights Agreement. See "Risk Factors-- Consequences of a Failure to Exchange Old Notes" and "Description of the Old Notes--Registration Rights." If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date, or, if such unaccepted Old Notes are uncertificated, such securities will be returned, without expense to the tendering holder thereof promptly after the Expiration Date via book entry transfer.

    Each Holder who tenders Old Notes pursuant to the Exchange Offer will be required to pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Old Notes. The Company will generally pay all other fees and expenses in connection with the registration statement for the Exchange Offer. See "--Fees and Expenses."

    THE BOARD OF DIRECTORS OF THE COMPANY DOES NOT MAKE ANY RECOMMENDATION TO HOLDERS OF OLD NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD NOTES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS


    The term "Expiration Date" means 5:00 p.m., New York City time, on December 7, 1998 unless the Exchange Offer is extended by the Company (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). The Company expressly reserves the right in its sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Notes for exchange, (ii) to terminate the Exchange Offer (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Notes tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Notes to withdraw their tendered Old Notes as described under "--Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, or if the Company waives a material condition of the Exchange Offer, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes, and the Company will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.


    Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company may choose to make any public announcement and subject to applicable law, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE OR EXCHANGE AND ISSUANCE OF NEW NOTES

    Upon the terms and subject to the conditions of the Exchange Offer, the Company will exchange, and will issue to the Exchange Agent, New Notes for Old Notes validly tendered and not withdrawn (pursuant to the withdrawal rights described under "--Withdrawal Rights") promptly after the Expiration Date. In all cases, delivery of New Notes in exchange for Old Notes tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Old Notes or a book-entry confirmation of a book-entry transfer of Old Notes into the Exchange Agent's account at The Depository Trust Company ("DTC"), (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and (iii) any other documents required by the Letter of Transmittal.

    The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Notes into the Exchange Agent's account at DTC.

    Subject to the terms and conditions of the Exchange Offer, the Company will be deemed to have accepted for exchange, and thereby exchanged, Old Notes validly tendered and not withdrawn as, if and when the Company gives oral or written notice to the Exchange Agent of the Company's acceptance of such Old Notes for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Company for the purpose of receiving tenders of Old Notes, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Notes, Letters of Transmittal and related documents and transmitting New Notes to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Notes tendered pursuant to the Exchange Offer is delayed (whether before or after the Company's acceptance for exchange of Old Notes) or the Company extends the Exchange Offer or is unable to accept for exchange or exchange Old Notes tendered pursuant to the Exchange Offer, then, without prejudice to the Company's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Company and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Notes and such Old Notes may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

    Pursuant to the Letter of Transmittal, a holder of Old Notes will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Notes, that the Company will acquire good, marketable and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances, and that the Old Notes tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Notes tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING OLD NOTES

    VALID TENDER. Except as set forth below, in order for Old Notes to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the Exchange Agent at its address set forth under "--Exchange Agent," and either (i) tendered Old Notes must be received by the Exchange Agent, or (ii) such Old Notes must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

    If less than all of the Old Notes delivered are tendered for exchange, a tendering holder should fill in the amount of Old Notes being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

    THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

    BOOK ENTRY TRANSFER. The Exchange Agent will establish an account with respect to the Old Notes at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, must in any case be transmitted to and received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

    DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

    The Exchange Agent and DTC have confirmed that any financial institution that is a participant in DTC's book-entry transfer facility may utilize the book-entry transfer facility Automated Tender Offer Program ("ATOP") procedures to tender Old Notes.

    Any participant in DTC's book-entry transfer facility may make book-entry delivery of Old Notes by causing the book-entry transfer facility to transfer such Old Notes into the Exchange Agent's account in accordance with the DTC book-entry transfer facility's ATOP procedures for transfer. However, the exchange for Old Notes so tendered will only be made after a book-entry confirmation of such book-entry transfer of Old Notes into the Exchange Agent's account, and timely receipt by the Exchange Agent of an Agent's Message (as such term is defined in the next sentence) and any other documents required by the Letter of Transmittal. The term "Agent's Message" means a message, transmitted by DTC's book-entry transfer facility and received by the Exchange Agent and forming part of a book-entry confirmation, which states that DTC's book-entry transfer facility has received an express acknowledgment from a participant tendering Old Notes that are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that the Company may enforce such agreement against such Participant.

    SIGNATURE GUARANTEES. Certificates for the Old Notes need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Old Notes is registered in a name other than that of the person surrendering the certificate or (b) such registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Old Notes must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

    GUARANTEED DELIVERY. If a holder desires to tender Old Notes pursuant to the Exchange Offer and the certificates for such Old Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent on or before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Old Notes may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

        (i) such tenders are made by or through an Eligible Institution;

        (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to Expiration Date; and

        (iii) the certificates (or a book-entry confirmation) representing all tendered Old Notes, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three Nasdaq Stock Market trading days after the date of execution of such Notice of Guaranteed Delivery.

    The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

    Notwithstanding any other provision hereof, the delivery of New Notes in exchange for Old Notes tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Notes, or of a book-entry confirmation with respect to such Old Notes, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Notes might not be made to all tendering holders at the same time, and will depend upon when Old Notes, book-entry confirmations with respect to Old Notes and other required documents are received by the Exchange Agent.

    The acceptance by the Company for exchange of Old Notes tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions of the Exchange Offer.

    DETERMINATION OF VALIDITY. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Notes will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. The Company reserves the absolute right, in its sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to the Company, be unlawful. The Company also reserves the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Notes of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

    The Company's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Notes will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. None of the Company, any affiliates or assigns of the Company, the Exchange Agent or any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

    If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company, proper evidence satisfactory to the Company, in its sole discretion, of such person's authority to so act must be submitted.

    A beneficial owner of Old Notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF NEW NOTES

    The Company is making the Exchange Offer for the Old Notes in reliance on the position of the staff of the Division of Corporation Finance of the Commission (the "Staff") as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the Staff, and subject to the two immediately following sentences, the Company believes that New Notes issued pursuant to this Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Securities. However, any holder of Old Notes who is an "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing New Notes, or any broker-dealer who purchased Old Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the Staff set out in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Notes in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Notes unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Notes acquired for its own account as a result of market-making or other trading activities and exchanges such Old Notes for New Notes, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Notes.

    Each holder of Old Notes who wishes to exchange Old Notes for New Notes in the Exchange Offer will be required to represent that at the time of the consummation of the Exchange Offer (i) it is not an "affiliate" of the Company within the meaning of Rule 405 under the 1933 Act, (ii) any New Notes to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Notes for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the Staff in the interpretive letters referred to above, the Company believes that broker-dealers who acquired Old Notes for their own accounts as a result of market-making activities or other trading activities ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to the New Notes received upon exchange of such Old Notes (other than Old Notes which represent an unsold allotment from the original sale of the Old Notes) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Notes. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Notes for a period ending 90 days after the Expiration Date or, if earlier, when all such New Notes have been disposed of by such Participating Broker-Dealer. See "Plan of

Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Company may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

    In that regard, each Participating Broker-Dealer who surrenders Old Notes pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Notes pursuant to this Prospectus until the Company has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company has given notice that the sale of the New Notes may be resumed, as the case may be.

WITHDRAWAL RIGHTS

    Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time on or prior to the Expiration Date.

    In order for a withdrawal to be effective a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at its addresses set forth under "-- Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Notes to be withdrawn, the aggregate principal amount of Old Notes to be withdrawn, and (if certificates for such Old Notes have been tendered) the name of the registered holder of the Old Notes as set forth on the Old Notes, if different from that of the person who tendered such Old Notes. If Old Notes have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Notes, the tendering holder must submit the serial numbers shown on the particular Old Notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Notes tendered for the account of an Eligible Institution. If Old Notes have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Old Notes," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Notes, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Old Notes may not be rescinded. Old Notes properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering Old Notes."

    All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. None of the Company, any affiliates or assigns of the Company, the Exchange Agent or any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Notes which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

CONDITIONS TO THE EXCHANGE OFFER

    Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company will not be required to accept for exchange, or to exchange, any Old Notes for any New Notes, and may terminate the Exchange Offer (whether or not any Old Notes have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if, the Company determines that the consummation of the Exchange Offer or any portion thereof would violate any applicable law or any applicable interpretation of the Commission or its staff. In such event, if the Company determines to amend the Exchange Offer and such amendment constitutes a material change to the Exchange Offer, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes, and the Company will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act. Holders of Old Notes are entitled to certain rights under the Registration Rights Agreement in the event the Company is unable to consummate the Exchange Offer. See "Description of the Old Notes."

EXCHANGE AGENT

    State Street Bank and Trust Company has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letter of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

                           State Street Bank and Trust Company
                           Corporate Trust Department
                           2 International Place, 4th Floor
                           Boston, MA 02110
                           Attention: Kellie Mullen
                           phone: (617) 664-5587
                           facsimile: (617) 664-5290

    Delivery to other than the above address or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

    The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Notes, and in handling or tendering for their customers.

    Each Holder who tenders Old Notes pursuant to the Exchange Offer will be required to pay all underwriting discounts and commissions, if any, relating to the sale or disposition of the Old Notes. If New Notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Notes tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Notes in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

    The Company will generally pay all fees and expenses in connection with the registration statement for the Exchange Offer. The Company will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

ACCOUNTING TREATMENT

    The New Notes will be recorded on the date of the exchange at the same carrying value as the Old Notes, which is face value. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The expense related to the issuance of the New Notes and of the Exchange Offer will be amortized over the term of the New Notes.

                          DESCRIPTION OF THE NEW NOTES

GENERAL

    The New Notes are to be issued under an Indenture, dated June 10, 1998 (the "Indenture"), between the Company and State Street Bank and Trust Company, as Trustee (the "Trustee"). The following is a summary of certain provisions of the Indenture and the Notes. It does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms to be made a part thereof by the Trust Indenture Act of 1939, as amended ("TIA"). The term "Company" and the other capitalized terms defined in "--Certain Definitions" below are used in this "Description of the New Notes" as so defined. Reference to the "Notes" in this "Description of the New Notes" are to the New Notes. The Indenture is filed as an Exhibit to the Registration Statement of which this Prospectus forms a part.

    Principal of, and premium, if any, and interest on, the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, The City of New York (which initially shall be the corporate trust office of the Trustee at 61 Broadway, 15th Floor, New York, New York 10006) and at the office of the Luxembourg Paying Agent, except that, at the option of the Company, payment of interest may be made by check mailed to the address of the registered holders of the Notes as such address appears in the Note Register.

    The Notes will be unsecured obligations of the Company, ranking subordinate in right of payment to all Senior Indebtedness of the Company.

    The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

    The Notes have been designated eligible for trading in the PORTAL market. Application has been made to list the Notes on the Luxembourg Stock Exchange.

TERMS OF THE NOTES

    The Notes will mature on June 15, 2008. Each Note will bear interest at a rate per annum shown on the cover page of this Prospectus from the date of issuance, or from the most recent date to which interest has been paid or provided for, payable semiannually in cash to Holders of record at the close of business on the June 1 or December 1 immediately preceding the interest payment date on June 15 and December 15 of each year, commencing December 15, 1998. Interest will be paid on the basis of a 360-day year consisting of twelve 30-day months.

    The Notes will be issued initially in an aggregate principal amount of $400.0 million. Additional securities may be issued under the Indenture in one or more series from time to time ("Additional Notes"), subject to the limitations set forth under "--Certain Covenants--Limitation on Indebtedness," not to exceed $200.0 million. Any Additional Notes subsequently issued may vote as a class with the Notes and may otherwise be treated as Notes for purposes of the Indenture.

    The Company has agreed to file a registration statement relating to the Exchange Offer with the Commission, as described under "Description of the Old Notes--Registration Rights." The terms of the New Notes will be identical in all material respects to the Old Notes, except for certain transfer restrictions and other rights relating to the Exchange Offer, and New Notes will otherwise be treated as Notes for purposes of the Indenture.

OPTIONAL REDEMPTION

    The Notes will be redeemable, at the Company's option, in whole or in part, and from time to time on and after June 15, 2003 and prior to maturity. Such redemption may be made upon notice mailed by first-class mail to each Holder's registered address and upon publication in Luxembourg in accordance with "--Notices," not less than 30 nor more than 60 days prior to the relevant redemption date. Any such redemption and notice may, in the Company's discretion, be subject to the satisfaction of one or more conditions precedent. The Notes will be so redeemable at the following redemption prices (expressed as a percentage of principal amount), plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on June 15 of the years set forth below:

                                                                                   REDEMPTION
YEAR                                                                                  PRICE
---------------------------------------------------------------------------------  -----------
2003.............................................................................     104.875%
2004.............................................................................     103.250%
2005.............................................................................     101.625%
2006 and thereafter..............................................................     100.000%

    In addition, at any time and from time to time prior to June 15, 2001, the Company at its option may redeem Notes in an aggregate principal amount equal to up to 35% of the original aggregate principal amount of the Notes (including the principal amount of any Additional Notes), with funds in an aggregate amount (the "Redemption Amount") not exceeding the aggregate proceeds of one or more Equity Offerings (as defined below), at a redemption price (expressed as a percentage of principal amount thereof) of 109.750% plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); PROVIDED, HOWEVER, that an aggregate principal amount of Notes equal to at least 65% of the original aggregate principal amount of the Notes (including the principal amount of any Additional Notes), must remain outstanding after each such redemption. "Equity Offering" means a sale of Capital Stock (other than Disqualified Stock) (x) that is a sale of Capital Stock of the Company, or
(y) proceeds of which in an amount equal to or exceeding the Redemption Amount are contributed to the Company or any of its Restricted Subsidiaries. The Company may make such redemption upon notice mailed by first-class mail to each Holder's registered address and upon publication in Luxembourg in accordance with "--Notices", not less than 30 nor more than 60 days prior to the redemption date (but in no event more than 90 days after the completion of the related Equity Offering). Any such notice may be given prior to the completion of the related Equity Offering, and any such redemption or notice may, at the Company's discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the completion of the related Equity Offering.

    At any time on or prior to June 15, 2003, the Notes may also be redeemed or purchased (by the Company or any other Person) in whole but not in part, at the Company's option, upon the occurrence of a Change of Control, at a price (the "Redemption Price") equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the date of redemption or purchase (the "Redemption Date") (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). Such redemption or purchase may be made upon notice mailed by first-class mail to each Holder's registered address and upon publication in Luxembourg in accordance with "--Notices," not less than 30 nor more than 60 days prior to the redemption date (but in no event more than 180 days after the occurrence of such Change of Control). The Company may provide in such notice that payment of the Redemption Price and performance of the Company's obligations with respect to such redemption or purchase may be performed by another Person. Any such notice may be given prior to the occurrence of the related Change of Control, and any such redemption, purchase or notice may, at the Company's discretion, be subject to the satisfaction of one or more conditions precedent, including but not limited to the occurrence of the related Change of Control.

    "Applicable Premium" means, with respect to a Note at any Redemption Date, the greater of (I) 1.0% of the principal amount of such Note and (II) the excess of (A) the present value at such Redemption Date of (1) the redemption price of such Note on June 15, 2003 (such redemption price being that described in the first paragraph of this "Optional Redemption" section) plus (2) all required remaining scheduled interest payments due on such Note through June 15, 2003, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note on such Redemption Date. Calculation of the Applicable Premium will be made by the Company or on behalf of the Company by such Person as the Company shall designate, provided that such calculation shall not be a duty or obligation of the Trustee.

    "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to June 15, 2003; PROVIDED, HOWEVER, that if the period from the Redemption Date to June 15, 2003 is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States securities for which such yields are given, except that if the period from the Redemption Date to June 15, 2003 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

    In addition, as more fully described under "--Change of Control," each Holder will have the right to require the Company to repurchase all or any part of such Holder's Notes following a Change of Control Trigger Event at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

SELECTION

    In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a PRO RATA basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

NOTE GUARANTEES

    Each Domestic Subsidiary that on the Issue Date guaranteed payment by the Company of Bank Indebtedness of the Company has guaranteed payment of the Notes. In addition, after the Issue Date, the Company will cause each Material Domestic Subsidiary that guarantees payment by the Company of Bank Indebtedness to execute and deliver to the Trustee a supplemental indenture or other instrument pursuant to which such Subsidiary will guarantee payment of the Notes, whereupon such Subsidiary will become a Note Guarantor for all purposes under the Indenture. The Company will also have the right to cause any other Subsidiary so to guarantee payment of the Notes. Note Guarantees will be subject to release and discharge under certain circumstances prior to payment in full of the Notes. See "--Certain Covenants-- Future Note Guarantors."

RANKING

    The indebtedness evidenced by the Notes will be unsecured Senior Subordinated Indebtedness of the Company, will be subordinated in right of payment, as set forth in the Indenture, to the payment when due of all existing and future Senior Indebtedness of the Company, including the Company's obligations under the Senior Credit Facility, will rank PARI PASSU in right of payment with all existing and future Senior Subordinated Indebtedness of the Company and will be senior in right of payment to all future Subordinated Obligations of the Company. The Notes will also be effectively subordinated to any Secured Indebtedness of the Company to the extent of the value of the assets securing such Indebtedness. However, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described under "--Defeasance" below is not subordinated to any Senior Indebtedness or subject to the restrictions described herein.


    At July 25, 1998 the Company had (I) approximately $785.0 million of outstanding Senior Indebtedness, all of which would have constituted Guarantor Senior Indebtedness, (II) additional availability of $440.0 million for borrowings under the Senior Credit Facility, all of which would have been Secured Indebtedness, (III) no Senior Subordinated Indebtedness (other than the indebtedness represented by the Notes and the Convertible Subordinated Notes), and (IV) no Subordinated Obligations. Although the Indenture contains limitations on the amount of additional Indebtedness that the Company may Incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness or Secured Indebtedness. See "--Certain Covenants--Limitation on Indebtedness" below.


    The obligations of each Note Guarantor under the Note Guarantee to which it is a party will be unsecured Guarantor Senior Subordinated Indebtedness of such Note Guarantor, will be subordinated in right of payment, as set forth in the Indenture, to the payment when due of all existing and future Guarantor Senior Indebtedness of such Note Guarantor, including the Note Guarantor's obligations under or relating to the Senior Credit Facility, will rank PARI PASSU in right of payment with all Guarantor Senior Subordinated Indebtedness of such Note Guarantor and will be senior in right of payment to all Guarantor Subordinated Obligations of such Note Guarantor. The Note Guarantee of each Note Guarantor will also be effectively subordinated to any Secured Indebtedness of such Note Guarantor to the extent of the value of the assets securing such Indebtedness. The terms on which each Note Guarantee will be subordinated to the prior payment in full of Guarantor Senior Indebtedness will be substantially identical to those described below governing the subordination of the Notes to the prior payment in full of Senior Indebtedness.


    Substantially all of the operations of the Company are conducted through its Subsidiaries. Claims of creditors of such Subsidiaries, including trade creditors, and claims of preferred shareholders (if any) of such Subsidiaries will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the Company, including (in the case of any Subsidiary that is not a Note Guarantor) holders of the Notes. The Notes, therefore, will be effectively subordinated to creditors (including trade creditors) and preferred shareholders (if any) of Subsidiaries of the Company that are not Note Guarantors. Certain of the operations of a Note Guarantor may be conducted through Subsidiaries thereof that are not also Note Guarantors. Claims of creditors of such Subsidiaries, including trade creditors, and claims of preferred shareholders (if any) of such Subsidiaries will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of such Note Guarantor, including claims under the Note Guarantee of such Note Guarantor. Such Note Guarantee, if any, therefore, will be effectively subordinated to creditors (including trade creditors) and preferred shareholders (if any) of such Subsidiaries. Although the Indenture limits the incurrence of Indebtedness (including preferred stock) by certain of the Company's Subsidiaries, such limitation is subject to a number of significant qualifications. At July 25, 1998 the Note Guarantors had approximately $6.5 million of Guarantor Senior Indebtedness in addition to the $785.0 million of Guarantor Senior Indebtedness described above and the Company's Subsidiaries other than the Note Guarantors had approximately $4.1 million of indebtedness outstanding.

No preferred stock of such Subsidiaries was outstanding at such date. See "--Certain Covenants-- Limitation on Indebtedness" below.

    "Senior Indebtedness" means, with respect to the Company, the following obligations, whether outstanding on the date of the Indenture or thereafter issued, without duplication: (I) all Bank Indebtedness, (II) all obligations in respect of any Receivables Financing, and (III) all obligations consisting of the principal of and premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company regardless of whether post-filing interest is allowed in such proceeding) on, and fees and other amounts owing in respect of, all other Indebtedness of the Company, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that the obligations in respect of such Indebtedness are not senior in right of payment to the Notes; PROVIDED, HOWEVER, that Senior Indebtedness shall not include (1) any obligation of the Company to any Subsidiary, (2) any liability for Federal, state, foreign, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of the Company (or Guarantee by the Company of any Indebtedness) that is expressly subordinated in right of payment to any other Indebtedness of the Company (or Guarantee by the Company of any Indebtedness), (5) the Convertible Notes, (6) any Capital Stock of the Company or (7) that portion of any Indebtedness of the Company that is Incurred by the Company in violation of the covenant described under "--Certain Covenants--Limitation on Indebtedness" (but no such violation shall be deemed to exist for purposes of this clause (7) if any holder of such Indebtedness or such holder's representative shall have received an Officer's Certificate of the Company to the effect that such Incurrence of such Indebtedness does not (or that the Incurrence by the Company of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such covenant). If any Senior Indebtedness is disallowed, avoided or subordinated pursuant to the provisions of Section 548 of Title 11 of the United States Code or any applicable state fraudulent conveyance law, such Senior Indebtedness nevertheless will constitute Senior Indebtedness.

    Only Indebtedness of the Company that is Senior Indebtedness will rank senior to the Notes in accordance with the provisions of the Indenture. The Notes will in all respects rank PARI PASSU with all other Senior Subordinated Indebtedness of the Company. Only Indebtedness of a Note Guarantor that is Guarantor Senior Indebtedness will rank senior to the Note Guarantee of such Note Guarantor in accordance with the provisions of the Indenture. Such Note Guarantee will in all respects rank PARI PASSU with all other Guarantor Senior Subordinated Indebtedness of such Note Guarantor. The Company has agreed in the Indenture that it will not Incur, directly or indirectly, any Indebtedness that is expressly subordinated in right of payment to Senior Indebtedness of the Company unless such Indebtedness is PARI PASSU with, or subordinated in right of payment to, the Notes. Each Note Guarantor, if any, will agree that it will not Incur, directly or indirectly, any Indebtedness that is expressly subordinated in right of payment to Guarantor Senior Indebtedness of such Note Guarantor unless such Indebtedness is PARI PASSU with, or subordinated in right of payment to, the Note Guarantee of such Note Guarantor. Unsecured Indebtedness is not deemed to be subordinate or junior to Secured Indebtedness merely because it is unsecured, and Indebtedness that is not guaranteed by a particular Person is not deemed to be subordinate or junior to Indebtedness that is so guaranteed merely because it is not so guaranteed.

    The Company may not pay principal of, or premium (if any) or interest on, the Notes or make any deposit pursuant to the provisions described under "--Defeasance" below and may not otherwise purchase, redeem or otherwise retire any Notes (collectively, "pay the Notes") if (I) any Senior Indebtedness is not paid when due in cash or Cash Equivalents or (II) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms (either such event, a "Payment Default") unless, in either case, (X) the Payment Default has been cured or waived and any such acceleration has been rescinded in writing or (Y) such Senior Indebtedness has been paid in full in cash or Cash Equivalents. However, the Company may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative for the Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

    In addition, during the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace period (a "Non-payment Default"), the Company may not pay the Notes for the period specified as follows (a "Payment Blockage Period"). A Payment Blockage Period shall commence upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such Non-payment Default from the Representative for such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and shall end on the earliest to occur of the following events: (I) 179 days shall have elapsed since such receipt of such Blockage Notice, (II) the Non-payment Default giving rise to such Blockage Notice is no longer continuing (and no other Payment Default or Non-payment Default is then continuing), (III) such Designated Senior Indebtedness shall have been discharged or repaid in full in cash or Cash Equivalents or (IV) such Payment Blockage Period shall have been terminated by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice. The Company shall promptly resume payments on the Notes, including any missed payments, after such Payment Blockage Period ends, unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, or any Payment Default otherwise exists. Not more than one Blockage Notice may be given in any 360 consecutive day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period, except that if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness other than Bank Indebtedness, a Representative of holders of Bank Indebtedness may give another Blockage Notice within such period. In no event may the total number of days during which any Payment Blockage Period is in effect extend beyond 179 days from the date of receipt by the Trustee of the relevant Blockage Notice, and there must be a 181 consecutive day period during any 360 consecutive day period during which no Payment Blockage Period is in effect.

    Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Company or its property, or in a bankruptcy, insolvency, receivership or similar proceeding relating to the Company or its property, the holders of Senior Indebtedness will be entitled to receive payment in full of the Senior Indebtedness before the Noteholders are entitled to receive any payment and until the Senior Indebtedness is paid in full, any payment or distribution to which Noteholders would be entitled but for the subordination provisions of the Indenture will be made to holders of the Senior Indebtedness as their interests may appear. If a distribution is made to Noteholders that due to the subordination provisions should not have been made to them, such Noteholders are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

    If the Company fails to make any payment on the Notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure would constitute an Event of Default under the Indenture and would enable the holders of the Notes to accelerate the maturity thereof. See "--Defaults." If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness or the Representative of such holders of the acceleration. Such acceleration will not be effective, and the Company may not pay the Notes, until five Business Days after such holders or the Representative of each Designated Senior Indebtedness receive notice of such acceleration and, thereafter, the Company may pay the Notes only if the subordination provisions of the Indenture otherwise permit payment at that time.

    By reason of such subordination provisions contained in the Indenture, in the event of liquidation, receivership, reorganization or insolvency, (I) creditors of the Company that are holders of Senior Indebtedness may recover more, ratably, than the Noteholders, (II) trade creditors of the Company that are not holders of Senior Indebtedness or of Senior Subordinated Indebtedness (including the Notes) may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of Senior Subordinated Indebtedness, and (III) the Company may be unable to meet its obligations on the Notes. In addition, as described above, the Notes will be effectively subordinated, with respect to the Company's Subsidiaries (other than the Note Guarantors), to the claims of creditors of those Subsidiaries.

CHANGE OF CONTROL

    Upon the occurrence after the Issue Date of a Change of Control (as defined below) and the failure of the Notes to have, on the 30th day after such Change of Control, a rating of at least BBB- (or equivalent successor rating) by S&P and a rating of at least Baa3 (or equivalent successor rating) by Moody's (a "Change of Control Triggering Event"), each Holder will have the right to require the Company to repurchase all or any part of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); PROVIDED, HOWEVER, that the Company shall not be obligated to repurchase Notes pursuant to this covenant in the event that it has exercised its right to redeem all of the Notes as described under "--Optional Redemption."

    The term "Change of Control" means:

        (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company, PROVIDED that so long as the Company is a Subsidiary of a Parent, no Person shall be deemed to be or become a "beneficial owner" of more than 50% of the total voting power of the Voting Stock of the Company unless such Person shall be or become a "beneficial owner" of more than 50% of the total voting power of the Voting Stock of such Parent;

        (ii) the Company merges or consolidates with or into, or sells or transfers (in one or a series of related transactions) all or substantially all of the assets of the Company and its Restricted Subsidiaries to, another Person (other than one or more Permitted Holders) and any "person" (as defined in clause (i) above), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as so defined), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the surviving Person in such merger or consolidation, or the transferee Person in such sale or transfer of assets, as the case may be, PROVIDED that so long as such surviving or transferee Person is a Subsidiary of a parent Person, no Person shall be deemed to be or become a "beneficial owner" of more than 50% of the total voting power of the Voting Stock of such surviving or transferee Person unless such Person shall be or become a "beneficial owner" of more than 50% of the total voting power of the Voting Stock of such parent Person; or

        (iii) during any period of two consecutive years (during which period the Company has been a party to the Indenture), individuals who at the beginning of such period were members of the board of directors of the Company (together with any new members thereof whose election by such board of directors or whose nomination for election by holders of Capital Stock of the Company was approved by one or more Permitted Holders or by a vote of a majority of the members of such board of directors then still in office who were either members thereof at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such board of directors then in office.

    In the event that, at the time of such Change of Control Triggering Event, the terms of the Bank Indebtedness restrict or prohibit the repurchase of Notes pursuant to this covenant, then prior to the mailing of the notice to Holders provided for in the immediately following paragraph but in any event not later than 30 days following the date the Company obtains actual knowledge of any Change of Control Triggering Event (unless the Company has exercised its right to redeem all the Notes as described under "--Optional Redemption"), the Company shall (i) repay in full all Bank Indebtedness or offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Notes as provided for in the immediately following paragraph. The Company shall first comply with the provisions of the immediately preceding sentence before it shall be required to repurchase Notes pursuant to the provisions described below. The Company's failure to comply with such provisions or the provisions of the immediately following paragraph shall constitute an Event of Default described in clause
(iv) and not in clause (ii) under "--Defaults" below.

    Unless the Company has exercised its right to redeem all the Notes as described under "--Optional Redemption," the Company shall, not later than 30 days following the date the Company obtains actual knowledge of any Change of Control Triggering Event having occurred, mail a notice to each Holder with a copy to the Trustee (and publish notice of the offer to purchase the Notes described below in Luxembourg in accordance with "--Notices") stating: (1) that a Change of Control Triggering Event has occurred or may occur and that such Holder has, or upon such occurrence will have, the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date); (2) the circumstances and relevant facts and financial information regarding such Change of Control;
(3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); (4) the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its Notes purchased; and (5) if such notice is mailed prior to the occurrence of a Change of Control or Change of Control Triggering Event, that such offer is conditioned on the occurrence of such Change of Control Triggering Event.

    The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

    The Change of Control Triggering Event purchase feature is a result of negotiations between the Company and the Placement Agents. The Company has no present plans to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings.

    The occurrence of a Change of Control would constitute a default under the Senior Credit Agreement. Agreements governing future Senior Indebtedness of the Company may contain prohibitions of certain events that would constitute a Change of Control or require such Senior Indebtedness to be repurchased or repaid upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to repurchase the Notes could cause a default under such agreements, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the Holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. As described above under "--Optional Redemption," the

Company also has the right to redeem the Notes at specified prices, in whole or in part, upon a Change of Control.

    The definition of Change of Control includes a phrase relating to the sale or other transfer of "all or substantially all" of the Company's assets, as such phrase is used in the Revised Model Business Corporation Act. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company, and therefore it may be unclear as to whether a Change of Control has occurred and whether the holders of the Notes have the right to require the Company to repurchase such Notes.

CERTAIN COVENANTS

    The Indenture contains covenants including, among others, the following:

    LIMITATION ON INDEBTEDNESS. (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; PROVIDED, HOWEVER, that the Company or any Note Guarantor may Incur Indebtedness if on the date of the Incurrence of such Indebtedness, after giving effect to the Incurrence thereof, the Consolidated Coverage Ratio would be greater than 1.75:1.00 if such Indebtedness is Incurred prior to June 15, 2001 or 2.00:1.00 if such Indebtedness is Incurred thereafter.

    (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

        (i) Indebtedness Incurred pursuant to the Senior Credit Facility (including but not limited to Indebtedness in respect of letters of credit or bankers' acceptances issued or created thereunder) and Indebtedness of any Foreign Subsidiary Incurred other than under the Senior Credit Facility, and (without limiting the foregoing), in each case, any Refinancing Indebtedness in respect thereof, in a maximum principal amount at any time outstanding not exceeding in the aggregate the amount equal to (A) $1,350.0 million, PLUS (B) the amount, if any, by which the Borrowing Base exceeds $400.0 million, PLUS (C) in the case of any refinancing of the Senior Credit Facility or any portion thereof, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing;

        (ii) Indebtedness (A) of any Restricted Subsidiary to the Company or (B) of the Company or any Restricted Subsidiary to any Restricted Subsidiary; PROVIDED that any subsequent issuance or transfer of any Capital Stock of such Restricted Subsidiary to which such Indebtedness is owed, or other event, that results in such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of such Indebtedness (except to the Company or a Restricted Subsidiary) will be deemed, in each case, an Incurrence of such Indebtedness by the issuer thereof;

        (iii) Indebtedness represented by the Notes (other than any Additional Notes), any Indebtedness (other than the Indebtedness described in clauses
    (i) or (ii) above) outstanding on the Issue Date and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) or paragraph (a) above;

        (iv) Purchase Money Obligations and Capitalized Lease Obligations, and any Refinancing Indebtedness with respect thereto, in an aggregate principal amount at any time outstanding not exceeding an amount equal to 3.5% of Consolidated Total Assets at any time outstanding;

        (v) Indebtedness of any Foreign Subsidiary Incurred for working capital purposes;

        (vi)(A) Guarantees by the Company or any Restricted Subsidiary of Indebtedness or any other obligation or liability of the Company or any Restricted Subsidiary (other than any Indebtedness

    Incurred by the Company or such Restricted Subsidiary, as the case may be, in violation of the covenant described under "--Limitation on Indebtedness"), or (B) without limiting the covenant described under "--Limitation on Liens," Indebtedness of the Company or any Restricted Subsidiary arising by reason of any Lien granted by or applicable to such Person securing Indebtedness of the Company or any Restricted Subsidiary (other than any Indebtedness Incurred by the Company or such Restricted Subsidiary, as the case may be, in violation of the covenant described under "-- Limitation on Indebtedness");

        (vii) Indebtedness of the Company or any Restricted Subsidiary (A) arising from the honoring of a check, draft or similar instrument of such Person drawn against insufficient funds, provided that such Indebtedness is extinguished within five Business Days of its incurrence, or (B) consisting of guarantees, indemnities, obligations in respect of earnouts or other purchase price adjustments, or similar obligations, Incurred in connection with the acquisition or disposition of any business, assets or Person (including pursuant to the Strategic Restructuring);

        (viii) Indebtedness of the Company or any Restricted Subsidiary in respect of (A) letters of credit, bankers' acceptances or other similar instruments or obligations issued, or relating to liabilities or obligations incurred, in the ordinary course of business (including those issued to governmental entities in connection with self-insurance under applicable workers' compensation statutes), or (B) completion guarantees, surety, judgment, appeal or performance bonds, or other similar bonds, instruments or obligations, provided, or relating to liabilities or obligations incurred, in the ordinary course of business, or (C) Hedging Obligations entered into for bona fide hedging purposes in the ordinary course of business, or (D) Management Guarantees or (E) the financing of insurance premiums in the ordinary course of business;

        (ix) Indebtedness of a Receivables Subsidiary secured by a Lien on all or part of the assets disposed of in, or otherwise incurred in connection with, a Financing Disposition;

        (x) Indebtedness of any Person that is assumed by the Company or any Restricted Subsidiary in connection with its acquisition of assets from such Person or any Affiliate thereof or is issued and outstanding on or prior to the date on which such Person was acquired by the Company or any Restricted Subsidiary or merged or consolidated with or into any Restricted Subsidiary (other than Indebtedness Incurred to finance, or otherwise in connection with, such acquisition), PROVIDED that on the date of such acquisition, merger or consolidation, after giving effect thereto, (X) with respect to any such Indebtedness of the Company, any Foreign Subsidiary or any Note Guarantor, (A) the Company could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) above or (B) the Consolidated Coverage Ratio is greater than it was on such date immediately prior to giving effect to such acquisition and (Y) with respect to any such Indebtedness of any Domestic Subsidiary that is not a Note Guarantor, the Company could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) above; and any Refinancing Indebtedness with respect to any such Indebtedness;

        (xi) Indebtedness of any Restricted Subsidiary in an aggregate principal amount at any time outstanding for all such Indebtedness not exceeding (A) an amount equal to 5% of Consolidated Total Assets, provided that either on the date of Incurrence of such Indebtedness after giving effect thereto, the Company could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) above, or such Indebtedness is Refinancing Indebtedness in respect of any such Indebtedness initially so Incurred, or (B) otherwise, an amount equal to 2.5% of Consolidated Total Assets;

        (xii) Indebtedness of the Company or any Restricted Subsidiary in an amount at any time outstanding not exceeding twice the amount of Excluded Contributions made after the Issue Date, PROVIDED that the proceeds of such Indebtedness and the related amount of such Excluded Contributions are used to finance the acquisition of assets of any Person in a Related Business or the merger or consolidation of such a Person into or with the Company or any Restricted Subsidiary (including but not limited to payment of any related fees and expenses), or to refinance any such acquisition, merger or consolidation with such Indebtedness being Incurred for such refinancing within nine months of the closing of such acquisition, merger or consolidation; and any Refinancing Indebtedness with respect to any such Indebtedness; and

        (xiii) Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount at any time outstanding not exceeding an amount equal to 5% of Consolidated Total Assets.

    (c) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant, (I) any other obligation of the obligor on such Indebtedness (or of any other Person who could have Incurred such Indebtedness under this covenant) arising under any Guarantee, Lien or letter of credit, bankers' acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit, bankers' acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness; (II) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in paragraph (b) above, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses; and (III) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

    (d) For purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the Dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness, PROVIDED that (X) the Dollar-equivalent principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date, (Y) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced and (Z) the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency and Incurred pursuant to the Senior Credit Facility shall be calculated based on the relevant currency exchange rate in effect on, at the Company's option, (i) the Issue Date, (ii) any date on which any of the respective commitments under the Senior Credit Facility shall be reallocated between or among facilities or subfacilities thereunder, or on which such rate is otherwise calculated for any purpose thereunder, or (iii) the date of such Incurrence. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

    LIMITATION ON LAYERING. The Company shall not Incur any Indebtedness that is expressly subordinated in right of payment to any Senior Indebtedness of the Company, unless such Indebtedness so Incurred ranks PARI PASSU in right of payment with the Notes, or is subordinated in right of payment to the Notes. No Note Guarantor shall Incur any Indebtedness that is expressly subordinated in right of payment to any Guarantor Senior Indebtedness of such Note Guarantor, unless such Indebtedness so Incurred ranks PARI PASSU in right of payment with such Note Guarantor's Note Guarantee, or is subordinated in right of payment to such Note Guarantor's Note Guarantee. Unsecured Indebtedness is not deemed to be subordinate or junior to secured Indebtedness merely because it is unsecured, and Indebtedness that is not guaranteed by a particular Person is not deemed to be subordinate or junior to Indebtedness that is so guaranteed merely because it is not so guaranteed.

    LIMITATION ON RESTRICTED PAYMENTS. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (I) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any such payment in connection with any merger or consolidation to which the Company is a party) except (X) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and (Y) dividends or distributions payable to the Company or any Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to other holders of its Capital Stock on no more than a PRO RATA basis, measured by value), (II) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than the Company or a Restricted Subsidiary, (III) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than a purchase, redemption, defeasance or other acquisition or retirement for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such acquisition or retirement) or (IV) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition or retirement or Investment being herein referred to as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment and after giving effect thereto:

        (1) a Default shall have occurred and be continuing (or would result therefrom);

        (2) the Company could not incur at least an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "--Limitation on Indebtedness"; or

        (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be as determined in good faith by the Board of Directors, whose determination shall be conclusive) declared or made subsequent to the Issue Date and then outstanding would exceed the sum of:

           (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from April 25, 1998 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements of the Company are available (or, in case such Consolidated Net Income shall be a negative number, 100% of such negative number);

           (B) the aggregate Net Cash Proceeds, and fair value (as determined in good faith by the Board of Directors) of property or assets, received (X) by the Company as capital contributions to the Company after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary) of its Capital Stock (other than Disqualified Stock) after the Issue Date (other than Excluded Contributions) or (Y) by the Company or any Restricted Subsidiary from the issuance and sale by the Company or any Restricted Subsidiary after the Issue Date of Indebtedness that shall have been converted into or exchanged for Capital Stock of the Company (other than Disqualified Stock), PLUS the amount of cash, property or assets (determined as provided above) received by the Company or any Restricted Subsidiary upon such conversion or exchange;

           (C) the aggregate amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (I) dividends, distributions, interest payments, return of capital, repayments of Investments or other transfers of assets to the Company or any Restricted Subsidiary from any Unrestricted Subsidiary, or (II) the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of "Investment"), not to exceed in the case of any such Unrestricted Subsidiary the aggregate amount of Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary after the Issue Date;

           (D) in the case of any disposition or repayment of any Investment constituting a Restricted Payment (without duplication of any amount deducted in calculating the amount of Investments at any time outstanding included in the amount of Restricted Payments), an amount in the aggregate equal to the lesser of the return of capital, repayment or other proceeds with respect to all such Investments and the initial amount of all such Investments; and

           (E) the aggregate exercise price of all options attributable to shares of Capital Stock purchased in the Equity Tender Offer.

    (b) The provisions of the foregoing paragraph (a) will not prohibit any of the following (each, a "Permitted Payment"):

        (i) any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Capital Stock of the Company or Subordinated Obligations made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent issuance or sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary) or a substantially concurrent capital contribution to the Company; PROVIDED, that the Net Cash Proceeds from such issuance, sale or capital contribution shall be excluded in subsequent calculations under clause (3)(B) of the preceding paragraph (a) and shall not constitute an Excluded Contribution;

        (ii) any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Obligations (X) made by exchange for, or out of the proceeds of the substantially concurrent issuance or sale of, Indebtedness of the Company or Refinancing Indebtedness Incurred in compliance with the covenant described under "--Limitation on Indebtedness,"
    (Y) from Net Available Cash to the extent permitted by the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock" or
    (Z) to the extent required by the agreement governing such Subordinated Obligations, following the occurrence of a Change of Control (or other similar event described therein as a "change of control"), but only if the Company shall have complied with the covenant described under "--Change of Control" and, if required, purchased all Notes tendered pursuant to the offer to repurchase all the Notes required thereby, prior to purchasing or repaying such Subordinated Obligations;

        (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with the preceding paragraph (a);

        (iv) Investments in an aggregate amount outstanding at any time not to exceed the amount of Excluded Contributions (excluding the amount of Excluded Contributions used to Incur Indebtedness pursuant to clause (xii) of paragraph (b) of the covenant described under "--Limitation on Indebtedness");

        (v) payments by the Company to repurchase or otherwise acquire Capital Stock (including any options, warrants or other rights in respect thereof) from Management Investors (including loans, advances, dividends or distributions by the Company to a Parent to permit such Parent to make any such repurchase or other acquisition), such payments, loans, advances, dividends or distributions not to exceed an amount (net of repayments of any such loans or advances) equal to (1) $25.0 million, PLUS (2) $3.0 million multiplied by the number of calendar years that have commenced since the Issue Date (not to exceed $9.0 million in the aggregate), PLUS (3) the Net Cash Proceeds received by the Company since the Issue Date from, or as a capital contribution from, the issuance or sale to Management Investors of Capital Stock (including any options, warrants or other rights in respect thereof), to the extent such Net Cash Proceeds are not included in any calculation under clause (3)(B)(x) of the preceding paragraph (a) and do not constitute an Excluded Contribution;

        (vi) the payment by the Company of (or loans, advances, dividends or distributions by the Company to a Parent to pay) dividends on the common stock or equity of the Company (or such Parent) following a public offering of such common stock or equity, in an amount not to exceed in any fiscal year 6% of the aggregate gross proceeds received by the Company in or from such public offering;

        (vii) Restricted Payments (including loans or advances) in an aggregate amount outstanding at any time not to exceed $20.0 million (net of repayments of any such loans or advances);

        (viii) payments by the Company or any Restricted Subsidiary to satisfy obligations under the CDR Agreements; and Permitted Parent Payments;

        (ix) payments by the Company, or loans, advances, dividends or distributions by the Company to a Parent to make payments, to holders of Capital Stock of the Company or such Parent in lieu of issuance of fractional shares of such Capital Stock, not to exceed $100,000 in the aggregate outstanding at any time;

        (x) dividends or other distributions of Capital Stock, Indebtedness or other securities of Unrestricted Subsidiaries;

        (xi) the Transactions; and

        (xii) any purchase, redemption, retirement or other acquisition of Capital Stock (X) that is used as consideration in making any Investment that involves an acquisition of a Person, business or assets and that is permitted as a Restricted Payment Transaction or (Y) deemed to occur upon the exercise of options if such Capital Stock represents a portion of the exercise price thereof;

PROVIDED, that (A) in the case of clauses (iii), (vi), (vii) and (ix), the net amount of any such Permitted Payment shall be included in subsequent calculations of the amount of Restricted Payments, (B) in the case of clause
(v), at the time of any calculation of the amount of Restricted Payments, the net amount of Permitted Payments that have then actually been made under clause
(v) that is in excess of 50% of the total amount of Permitted Payments then permitted under clause (v) shall be included in such calculation of the amount of Restricted Payments, (C) in all cases other than pursuant to clauses (A) and
(B) immediately above, the net amount of any such Permitted Payment shall be excluded in subsequent calculations of the amount of Restricted Payments and (D) solely with respect to clause (vii), no Default or Event of Default shall have occurred or be continuing at the time of such Permitted Payment after giving effect thereto.

    LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED
SUBSIDIARIES. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (I) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company, (II) make any loans or advances to the Company or (III) transfer any of its property or assets to the Company, except any encumbrance or restriction:

        (1) pursuant to an agreement or instrument in effect at or entered into on the Issue Date (including, without limitation, the Senior Credit Facility), the Indenture or the Notes;

        (2) pursuant to any agreement or instrument of a Person, or relating to Indebtedness or Capital Stock of a Person, which Person is acquired by or merged or consolidated with or into the Company or any Restricted Subsidiary, or which agreement or instrument is assumed by the Company or any Restricted Subsidiary in connection with an acquisition of assets from such Person, as in effect at the time of such acquisition, merger or consolidation (except to the extent that such Indebtedness was incurred to finance, or otherwise in connection with, such acquisition, merger or consolidation), PROVIDED that for purposes of this clause (2), if another Person is the Successor Company, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed, as the case may be, by the Company or a Restricted Subsidiary, as the case may be, when such Person becomes the Successor Company;

        (3) pursuant to an agreement or instrument (a "Refinancing Agreement") effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise extends, renews, refunds, refinances or replaces, an agreement or instrument referred to in clause (1) or (2) of this covenant or this clause
    (3) (an "Initial Agreement") or contained in any amendment, supplement or other modification to an Initial Agreement (an "Amendment"); PROVIDED, HOWEVER, that the encumbrances and restrictions contained in any such Refinancing Agreement or Amendment are not materially less favorable to the Holders of the Notes taken as a whole than encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such Refinancing Agreement or Amendment relates (as determined in good faith by the Company);

        (4) (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any lease, license or other contract, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture, (C) contained in mortgages, pledges or other security agreements securing Indebtedness of a Restricted Subsidiary to the extent restricting the transfer of the property or assets subject thereto, (D) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary, (E) pursuant to Purchase Money Obligations that impose encumbrances or restrictions on the property or assets so acquired, (F) on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business, (G) pursuant to customary provisions contained in agreements and instruments entered into in the ordinary course of business (including but not limited to leases and joint venture and other similar agreements entered into in the ordinary course of business), or (H) that arises or is agreed to in the ordinary course of business and does not detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or such Restricted Subsidiary;

        (5) with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

        (6) required by any applicable law, rule, regulation or order or by any regulatory authority having jurisdiction over the Company or any Restricted Subsidiary or any of their businesses; or

        (7) pursuant to an agreement or instrument (A) relating to any Indebtedness permitted to be Incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under "--Limitation on Indebtedness," if the Company determines that such encumbrance or restriction will not cause the Company not to have the funds necessary to pay the principal of or interest on the Notes, (B) relating to any sale of receivables by a Foreign Subsidiary or (C) relating to Indebtedness of or a Financing Disposition to or by any Receivables Entity.

    LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK. (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless

        (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value of the shares and assets subject to such Asset Disposition, as such fair market value may be determined (and shall be determined, to the extent such Asset Disposition involves aggregate consideration in excess of $10.0 million) in good faith by the Board of Directors, whose determination shall be conclusive (including as to the value of all noncash consideration),

        (ii) in the case of any Asset Disposition having a fair market value of $10.0 million or more, at least 75% of the consideration therefor (excluding, in the case of an Asset Disposition of assets, any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, that are not Indebtedness) received by the Company or such Restricted Subsidiary is in the form of cash, and PROVIDED that this clause (ii) shall not apply to any Asset Disposition involving assets that accounted for less than two percent of Consolidated EBITDA during the period of the most recent four consecutive fiscal quarters ending prior to the date of such Asset Disposition for which consolidated financial statements of the Company are available, and

        (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or any Restricted Subsidiary, as the case may be) as follows:

           (A) FIRST, either (X) to the extent the Company elects (or is required by the terms of any Senior Indebtedness or Indebtedness of a Restricted Subsidiary), to prepay, repay or purchase Senior Indebtedness or such Indebtedness of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or a Restricted Subsidiary) within 365 days after the date of such Asset Disposition, or (Y) to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 365 days from the date of such Asset Disposition, or, if such reinvestment in Additional Assets is a project authorized by the Board of Directors that will take longer than such 365 days to complete, the period of time necessary to complete such project;

           (B) SECOND, to the extent of the balance of such Net Available Cash after application in accordance with clause (A) above (such balance, the "Excess Proceeds"), to make an offer to purchase Notes and (to the extent the Company or such Restricted Subsidiary elects, or is required by the terms thereof) to purchase, redeem or repay any other Senior Subordinated Indebtedness or Guarantor Senior Subordinated Indebtedness, pursuant and subject to the conditions of the Indenture and the agreements governing such other Indebtedness; and

           (C) THIRD, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B) above, to fund (to the extent consistent with any other applicable provision of the Indenture) any general corporate purpose (including but not limited to the repurchase, repayment or other acquisition or retirement of any Subordinated Obligations);

PROVIDED, HOWEVER, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A)(x) or (B) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

    Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this covenant exceeds $15.0 million. If the aggregate principal amount of Notes, Senior Subordinated Indebtedness and Guarantor Senior Subordinated Indebtedness validly tendered and not withdrawn (or otherwise subject to purchase, redemption or repayment) in connection with an offer pursuant to clause (B) above exceeds the Excess Proceeds, the Excess Proceeds will be apportioned between the Notes and such Senior Subordinated Indebtedness and Guarantor Senior Subordinated Indebtedness, with the portion of the Excess Proceeds payable in respect of the Notes to equal the lesser of (X) the Excess Proceeds amount multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes and the denominator of which is the sum of the outstanding principal amount of the Notes and the outstanding principal amount of the relevant Senior Subordinated Indebtedness and Guarantor Senior Subordinated Indebtedness, and (Y) the aggregate principal amount of Notes validly tendered and not withdrawn.

    For the purposes of clause (ii) of paragraph (a) above, the following are deemed to be cash: (1) Temporary Cash Investments and Cash Equivalents, (2) the assumption of Indebtedness of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on payment of such Indebtedness in connection with such Asset Disposition, (3) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary is released from any Guarantee of payment of such Indebtedness in connection with such Asset Disposition, (4) securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash and (5) consideration consisting of Indebtedness of the Company or any Restricted Subsidiary.

    (b) In the event of an Asset Disposition that requires the purchase of Notes pursuant to clause (iii)(B) of paragraph (a) above, the Company will be required to purchase Notes tendered pursuant to an offer by the Company for the Notes (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest to the purchase date in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the Notes tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of Notes, the remaining Net Available Cash will be available to the Company for use in accordance with clause (iii)(B) of paragraph (a) above (to repay Senior Subordinated Indebtedness or Guarantor Senior Subordinated Indebtedness) or clause (iii)(C) of paragraph (a) above. The Company shall not be required to make an Offer for Notes pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clause
(iii)(A) of paragraph (a) above) is less than $15.0 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

    (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

    LIMITATION ON TRANSACTIONS WITH AFFILIATES. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless
(I) the terms of such Affiliate Transaction are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time in a transaction with a Person who is not such an Affiliate and (II) if such Affiliate Transaction involves aggregate consideration in excess of $10.0 million, the terms of such Affiliate Transaction have been approved by a majority of the Disinterested Directors. For purposes of this paragraph, any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in this paragraph if (X) such Affiliate Transaction is approved by a majority of the Disinterested Directors or (Y) in the event there are no Disinterested Directors, a fairness opinion is provided by a nationally recognized appraisal or investment banking firm with respect to such Affiliate Transaction.

    (b)  The provisions of the preceding paragraph (a) will not apply to:

        (i) any Restricted Payment Transaction,

        (ii) (1) the entering into, maintaining or performance of any employment contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any employee, officer or director heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, severance, retirement, savings or other similar plans, programs or arrangements, (2) the payment of compensation, performance of indemnification or contribution obligations, or any issuance, grant or award of stock, options, other equity-related interests or other securities, to employees, officers or directors in the ordinary course of business, (3) the payment of fees to directors of the Company or any of its Subsidiaries, (4) any transaction with an officer or director in the ordinary course of business not involving more than $250,000 in any one case, or (5) Management Advances and payments in respect thereof,

        (iii) any transaction with the Company, any Restricted Subsidiary, or any Receivables Entity,

        (iv) any transaction arising out of agreements or instruments in existence on the Issue Date, and any payments made pursuant thereto,

        (v) execution, delivery and performance of the CDR Agreements, including
    (1) payment to CDR or any Affiliate of CDR of a fee of $15.0 million plus out-of-pocket expenses in connection with the Transactions, and (2) payment to CDR or any Affiliate of CDR of fees of up to $1.0 million in any fiscal year plus all out-of-pocket expenses incurred by CDR or any such Affiliate in connection with its performance of management consulting, monitoring, financial advisory or other services with respect to the Company and its Restricted Subsidiaries,

        (vi) the Transactions, all transactions in connection therewith (including but not limited to the financing thereof), and all fees or expenses paid or payable in connection with the Transactions,

        (vii)any transaction in the ordinary course of business on terms not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could be obtained at the time in a transaction with a Person who is not an Affiliate of the Company, and

    (viii) any transaction in the ordinary course of business, or approved by a majority of the Board of Directors, between the Company or any Restricted Subsidiary and any Affiliate of the Company controlled by the Company that is a joint venture or similar entity.

    LIMITATION ON LIENS. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien (other than Permitted Liens) on any of its property or assets (including Capital Stock of any other Person), whether owned on the Issue Date or thereafter acquired, securing any Indebtedness of the Company or any Note Guarantor that by its terms is expressly subordinated in right of payment to or ranks PARI PASSU in right of payment with the Notes or such Note Guarantor's Note Guarantee (the "Initial Lien"), unless contemporaneously therewith effective provision is made to secure the Indebtedness due under the Indenture and the Notes or, in respect of Liens on any Restricted Subsidiary's property or assets, any Note Guarantee of such Restricted Subsidiary, equally and ratably with such obligation for so long as such obligation is so secured by such Initial Lien. Any such Lien thereby created in favor of the Notes or any such Note Guarantee will be automatically and unconditionally released and discharged upon (I) the release and discharge of the Initial Lien to which it relates, or
(II) any sale, exchange or transfer to any Person (other than a Restricted Subsidiary or the Company) of the property or assets secured by such Initial Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien.

    FUTURE NOTE GUARANTORS. On the Issue Date, the Company will cause each Domestic Subsidiary that then guarantees payment by the Company of Bank Indebtedness of the Company to guarantee payment of the Notes. In addition, after the Issue Date, the Company will cause each Material Domestic Subsidiary that guarantees payment by the Company of Bank Indebtedness to execute and deliver to the Trustee a supplemental indenture or other instrument pursuant to which such Subsidiary will guarantee payment of the Notes, whereupon such Subsidiary will become a Note Guarantor for all purposes under the Indenture. In addition, the Company may cause any Subsidiary that is not a Note Guarantor so to guarantee payment of the Notes and become a Note Guarantor (any such Note Guarantor being herein called a "Voluntary Note Guarantor").

    Each Note Guarantor, as primary obligor and not merely as surety, will jointly and severally, irrevocably and fully and unconditionally Guarantee, on a senior subordinated basis, the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all monetary obligations of the Company under the Indenture and the Notes, whether for principal of or interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Note Guarantors being herein called the "Guaranteed Obligations"). Such Note Guarantor will agree to pay, in addition to the amount stated above, any and all reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under its Note Guarantee.

    The obligations of each Note Guarantor will be limited to the maximum amount, as will, after giving effect to all other contingent and fixed liabilities of such Note Guarantor, result in the obligations of such Note Guarantor under the Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law, or being void or unenforceable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

    Each such Note Guarantee shall be a continuing Guarantee and shall (I) remain in full force and effect until payment in full of the principal amount of all outstanding Notes (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition) and all other Guaranteed Obligations then due and owing, unless earlier terminated as described below,
(II) be binding upon such Note Guarantor and (III) inure to the benefit of and be enforceable by the Trustee, the Holders and their permitted successors, transferees and assigns.

    Notwithstanding the preceding paragraph, any Note Guarantor will automatically and unconditionally be released from all obligations under its Note Guarantee, and such Note Guarantee shall thereupon terminate and be discharged and of no further force or effect, (I) concurrently with any sale or disposition (by merger or otherwise) of any Note Guarantor or any interest therein in accordance with the terms of the Indenture (including the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock") by the Company or a Restricted Subsidiary, following which such Note Guarantor is no longer a Restricted Subsidiary of the Company, (II) pursuant to the terms of its Note Guarantee (in the case of any Voluntary Note Guarantor), (III) at any time that such Note Guarantor is released from all of its obligations under all of its Guarantees of payment by the Company of Bank Indebtedness of the Company, (IV) upon the merger or consolidation of any Note Guarantor with and into the Company or another Note Guarantor that is the surviving Person in such merger or consolidation, (V) upon legal or covenant defeasance of the Company's obligations, or satisfaction and discharge of the Indenture, and (VI) subject to customary contingent reinstatement provisions, upon payment in full of the aggregate principal amount of all Notes then outstanding and all other Guaranteed Obligations then due and owing. In addition, the Company will have the right, upon 30 days' notice to the Trustee, to cause any Voluntary Note Guarantor to be unconditionally released from all obligations under its Note Guarantee, and such Note Guarantee shall thereupon terminate and be discharged and of no further force or effect. Upon any such occurrence specified in this paragraph, the Trustee shall execute any documents reasonably required in order to evidence such release, discharge and termination in respect of such Note Guarantee.

    Neither the Company nor any such Note Guarantor shall be required to make a notation on the Notes to reflect any such Guarantee or any such release, termination or discharge.

    SEC REPORTS. Notwithstanding that the Company may not be required to be or remain subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, the Company will file with the SEC (unless such filing is not permitted under the Exchange Act or by the SEC), so long as Notes are outstanding, the quarterly and annual reports, information, documents and other reports that the Company is required to file with the Commission pursuant to such Section 13(a) or 15(d) or would be so required to file if the Company were so subject. The Company will also, within 15 days after the date on which the Company was so required to file or would be so required to file if the Company were so subject, transmit by mail to all Holders, as their names and addresses appear in the Note Register, and to the Trustee copies of any such information, documents and reports (without exhibits) so required to be filed. The Company will be deemed to have satisfied such requirements if a Parent files and provides reports, documents and information of the types otherwise so required, in each case within the applicable time periods, and the Company is not required to file such reports, documents and information separately under the applicable rules and regulations of the SEC (after giving effect to any exemptive relief) because of the filings by such Parent. The Company also will comply with the other provisions of TIA Section 314(a). All such reports sent to Holders will be available at the office of the Luxembourg Paying Agent.

MERGER AND CONSOLIDATION

    The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:
(I) the resulting, surviving or transferee Person (the "Successor Company") will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume all the obligations of the Company under the Notes and the Indenture by executing and delivering to the Trustee a supplemental indenture or one or more other documents or instruments in form reasonably satisfactory to the Trustee; (II) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default will have occurred and be continuing; (III) immediately after giving effect to such transaction, either
(A) the Successor Company could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of the covenant described under "--Certain Covenants--Limitation on Indebtedness," or (B) the Consolidated Coverage Ratio of the Successor Company would equal or exceed the Consolidated Coverage Ratio of the Company immediately prior to giving effect to such transaction; (IV) each Note Guarantor (other than any party to any such consolidation or merger) shall have delivered a supplemental indenture or other document or instrument in form reasonably satisfactory to the Trustee, confirming its Note Guarantee; and (V) the Company will have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer complies with the provisions described in this paragraph, PROVIDED that
(X) in giving such opinion such counsel may rely on an Officer's Certificate as to compliance with the foregoing clauses (ii) and (iii) and as to any matters of fact, and (Y) no Opinion of Counsel will be required for a consolidation, merger or transfer described in the last paragraph of this covenant. Any Indebtedness that becomes an obligation of the Company or any Restricted Subsidiary (or that is deemed to be Incurred by any Restricted Subsidiary that becomes a Restricted Subsidiary) as a result of any such transaction undertaken in compliance with this covenant, and any Refinancing Indebtedness with respect thereto, shall be deemed to have been Incurred in compliance with the covenant described under "--Certain Covenants--Limitation on Indebtedness."

    The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and thereafter the predecessor Company shall be relieved of all obligations and covenants under this Agreement.

    Clauses (ii) and (iii) of the first paragraph of this "Merger and Consolidation" section will not apply to any transaction in which (1) any Restricted Subsidiary consolidates with, merges into or transfers all or part of its assets to the Company or (2) the Company consolidates or merges with or into or transfers all or substantially all its assets to (X) an Affiliate incorporated or organized for the purpose of reincorporating or reorganizing the Company in another jurisdiction or changing its legal structure to an entity other than a corporation (or, if the Company is then not a corporation, to a corporation) or (Y) a Restricted Subsidiary of the Company so long as all assets of the Company and the Restricted Subsidiaries immediately prior to such transaction (other than Capital Stock of such Restricted Subsidiary) are owned by such Restricted Subsidiary and its Restricted Subsidiaries immediately after the consummation thereof.

DEFAULTS

    An Event of Default is defined in the Indenture as (I) a default in any payment of interest on any Note when due, continued for 30 days, whether or not such payment is prohibited by the provisions described under "--Ranking" above,
(II) a default in the payment of principal of any Note when due, whether at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by the provisions described under "--Ranking" above, (III) the failure by the Company to comply for 30 days after notice with its obligations under the covenant described under "--Merger and Consolidation" above, (IV) the failure by the Company to comply for 30 days after notice with any of its obligations under the covenant described under "--Change of Control" above (other than a failure to purchase Notes), (V) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Notes or the Indenture, (VI) the failure by the Company or any Significant Subsidiary to pay any issue or issues of Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, if the total amount of such Indebtedness so unpaid or accelerated exceeds $25.0 million or its foreign currency equivalent (the "cross acceleration provision"), (VII) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions"), (VIII) the rendering of any judgment or decree for the payment of money in an amount (net of any insurance or indemnity payments actually received in respect thereof prior to or within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) in excess of $25.0 million or its foreign currency equivalent against the Company or a Significant Subsidiary that is not discharged, or bonded or insured by a third Person, if such judgment or decree remains outstanding for a period of 90 days following such judgment or decree and is not discharged, waived or stayed (the "judgment default provision") or (IX) the failure of any Note Guarantee by a Note Guarantor that is a Significant Subsidiary to be in full force and effect (except as contemplated by the terms thereof or of the Indenture) or the denial or disaffirmation in writing by any Note Guarantor that is a Significant Subsidiary of its obligations under the Indenture or any Note Guarantee, if such Default continues for 10 days.

    The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

    However, a Default under clause (iii), (iv) or (v) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes notify the Company of the Default and the Company does not cure such Default within the time specified in such clause after receipt of such notice.

    If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least a majority in principal amount of the outstanding Notes by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable, PROVIDED that so long as any Designated Senior Indebtedness shall be outstanding, such acceleration shall not be effective until the earlier to occur of (X) five Business Days following delivery of a written notice of such acceleration of the Notes to the Company and the holders of all Designated Senior Indebtedness or each Representative thereof and (Y) the acceleration of any Designated Senior Indebtedness. Upon the effectiveness of such a declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, if an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and accrued interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

    Notwithstanding the foregoing, in the event of a declaration of acceleration in respect of the Notes because an Event of Default specified in clause (vi) above shall have occurred and be continuing, such declaration of acceleration of the Notes and such Event of Default and all consequences thereof (including without limitation any acceleration or resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, and be of no further effect, if within 60 days after such Event of Default arose (X) the Indebtedness that is the basis for such Event of Default has been discharged, or (Y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or (Z) the default in respect of such Indebtedness that is the basis for such Event of Default has been cured.

    Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (I) such Holder has previously given the Trustee written notice that an Event of Default is continuing, (II) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy, (III) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (IV) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (V) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

    The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, or premium (if any) or interest on, any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Noteholders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event that would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

AMENDMENTS AND WAIVERS

    Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including in each case, consents obtained in connection with a tender offer or exchange offer for Notes). However, without the consent of each Holder of an outstanding Note affected, no amendment or waiver may (I) reduce the principal amount of Notes whose Holders must consent to an amendment or waiver, (II) reduce the rate of or extend the time for payment of interest on any Note, (III) reduce the principal of or extend the Stated Maturity of any Note, (IV) reduce the premium payable upon the redemption of any Note or change the date on which any Note may be redeemed as described under "--Optional Redemption" above, (V) make any Note payable in money other than that stated in the Note, (VI) make any change to the subordination provisions of the Indenture that adversely affects the rights of any Holder in any material respect, (VII) impair the right of any Holder to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes or
(VIII) make any change in the amendment or waiver provisions described in this sentence.

    Without the consent of any Holder, the Company, the Trustee and (as applicable) any Note Guarantor may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor of the obligations of the Company under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes, to add Guarantees with respect to the Notes, to secure the Notes, to confirm and evidence the release, termination or discharge of any Guarantee or Lien with respect to or securing the Notes when such release, termination or discharge is provided for under the Indenture, to add to the covenants of the Company for the benefit of the Noteholders or to surrender any right or power conferred upon the Company, to provide that any Indebtedness that becomes or will become an obligation of the Successor Company or a Note Guarantor pursuant to a transaction governed by the provisions described under "--Merger and Consolidation" (and that is not a Subordinated Obligation) is Senior Subordinated Indebtedness or Guarantor Senior Subordinated Indebtedness for purposes of this Indenture, to provide for or confirm the issuance of Additional Notes, to make any change that does not adversely affect the rights of any Holder, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA or otherwise. However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding (which Senior Indebtedness has been previously designated in writing by the Company to the Trustee for this purpose) unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

    The consent of the Noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver. Until an amendment or waiver becomes effective, a consent to it by a Noteholder is a continuing consent by such Noteholder and every subsequent Holder of all or part of the related Note. Any such Noteholder or subsequent holder may revoke such consent as to its Note by written notice to the Trustee or the Company, received thereby before the date on which the Company certifies to the Trustee that the Holders of the requisite principal amount of Notes have consented to such amendment or waiver. After an amendment or waiver under the Indenture becomes effective, the Company is required to mail to Noteholders a notice briefly describing such amendment or waiver. However, the failure to give such notice to all Noteholders, or any defect therein, will not impair or affect the validity of the amendment or waiver.

DEFEASANCE

    The Company at any time may terminate all its obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those relating to the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Company at any time may terminate its obligations under certain covenants under the Indenture, including the covenants described under "--Certain Covenants" and "--Change of Control," the operation of the default provisions relating to such covenants described under "--Defaults" above, the operation of the cross acceleration provision, the bankruptcy provisions with respect to Subsidiaries and the judgment default provision described under "--Defaults" above, and the limitations contained in clauses (iii), (iv) and (v) under "--Merger and Consolidation" above ("covenant defeasance"). If the Company exercises its legal defeasance option or its covenant defeasance option, each Note Guarantor will be released from all of its obligations with respect to its Note Guarantee.

    The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iv), (v) (as it relates to the covenants described under "--Certain Covenants" above), (vi), (vii) (but only with respect to events of bankruptcy, insolvency or reorganization of a Significant Subsidiary), (viii) or (ix) under "Defaults" above or because of the failure of the Company to comply with clause (iii), (iv) or (v) under "--Merger and Consolidation" above.

    Either defeasance option may be exercised to any redemption date or to the maturity date for the Notes. In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations, or a combination thereof, for the payment of principal of, and premium (if any) and interest on, the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law since the Issue Date).

SATISFACTION AND DISCHARGE

    The Indenture will be discharged and cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (I) either (A) all the Notes previously authenticated and delivered (other than certain lost, stolen or destroyed Notes, and certain Notes for which provision for payment was previously made and thereafter the funds have been released to the Company) have been delivered to the Trustee for cancellation or (B) all Notes not previously delivered to the Trustee for cancellation (X) have become due and payable, (Y) will become due and payable at their Stated Maturity within one year or (Z) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, (II) the Company has irrevocably deposited or caused to be deposited with the Trustee money, U.S. Government Obligations, or a combination thereof, sufficient to pay and discharge the entire indebtedness on the Notes not previously delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of deposit; (III) the Company has paid or caused to be paid all other sums payable under the Indenture by the Company; and (IV) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each to the effect that all conditions precedent under the "Satisfaction and Discharge" section of the Indenture relating to the satisfaction and discharge of the Indenture have been complied with, PROVIDED that any such counsel may rely on any Officer's Certificate as to matters of fact (including as to compliance with the foregoing clauses (i), (ii) and (iii)).

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATORS AND
  STOCKHOLDERS

    No director, officer, employee, incorporator or stockholder of the Company, any Note Guarantor or any Subsidiary of any thereof shall have any liability for any obligation of the Company or any Note Guarantor under the Indenture, the Notes or any Note Guarantee, or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each Noteholder, by accepting the Notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

CONCERNING THE TRUSTEE

    State Street Bank and Trust Company is to be the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes.

    The Indenture will provide that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are set forth specifically in the Indenture. During the existence of an Event of Default, the Trustee will exercise such of the rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

    The Indenture and the TIA will impose certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; PROVIDED, that if it acquires any conflicting interest as described in the TIA, it must eliminate such conflict, apply to the SEC for permission to continue as Trustee with such conflict, or resign.

GOVERNING LAW

    The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any principles of conflict of laws to the extent that the application of the law of another jurisdiction would be required thereby.

NOTICES

    All notices shall be deemed to have been given (i) upon the mailing by first class mail, postage prepaid, of such notices to Holders of Notes at their registered addresses as recorded in the Note Register and (ii) for so long as the Notes are listed on the Luxembourg Stock Exchange, upon publication in a leading newspaper of general circulation in Luxembourg, in each case, not later than the latest date, and not earlier than the earliest date, prescribed in the Indenture for the giving of such notice.

CERTAIN DEFINITIONS

    "Additional Assets" means (i) any property or assets that replace the property or assets that are the subject of an Asset Disposition; (ii) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business; (iii) the Capital Stock of a Person that is engaged in a Related Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iv) Capital Stock of any Person that at such time is a Restricted Subsidiary, acquired from a third party.

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    "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    "all or substantially all" has the meaning given to such phrase in the Revised Model Business Corporation Act and commentary thereto.

    "Asset Disposition" means any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares, or (in the case of a Foreign Subsidiary) to the extent required by applicable law), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction), other than (i) a disposition to the Company or a Restricted Subsidiary, (ii) a disposition in the ordinary course of business, (iii) any disposition or series of related dispositions for aggregate consideration of less than $5.0 million, (iv) the sale or discount (with or without recourse, and on customary or commercially reasonable terms) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable, (v) a Restricted Payment Transaction, (vi) a disposition that is governed by the provisions described under "--Merger and Consolidation", (vii) any Financing Disposition, (viii) any "fee in lieu" or other disposition of assets to any governmental authority or agency that continue in use by the Company or any Restricted Subsidiary, so long as the Company or any Restricted Subsidiary may obtain title to such assets upon reasonable notice by paying a nominal fee, (ix) any exchange of like property pursuant to Section 1031 (or any successor section) of the Code, (x) any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including without limitation any sale/leaseback transaction or asset securitization, (xi) any disposition arising from foreclosure, condemnation or similar action with respect to any property or other assets, (xii) any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary, (xiii) a disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition, or (xiv) a disposition of not more than 5% of the outstanding Capital Stock of a Foreign Subsidiary that has been approved by the Board of Directors.

    "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

    "Bank Indebtedness" means any and all amounts, whether outstanding on the Issue Date or thereafter incurred, payable under or in respect of the Senior Credit Facility, including without limitation principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees, other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

    "Board of Directors" means the board of directors or other governing body of the Company or, if the Company is owned or managed by a single entity, the board of directors or other governing body of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such board or governing body (or, for purposes of clause (i) of paragraph (a) of the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock," a committee of Officers of the Company designated by such board or governing body).

    "Borrowing Base" means the sum (determined as of the end of the most recently ended fiscal quarter for which consolidated financial statements of the Company are available) of (1) 60% of Inventory of the Company and its Restricted Subsidiaries and (2) 80% of Receivables of the Company and its Restricted Subsidiaries.

    "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City.

    "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

    "Capitalized Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The Stated Maturity of any Capitalized Lease Obligation shall be the date of the last payment of rent or any other amount due under the related lease.

    "Cash Equivalents" means any of the following: (a) securities issued or fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, (b) time deposits, certificates of deposit or bankers' acceptances of (i) any lender under the Senior Credit Agreement or (ii) any commercial bank having capital and surplus in excess of $500,000,000 and the commercial paper of the holding company of which is rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (c) commercial paper rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency) and (d) investments in money market funds complying with the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act of 1940, as amended.

    "CDR" means Clayton, Dubilier & Rice, Inc.

    "CDR Agreements" means, collectively, (i) the Investment Agreement, dated January 12, 1998, as amended, between the Company and the Investor, (ii) the Registration Rights Agreement, dated as of June 10, 1998, between the Company and the Investor, and (iii) the Consulting Agreement and the Indemnification Agreement, each dated as of June 10, 1998, each between the Company and CDR (and its permitted successors and assigns thereunder); as each such CDR Agreement may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of the Indenture.

    "CDR Fund V" means Clayton, Dubilier & Rice V Limited Partnership, a Cayman Islands exempted limited partnership, and any successor in interest thereto.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "Company" means U.S. Office Products Company, a Delaware corporation, and any successor in interest thereto.

    "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated EBITDA of the Company and its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available to (ii) Consolidated Interest Expense for such four fiscal quarters (in each case, determined, for each fiscal quarter (or portion thereof) of the four fiscal quarters ending prior to the Issue Date, on a pro forma basis to give effect to the Strategic Restructuring as if it had occurred at the beginning of such four-quarter period); PROVIDED that

        (1) if since the beginning of such period the Company or any Restricted Subsidiary has Incurred any Indebtedness that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation),

        (2) if since the beginning of such period the Company or any Restricted Subsidiary has repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged any Indebtedness (each, a "Discharge") or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a Discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such Discharge had occurred on the first day of such period.

        (3) if since the beginning of such period the Company or any Restricted Subsidiary shall have disposed of any company, any business or any group of assets constituting an operating unit of a business (any such disposition, a "Sale"), the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to (A) the Consolidated Interest Expense attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Sale for such period (including but not limited to through the assumption of such Indebtedness by another Person) plus (B) if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such Sale,

        (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquired any company, any business or any group of assets constituting an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction causing a calculation to be made hereunder (any such Investment or acquisition, a "Purchase"), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any related Indebtedness) as if such Purchase occurred on the first day of such period, and

        (5) if since the beginning of such period any Person became a Restricted Subsidiary or was merged or consolidated with or into the Company or any Restricted Subsidiary, and since the beginning of such period such Person shall have Discharged any Indebtedness or made any Sale or Purchase that would have required an adjustment pursuant to clause (2), (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated

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
    Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Discharge, Sale or Purchase occurred on the first day of such period.

    For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma calculations in respect thereof (including without limitation in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness to the extent of the remaining term of such Interest Rate Agreement). If any Indebtedness bears, at the option of the Company or a Restricted Subsidiary, a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Indebtedness is being given pro forma effect, the interest expense on such Indebtedness shall be calculated by applying such optional rate as the Company or such Restricted Subsidiary may designate. If any Indebtedness that is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

    "Consolidated EBITDA" means, for any period, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) provision for all taxes (whether or not paid, estimated or accrued) based on income, profits or capital, (ii) Consolidated Interest Expense and any Receivables Fees, (iii) depreciation, amortization (including but not limited to amortization of goodwill and intangibles and amortization and write-off of financing costs) and all other non-cash charges or non-cash losses, (iv) any expenses or charges related to any Equity Offering, Investment or Indebtedness permitted by the Indenture (whether or not consummated or incurred) and (v) the amount of any minority interest expense.

    "Consolidated Interest Expense" means, for any period, (i) the total interest expense of the Company and its Restricted Subsidiaries to the extent deducted in calculating Consolidated Net Income, net of any interest income of the Company and its Restricted Subsidiaries, including without limitation any such interest expense consisting of (a) interest expense attributable to Capitalized Lease Obligations, (b) amortization of debt discount, (c) the interest portion of any deferred payment obligation, and (d) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, plus (ii) Preferred Stock dividends paid in cash in respect of Disqualified Stock of the Company held by Persons other than the Company or a Restricted Subsidiary and minus (iii) to the extent otherwise included in such interest expense, Receivables Fees and amortization or write-off of financing costs, in each case under clauses (i) through (iii) as determined on a Consolidated basis in accordance with GAAP; PROVIDED that gross interest expense shall be determined after giving effect to any net payments made or received by the Company and its Restricted Subsidiaries with respect to Interest Rate Agreements.

    "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends; PROVIDED that there shall not be included in such Consolidated Net
Income:

                                       64
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        (i) any net income (loss) of any Person if such Person is not a
    Restricted Subsidiary, except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in the net loss of such Person shall be included to the extent of the aggregate Investment of the Company or any of its Restricted Subsidiaries in such Person,

        (ii) any net income (loss) of any Person acquired by the Company or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition,

       (iii) any net income (loss) of any Restricted Subsidiary that is not a Note Guarantor if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of similar distributions by such Restricted Subsidiary, directly or indirectly, to the Company by operation of the terms of such Restricted Subsidiary's charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its stockholders (other than (x) restrictions that have been waived or otherwise released, (y) restrictions pursuant to the Notes or the Indenture and (z) restrictions in effect on the Issue Date with respect to a Restricted Subsidiary and other restrictions with respect to such Restricted Subsidiary that taken as a whole are not materially less favorable to the Noteholders than such restrictions in effect on the Issue Date), except that (A) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of any dividend or distribution that was or that could have been made by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the net loss of such Restricted Subsidiary shall be included to the extent of the aggregate Investment of the Company or any of its other Restricted Subsidiaries in such Restricted Subsidiary,

        (iv) any gain or loss realized upon the sale or other disposition of any asset of the Company or any Restricted Subsidiary (including pursuant to any sale/leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by the Board of Directors),

        (v) any item classified as an extraordinary, unusual or nonrecurring gain, loss or charge (including without limitation (a) any compensation expense for stock options that will be cashed out, converted, exchanged or otherwise retired in connection with the Strategic Restructuring, (b) any charge or expense incurred for employee bonuses in connection with the Strategic Restructuring, and (c) fees, expenses and charges associated with the Strategic Restructuring or any acquisition, merger or consolidation after the Issue Date),

        (vi) the cumulative effect of a change in accounting principles,

       (vii) all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness,

      (viii) any unrealized gains or losses in respect of Currency Agreements,

        (ix) any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person, and

        (x) any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards.

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
    In the case of any unusual or nonrecurring gain, loss or charge not included in Consolidated Net Income pursuant to clause (v) above in any determination thereof, the Company will deliver an Officer's Certificate to the Trustee promptly after the date on which Consolidated Net Income is so determined, setting forth the nature and amount of such unusual or nonrecurring gain, loss or charge.

    "Consolidated Total Assets" means, as of any date of determination, the total assets shown on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the most recent date for which such a balance sheet is available, determined on a consolidated basis in accordance with GAAP (and, in the case of any determination relating to any Incurrence of Indebtedness or any Investment, on a pro forma basis including any property or assets being acquired in connection therewith), PROVIDED that for purposes of paragraph (b) of the covenant described in "--Certain Covenants--Limitation on Indebtedness" and the definition of "Permitted Investments," Consolidated Total Assets shall not be less than $2,006 million. At April 25, 1998, on a pro forma basis giving effect to the Transactions, Consolidated Total Assets was $2,020 million. See "Pro Forma Combined Financial Data."

    "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP; PROVIDED that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in any Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

    "Convertible Notes" means, collectively, the Company's 5 1/2% Convertible Subordinated Notes due 2001 and its 5 1/2% Convertible Subordinated Notes due 2003.

    "Currency Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangements (including derivative agreements or arrangements), as to which such Person is a party or a beneficiary.

    "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

    "Designated Senior Indebtedness" means (i) the Bank Indebtedness and (ii) any other Senior Indebtedness that, at the date of determination, has an aggregate principal amount equal to or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated by the Company in an agreement or instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

    "Disinterested Director" means, with respect to any Affiliate Transaction, a member of the Board of Directors having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of the Board of Directors shall not be deemed to have such a financial interest by reason of such member's holding Capital Stock of the Company or a Parent or any options, warrants or other rights in respect of such Capital Stock.

    "Disqualified Stock" means, with respect to any Person, any Capital Stock (other than Management Stock) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (other than following the occurrence of a Change of Control or other similar event described under such terms as a "change of control," or an Asset Disposition) (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof (other than following the occurrence of a Change of Control or other similar event described under such terms as a "change of control," or an Asset Disposition), in whole or in part, in each case on or prior to the final Stated Maturity of the Notes.

    "Domestic Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

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
    "Equity Tender Offer" means the self-tender offer by the Company to purchase shares of its common stock (or options therefor) as part of the Strategic Restructuring.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Excluded Contribution" means Net Cash Proceeds, or the fair value, as determined in good faith by the Board of Directors, of property or assets, received by the Company as capital contributions to the Company after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) of the Company, in each case to the extent designated as an Excluded Contribution pursuant to an Officer's Certificate of the Company and not previously included in the calculation set forth in subparagraph (a)(3)(B)(x) of the covenant described under "--Certain Covenants--Limitation on Restricted Payments" for purposes of determining whether a Restricted Payment may be made.

    "Financing Disposition" means any sale, transfer, conveyance or other disposition of property or assets by the Company or any Subsidiary thereof to any Receivables Entity, or by any Receivables Subsidiary, in each case in connection with the Incurrence by a Receivables Entity of Indebtedness, or obligations to make payments to the obligor on Indebtedness, which may be secured by a Lien in respect of such property or assets.

    "Foreign Subsidiary" means (a) any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and (b) any Restricted Subsidiary of the Company that has no material assets other than securities of one or more Foreign Subsidiaries, and other assets relating to an ownership interest in any such securities or Subsidiaries.

    "GAAP" means generally accepted accounting principles in the United States of America as in effect on the Issue Date (for purposes of the definitions of the terms "Consolidated Coverage Ratio," "Consolidated EBITDA," "Consolidated Interest Expense," "Consolidated Net Income" and "Consolidated Total Assets," all defined terms in the Indenture to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions) and as in effect from time to time (for all other purposes of the Indenture), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

    "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person; PROVIDED that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

    "Guarantor Senior Indebtedness" means, with respect to any Note Guarantor, the following obligations, whether outstanding on the date of the Indenture or thereafter issued, without duplication: (i) any Guarantee of Bank Indebtedness by such Note Guarantor and all other Guarantees by such Note Guarantor of Senior Indebtedness of the Company or Guarantor Senior Indebtedness of any other Note Guarantor; (ii) all obligations in respect of any Receivables Financing; and
(iii) all obligations consisting of the principal of and premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Note Guarantor regardless of whether post-filing interest is allowed in such proceeding) on, and fees and other amounts owing in respect of, all other Indebtedness of the Note Guarantor, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that the obligations in respect of such Indebtedness are not senior in right of payment to the obligations of such

                                       67
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Note Guarantor under its Note Guarantee; PROVIDED, HOWEVER, that Guarantor
Senior Indebtedness shall not include (1) any obligations of such Note Guarantor to the Company or any other Subsidiary of the Company, (2) any liability for Federal, state, local, foreign or other taxes owed or owing by such Note Guarantor, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of such Note Guarantor (or Guarantee by such Note Guarantor of Indebtedness) that is expressly subordinated in right of payment to any other Indebtedness of such Note Guarantor (or Guarantee by such Note Guarantor of Indebtedness), (5) any Capital Stock of such Note Guarantor or (6) that portion of any Indebtedness of such Note Guarantor that is Incurred by such Note Guarantor in violation of the covenant described under "--Certain Covenants--Limitation on Indebtedness" (but no such violation shall be deemed to exist for purposes of this clause (6) if any holder of such Indebtedness or such holder's representative shall have received an Officer's Certificate to the effect that such Incurrence of such Indebtedness does not (or that the Incurrence by such Note Guarantor of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such covenant). If any Guarantor Senior Indebtedness is disallowed, avoided or subordinated pursuant to the provisions of Section 548 of Title 11 of the United States Code or any applicable state fraudulent conveyance law, such Guarantor Senior Indebtedness nevertheless will constitute Guarantor Senior Indebtedness.

    "Guarantor Senior Subordinated Indebtedness" means, with respect to a Note Guarantor, (i) the obligations of such Note Guarantor under its Note Guarantee and (ii) any other Indebtedness of such Note Guarantor that ranks PARI PASSU in right of payment with the obligations of such Note Guarantor under its Note Guarantee.

    "Guarantor Subordinated Obligations" means, with respect to a Note Guarantor, any Indebtedness of such Note Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of such Note Guarantor under the Note Guarantee pursuant to a written agreement.

    "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

    "Holder" or "Noteholder" means the Person in whose name a Note is registered in the Note Register.

    "Holding Company Expenses" means (i) costs (including all professional fees and expenses) incurred by a Parent to comply with its reporting obligations under federal or state laws or under the Indenture, including any reports filed with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder, (ii) indemnification obligations of a Parent owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person, (iii) fees and expenses payable by a Parent in connection with the Transactions, (iv) other operational expenses of a Parent incurred in the ordinary course of business not to exceed $1.0 million in any fiscal year, and (v) expenses incurred by a Parent in connection with any public offering of Capital Stock or Indebtedness (x) where the net proceeds of such offering are intended to be received by or contributed or loaned to the Company or a Restricted Subsidiary, or (y) in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received, contributed or loaned, or (z) otherwise on an interim basis prior to completion of such offering so long as a Parent shall cause the amount of such expenses to be repaid to the Company or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed.

    "Incur" means issue, assume, enter into any Guarantee of, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an Incurrence of Indebtedness. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed Incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

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    "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

        (i) the principal of indebtedness of such Person for borrowed money,

        (ii) the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

       (iii) all reimbursement obligations of such Person in respect of letters of credit or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed),

        (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property (except Trade Payables), which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto,

        (v) all Capitalized Lease Obligations of such Person,

        (vi) the redemption, repayment or other repurchase amount of such Person with respect to any Disqualified Stock of such Person or (if such Person is a Subsidiary of the Company other than a Note Guarantor) any Preferred Stock of such Subsidiary, but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Capital Stock, or if less (or if such Capital Stock has no such fixed price), to the involuntary redemption, repayment or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the fair market value of such Capital Stock, such fair market value shall be as determined in good faith by the Board of Directors or the board of directors or other governing body of the issuer of such Capital Stock),

       (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; PROVIDED that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination (as determined in good faith by the Company) and (B) the amount of such Indebtedness of such other Persons,

      (viii) all Indebtedness of other Persons to the extent Guaranteed by such Person, and

        (ix) to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time).

    The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in the Indenture, or otherwise shall equal the amount thereof that would appear on a balance sheet of such Person (excluding any notes thereto) prepared in accordance with GAAP.

    "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is party or a beneficiary.

    "Inventory" means goods held for sale or lease by a Person in the ordinary course of business, net of any reserve for goods that have been segregated by such Person to be returned to the applicable vendor for credit, as determined in accordance with GAAP.

                                       69
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    "Investment" in any Person by any other Person means any direct or indirect advance, loan or other extension of credit (other than to customers, suppliers, directors, officers or employees of any Person in the ordinary course of business) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "--Certain Covenants--Limitation on Restricted Payments," (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary, PROVIDED that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation, (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, and (iii) in each case under clause (i) or (ii) above, fair market value shall be as determined in good faith by the Board of Directors. Guarantees shall not be deemed to be Investments. The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Company's option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment; PROVIDED, that to the extent that the amount of Restricted Payments outstanding at any time is so reduced by any portion of any such amount or value that would otherwise be included in the calculation of Consolidated Net Income, such portion of such amount or value shall not be so included for purposes of calculating the amount of Restricted Payments that may be made pursuant to paragraph (a) of the covenant described under "--Certain Covenants--Limitation on Restricted Payments."

    "Investor" means CDR-PC Acquisition L.L.C., a Delaware limited liability company, and its successors and assigns.

    "Issue Date" means the date on which the Old Notes were issued.

    "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

    "Management Advances" means (1) loans or advances made to directors, officers or employees of a Parent, the Company or any Restricted Subsidiary (x) in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business, (y) in respect of moving-related expenses incurred in connection with any closing or consolidation of any facility, or (z) in the ordinary course of business and (in the case of this clause (z)) not exceeding $5.0 million in the aggregate outstanding at any time, (2) promissory notes of Management Investors acquired in connection with the issuance of Management Stock to such Management Investors, (3) loans to Management Investors of funds applied to purchase Management Stock, (4) Management Guarantees, or (5) other Guarantees of borrowings by Management Investors in connection with the purchase of Management Stock, which Guarantees are permitted under the covenant described under "--Certain Covenants--Limitation on Indebtedness."

    "Management Guarantees" means guarantees (x) of up to an aggregate principal amount of $25.0 million of borrowings by Management Investors in connection with their purchase of Management Stock or (y) made on behalf of, or in respect of loans or advances made to, directors, officers or employees of a Parent, the Company or any Restricted Subsidiary (1) in respect of travel, entertainment and moving-related expenses incurred in the ordinary course of business, or (2) in the ordinary course of business and (in the case of this clause (2)) not exceeding $5.0 million in the aggregate outstanding at any time.

    "Management Investors" means the officers, directors, employees and other members of the management of a Parent, the Company or any of their respective Subsidiaries, or family members or relatives

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thereof, or trusts or partnerships for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company or a Parent.

    "Management Stock" means Capital Stock of the Company or a Parent (including any options, warrants or other rights in respect thereof) held by any of the Management Investors.

    "Material Domestic Subsidiary" means a Domestic Subsidiary of the Company that, as of the end of any fiscal quarter of the Company ending after the Issue Date, has tangible assets of more than $3.0 million as reflected in the consolidated balance sheet of the Company as of such date.

    "Moody's" means Moody's Investors Service, Inc., and its successors.

    "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition (including as a consequence of any transfer of funds in connection with the application thereof in accordance with the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock"), (ii) all payments made, and all installment payments required to be made, on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition,
(iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, or to any other Person (other than the Company or a Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Disposition and (iv) any liabilities or obligations associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including without limitation pension and other post-employment benefit liabilities, liabilities related to environmental matters, and liabilities relating to any indemnification obligations associated with such Asset Disposition.

    "Net Cash Proceeds," with respect to any issuance or sale of any securities of the Company or any Subsidiary by the Company or any Subsidiary, or any capital contribution, means the cash proceeds of such issuance, sale or contribution net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result thereof.

    "Note Guarantee" means any of (i) the guarantee of the Notes by the Domestic Subsidiaries to be entered into on the Issue Date as described under "--Note Guarantees," and (ii) any guarantee that may from time to time be entered into by a Restricted Subsidiary of the Company pursuant to the covenant described under "--Certain Covenants--Future Note Guarantors."

    "Note Guarantor" means any Restricted Subsidiary of the Company that enters into a Note Guarantee.

    "Officer" means, with respect to the Company or any other obligor upon the Notes, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Controller, the Treasurer or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity.

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
    "Officer's Certificate" means, with respect to the Company or any other obligor upon the Notes, a certificate signed by one Officer of such Person.

    "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

    "Parent" means any Person of which the Company at any time is or becomes a Subsidiary after the Issue Date.

    "Permitted Holder" means any of the following: (i) any of the Investor, Management Investors, CDR, CDR Fund V and their respective Affiliates; (ii) any investment fund or vehicle managed, sponsored or advised by CDR; (iii) any limited or general partners of, or other investors in, any of the Investors and their respective Affiliates, or any such investment fund or vehicle; and (iv) any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock of a Parent or the Company.

    "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in, or consisting of, any of the following:

        (i) a Restricted Subsidiary, the Company, or a Person that will, upon the making of such Investment, become a Restricted Subsidiary;

        (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

       (iii) Temporary Cash Investments or Cash Equivalents;

        (iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business;

        (v) any securities or other Investments received as consideration in, or retained in connection with, sales or other dispositions of property or assets, including Asset Dispositions made in compliance with the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock;"

        (vi) securities or other Investments received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

       (vii) Investments in existence or made pursuant to legally binding written commitments in existence on the Issue Date;

      (viii) Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which obligations are Incurred in compliance with the covenant described under "--Certain Covenants-- Limitation on Indebtedness;"

        (ix) pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise described in the definition of "Permitted Liens" or made in connection with Liens permitted under the covenant described under "--Certain Covenants-- Limitations on Liens;"

        (x) Notes;

        (xi) any Investment to the extent made using Capital Stock of the Company (other than Disqualified Stock), or Capital Stock of a Parent, as consideration;

       (xii) any Investment in a joint venture or similar entity that is not a Restricted Subsidiary, or in any Related Business, in an aggregate amount outstanding at any time not to exceed 5% of Consolidated Total Assets;

      (xiii) (1) Investments in any Receivables Subsidiary, or in connection with a Financing Disposition by or to any Receivables Entity, including Investments of funds held in accounts permitted or required by the arrangements governing such Financing Disposition or any related Indebtedness, or (2) any promissory note issued by the Company or a Parent, PROVIDED that if such Parent receives cash from the relevant Receivables Entity in exchange for such note, an equal cash amount is contributed by such Parent to the Company;

       (xiv) bonds secured by assets leased to and operated by the Company or any Restricted Subsidiary that were issued in connection with the financing of such assets so long as the Company or any Restricted Subsidiary may obtain title to such assets at any time by paying a nominal fee, canceling such bonds and terminating the transaction;

       (xv) Management Advances; and

       (xvi) other Investments in an aggregate amount outstanding at any time not to exceed 2.5% of Consolidated Total Assets.

    "Permitted Liens" means:

        (a) Liens for taxes, assessments or other governmental charges not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries, or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or a Subsidiary thereof, as the case may be, in accordance with GAAP;

        (b) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations that are not overdue for a period of more than 60 days, or that are bonded or that are being contested in good faith and by appropriate proceedings;

        (c) pledges, deposits or Liens in connection with workers' compensation, unemployment insurance and other social security and other similar legislation or other insurance-related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

        (d) pledges, deposits or Liens to secure the performance of bids, tenders, trade, government or other contracts (other than for borrowed money), obligations for utilities, leases, licenses, statutory obligations, completion guarantees, surety, judgment, appeal or performance bonds, other similar bonds, instruments or obligations, and other obligations of a like nature incurred in the ordinary course of business;

        (e) easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, changes, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole;

        (f) Liens existing on, or provided for under written arrangements existing on, the Issue Date, or (in the case of any such Liens securing Indebtedness of the Company or any of its Subsidiaries existing or arising under written arrangements existing on the Issue Date) securing any Refinancing Indebtedness in respect of such Indebtedness so long as the Lien securing such Refinancing Indebtedness is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or

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
    dividends or distributions in respect thereof) that secured (or under such written arrangements could secure) the original Indebtedness;

        (g) (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted Subsidiary of the Company has easement rights or on any leased property and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

        (h) Liens securing Hedging Obligations, Purchase Money Obligations or Capitalized Lease Obligations Incurred in compliance with the covenant described under "--Certain Covenants-- Limitation on Indebtedness;"

        (i) Liens arising out of judgments, decrees, orders or awards in respect of which the Company shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

        (j) leases, subleases, licenses or sublicenses to third parties;

        (k) Liens securing (1) Indebtedness Incurred in compliance with clause
    (b)(i), (b)(iv), (b)(v), (b)(vii), (b)(viii)(E) or (b)(x) of the covenant described under "--Certain Covenants--Limitation on Indebtedness," or clause
    (b)(iii) thereof (other than Refinancing Indebtedness Incurred in respect of Indebtedness described in paragraph (a) thereof), (2) Bank Indebtedness, (3) commercial bank Indebtedness, (4) Indebtedness of any Restricted Subsidiary that is not a Note Guarantor, (5) the Notes, or (6) Indebtedness or other obligations of any Receivables Entity;

        (l) Liens existing on property or assets of a Person at the time such Person becomes a Subsidiary of the Company (or at the time the Company or a Restricted Subsidiary acquires such property or assets); PROVIDED, HOWEVER, that such Liens are not created in connection with, or in contemplation of, such other Person becoming such a Subsidiary (or such acquisition of such property or assets), and that such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

        (m) Liens on Capital Stock or other securities of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

        (n) any encumbrance or restriction (including, but not limited to, put and call agreements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement; and

        (o) Liens securing Refinancing Indebtedness Incurred in respect of any Indebtedness secured by, or securing any refinancing, refunding, extension, renewal or replacement (in whole or in part) of any other obligation secured by, any other Permitted Liens, PROVIDED that any such new Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the obligations to which such Liens relate.

    "Permitted Parent Payments" means loans, advances, dividends or distributions to a Parent or other payments by the Company or any Restricted Subsidiary (A) to permit such Parent to satisfy obligations under the CDR Agreements or (B) to pay or permit such Parent to pay any Holding Company Expenses or any Related Taxes.

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
    "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

    "Preferred Stock" as applied to the Capital Stock of any corporation means Capital Stock of any class or classes (however designated) that by its terms is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

    "Purchase Money Obligations" means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

    "Receivable" means a right to receive payment arising from a sale or lease of goods or services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit, as determined in accordance with GAAP.

    "Receivables Entity" means (x) any Receivables Subsidiary or (y) any other Person that is engaged in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time), other accounts and/or other receivables, and/or related assets.

    "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

    "Receivables Financing" means any financing of Receivables of the Company or any Restricted Subsidiary that have been transferred to a Receivables Entity in a Financing Disposition.

    "Receivables Subsidiary" means a Subsidiary of the Company that (a) is engaged solely in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and (b) is designated as a "Receivables Subsidiary" by the Board of Directors.

    "refinance" means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell or extend (including pursuant to any defeasance or discharge mechanism); and the terms "refinances," "refinanced" and "refinancing" as used for any purpose in the Indenture shall have a correlative meaning.

    "Refinancing Indebtedness" means Indebtedness that is Incurred to refinance any Indebtedness existing on the Issue Date or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in the Indenture) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; PROVIDED, that (1) if the Indebtedness being refinanced is Subordinated Obligations or Guarantor Subordinated Obligations, the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced, (2) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the

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Indebtedness being refinanced, plus (y) fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such Refinancing Indebtedness, and (3) Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Note Guarantor that refinances Indebtedness of the Company that was incurred by the Company pursuant to paragraph (a) of the covenant described under "--Certain
Covenants--Limitation on Indebtedness" or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

    "Related Business" means those businesses in which the Company or any of its Subsidiaries is engaged on the date of the Indenture, or that are related, complementary, incidental or ancillary thereto or extensions, developments or expansions thereof.

    "Related Taxes" means (x) any taxes, charges or assessments, including but not limited to sales, use, transfer, rental, ad valorem, value-added, stamp, property, consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar taxes, charges or assessments (other than federal, state or local taxes measured by income and federal, state or local withholding imposed on payments made by a Parent), required to be paid by such Parent by virtue of its being incorporated or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than the Company or any of its Subsidiaries), or being a holding company parent of the Company or having received Capital Stock of the Company as a capital contribution, or receiving dividends from or other distributions in respect of the Capital Stock of the Company, or having guaranteed any obligations of the Company or any Subsidiary thereof, or having made any payment in respect of any of the items for which the Company is permitted to make payments to such Parent pursuant to the covenant described under "--Certain Covenants--Limitation on Restricted Payments," or (y) any other federal, state, foreign, provincial or local taxes measured by income for which such Parent is liable up to an amount not to exceed with respect to such federal taxes the amount of any such taxes that the Company would have been required to pay on a separate company basis or on a consolidated basis if the Company had filed a consolidated return on behalf of an affiliated group (as defined in Section 1504 of the Code, or an analogous provision of state, local or foreign law) of which it were the common parent, or with respect to state and local taxes, on a combined basis if the Company had filed a combined return on behalf of an affiliated group consisting only of the Company and its Subsidiaries.

    "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

    "Restricted Payment Transaction" means any Restricted Payment permitted pursuant to the covenant described under "--Certain Covenants--Limitation on Restricted Payments," any Permitted Payment, any Permitted Investment, or any transaction specifically excluded from the definition of the term "Restricted Payment."

    "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary. For purposes of clause (i) of the definition of the term "Consolidated Net Income," Dudley Stationery Limited, a company organized under the laws of England and Wales, and any successor thereto, shall be deemed to be a Restricted Subsidiary.

    "SEC" means the Securities and Exchange Commission.

    "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

    "Senior Credit Agreement" means the credit agreement dated as of June 9, 1998, among the Company, the lenders named therein, The Chase Manhattan Bank, as administrative agent, Bankers Trust Company, as syndication agent, and Merrill Lynch Capital Corporation, as documentation agent, as such agreement may be assumed by any successor in interest, and as such agreement may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether

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with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Credit Agreement or otherwise).

    "Senior Credit Facility" means the collective reference to the Senior Credit Agreement, any Credit Documents (as defined therein), any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Credit Agreement or one or more other credit agreements, indentures (including the Indenture) or financing agreements or otherwise). Without limiting the generality of the foregoing, the term "Senior Credit Facility" shall include any agreement (i) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder,
(iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

    "Senior Subordinated Indebtedness" means the Notes and any other Indebtedness of the Company that ranks PARI PASSU with the Notes.

    "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as in effect on the Issue Date.

    "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., and its successors.

    "Spin-off Distributions" means the formation and distribution by the Company to its stockholders of Capital Stock of four separate companies that will hold certain technology solutions, print management, education supplies and corporate travel services businesses previously operated by the Company.

    "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

    "Strategic Restructuring" means the comprehensive restructuring of the Company, involving the Equity Tender Offer, the Spin-off Distributions, the equity investment by the Investor, and related financing and other transactions.

    "Subordinated Obligations" means any Indebtedness of the Company (whether outstanding on the date of the Indenture or thereafter Incurred) that is expressly subordinated in right of payment to the Notes pursuant to a written agreement. Indebtedness in respect of the Convertible Notes shall not be deemed to be Subordinated Obligations.

    "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.

    "Successor Company" shall have the meaning assigned thereto in clause (i) under "--Merger and Consolidation."

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
    "Temporary Cash Investments" means any of the following: (i) any investment in (x) direct obligations of the United States of America or any agency or instrumentality thereof or obligations Guaranteed by the United States of America or any agency or instrumentality thereof or (y) direct obligations of any foreign country recognized by the United States of America rated at least "A" by S&P or "A-1" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization),
(ii) overnight bank deposits, and investments in time deposit accounts, certificates of deposit, bankers' acceptances and money market deposits (or, with respect to foreign banks, similar instruments) maturing not more than one year after the date of acquisition thereof issued by (x) any lender under the Senior Credit Agreement or (y) a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital and surplus aggregating in excess of $250 million (or the foreign currency equivalent thereof), (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) or (ii) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than one year after the date of acquisition, with a rating at the time as of which any Investment therein is made of "P-2" (or higher) according to Moody's or "A-2" (or higher) according to S&P (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization), (v) Investments in securities maturing not more than one year after the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization),
(vi) investment funds investing 95% of their assets in securities of the type described in clauses (i)-(v) above (which funds may also hold reasonable amounts of cash pending investment and/or distribution), (vii) any money market deposit accounts issued or offered by a domestic commercial bank or a commercial bank organized and located in a country recognized by the United States of America, in each case, having capital and surplus in excess of $250 million (or the foreign currency equivalent thereof), or investments in money market funds complying with the risk limiting conditions of Rule 2a-7 (or any successor rule) of the SEC under the Investment Company Act of 1940, as amended, and (viii) similar short-term investments approved by the Board of Directors in the ordinary course of business.

    "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. SectionSection 77aaa-77bbbb) as in effect on the date of the Indenture.

    "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

    "Transactions" means, collectively, the Strategic Restructuring, the initial equity investment by the Investor, the offering and issuance of the Notes, the initial borrowings under the Senior Credit Facility, the Equity Tender Offer, the Spin-off Distributions, the 2003 Note Tender Offer, the 2001 Note Exchange Offer, and all other transactions relating to the Strategic Restructuring or the financing thereof.

    "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

    "Trustee" means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

    "2001 Note Exchange Offer" means the offer by the Company to exchange shares of its common stock for its outstanding 5 1/2% Convertible Subordinated Notes due 2001.

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    "2003 Note Tender Offer" means the offer by the Company to purchase any and all of its outstanding 5 1/2% Convertible Subordinated Notes due 2003.

    "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary, as designated by the Board of Directors in the manner provided below, and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED, that either (A) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (B) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant described under "--Certain Covenants--Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED, that immediately after giving effect to such designation (x) the Company could incur at least $1.00 of additional Indebtedness under paragraph (a) in the covenant described under "--Certain Covenants--Limitation on Indebtedness" or (y) the Consolidated Coverage Ratio would be greater than it was immediately prior to giving effect to such designation. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Company's Board of Directors giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

    "Voting Stock" of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of directors or all interests in such entity with the ability to control the management or actions of such entity.

LISTING

    Application has been made to list the Notes on the Luxembourg Stock Exchange. The Certificate of Incorporation of the Company and the legal notice relating to the issue of the Notes and the Certificate of Incorporation of the Company will be registered prior to the listing with the Registrar of the District Court in Luxembourg (GREFFIER EN CHEF DUE TRIBUNAL D' ARRONDISSEMENT A LUXEMBOURG) where such documents are available for inspection and where copies thereof can be obtained upon request. As long as the New Notes are listed on the Luxembourg Stock Exchange, an agent for making payments on, and transfer of, Notes will be maintained in Luxembourg. The Company expects to initially designate State Street Bank Luxembourg S.A. as its agent for such purposes.

BOOK-ENTRY; DELIVERY AND FORM

    Except as set forth below, the New Notes will be issued in the form of one or more global notes (the "Global Notes"). The Global Notes will be deposited with, or on behalf of, DTC, and registered in its name or in the name of Cede & Co., as its nominee.

    Old Notes transferred to institutional "accredited investors," as defined in Rule 501(a)(1), (2), (3) and (7) under the Securities Act, who are not qualified institutional buyers or to any other persons who are not qualified institutional buyers (collectively referred to herein as "Non-Global Purchasers") were issued in registered form without interest coupons as "Certificated Notes." Upon the transfer to a qualified institutional buyer of such Certificated Notes initially issued to a Non-Global Purchaser, such Certificated Notes will, unless the transferee requests otherwise or the Global Note has previously been exchanged in whole for Certificated Securities, be exchanged for an interest in the Global Note representing the principal amount of Notes being transferred.

    Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests

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
in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Qualified institutional buyers may hold their interests in Global Notes directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

    Investors may hold their interests in the Global Notes directly through Cedel Bank or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such system.

    So long as DTC, or its nominee, is the registered owner or holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the New Notes represented by such Global Note for all purposes under the Indenture and the New Notes. No beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Indenture and, if applicable, those of Euroclear and Cedel Bank.

    Payments of the principal of, and interest on, a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither the Company, the Trustee nor any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    The Company expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

    Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Cedel Bank will be effected in the ordinary way in accordance with their respective rules and operating procedures.

    The Company expects that DTC will take any action permitted to be taken by a holder of New Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a Global Note is credited and only in respect of such portion of the aggregate principal amount of New Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC will exchange the applicable Global Note for Certificated Notes, which it will distribute to its participants and which may be legended as set forth under the heading "Transfer Restrictions."

DEPOSITORY TRUST COMPANY

    The Company understands that DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("Direct Participants") and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers,

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
dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("Indirect Participants").

    Although DTC, Euroclear and Cedel Bank are expected to follow the foregoing procedures in order to facilitate transfers of interests in a Global Note among participants of DTC, Euroclear and Cedel Bank, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Cedel Bank or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

    If DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by the Company within 90 days, the Company will issue Certificated Notes, which may bear the legend referred to under "Transfer Restrictions," in exchange for the Global Notes. Holders of an interest in a Global Note may receive Certificated Notes, which may bear the legend referred to under "Transfer Restrictions," in accordance with the DTC's rules and procedures in addition to those provided for under the Indenture.

REGISTRAR AND TRANSFER AGENT

    The Trustee will act as registrar and transfer agent for the New Notes (the "Notes Registrar").

    As described under "-- Book-Entry Securities; The Depository Trust Company; Delivery and Form," so long as the New Notes are in book-entry form, registration of transfers and exchanges of New Notes will be made through Direct Participants and Indirect Participants in DTC. If physical certificates representing the New Notes are issued, registration of transfers and exchanges of New Notes will be effected without charge by or on behalf of the Company, but, in the case of a transfer, upon payment (with the giving of such indemnity as the Company may require) in respect of any tax or other governmental charges which may be imposed in relation to it.

    The Company will not be required to register or cause to be registered any transfer of New Notes during a period beginning 15 days prior to the mailing of notice of redemption of New Notes and ending on the day of such mailing.

                          DESCRIPTION OF THE OLD NOTES

    The terms of the Old Notes are identical in all material respects to those of the New Notes, except that the Old Notes (i) have not been registered under the Securities Act, and, accordingly, contain terms with respect to transfer restrictions, (ii) are entitled to certain registration rights under the Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, and (iii) are entitled under the Registration Rights Agreement to an increase in the rate of interest payments thereon in the event that the Company fails to comply with certain terms of the Registration Rights Agreement. Certain relevant terms of the Registration Rights Agreement are described more fully below.

REGISTRATION RIGHTS

    The Company agreed with the Placement Agents, for the benefit of the holders of the Old Notes, that the Company will use its reasonable best efforts, at its cost, to file and cause to become effective a registration statement with respect to a registered offer (the "Exchange Offer") to exchange the Old Notes for an issue of senior subordinated notes of the Company (the "New Notes") with terms identical to the Old Notes (except that the New Notes will not bear legends restricting the transfer thereof or include provisions for additional interest). Upon such registration statement being declared effective, the Company shall offer the New Notes in return for surrender of the Old Notes. Such offer shall remain open for not less than 20 business days after the date notice of the Exchange Offer is mailed to holders. For each Old Note surrendered to the Company under the Exchange Offer, the holder will receive a New Note of

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
equal principal amount. Interest on each New Note shall accrue from the last Interest Payment Date on which interest was paid on the Old Notes so surrendered. In the event that applicable interpretations of the staff of the Securities and Exchange Commission (the "Commission") do not permit the Company to effect the Exchange Offer, or under certain other circumstances, the Company shall, at its cost, use its best efforts to cause to become effective a shelf registration statement (the "Shelf Registration Statement") with respect to resales of the Notes and to keep such Shelf Registration Statement continuously effective until the second anniversary of the Closing Date, or such shorter period that will terminate when all Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. The Company shall, in the event of such a shelf registration, provide to each holder copies of the prospectus, notify each holder when the Shelf Registration Statement for the Notes has become effective and take certain other actions as are required to permit resales of the Notes. A holder that sells its Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder (including certain indemnification obligations).

    In the event that the Exchange Offer is not consummated and a Shelf Registration Statement is not declared effective on or prior to December 10, 1998, the annual interest rate borne by the Notes will be increased by (a) prior to the 91st day after December 10, 1998, .25% per annum and (b) thereafter, .50% per annum until the Exchange Offer is consummated or the Shelf Registration Statement is declared effective.

    If the Company effects the Exchange Offer, the Company will be entitled to close the Exchange Offer 20 business days after the commencement thereof, PROVIDED that it has accepted all Old Notes theretofore validly surrendered in accordance with the terms of the Exchange Offer. Old Notes not tendered in the Exchange Offer shall continue to accrue interest and to be subject to all of the terms and conditions specified in the Indenture and to the transfer restrictions described in "Transfer Restrictions," but will not retain any rights under the Registration Rights Agreement.

    This summary of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is available from the Company upon request.

TRANSFER RESTRICTIONS

    The Old Notes have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

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                CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

    The following summary describes certain United States federal income tax consequences of the acquisition, ownership and disposition of the New Notes. The summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions as of the date hereof, all of which may be repealed, revoked or modified so as to result in federal income tax consequences different from those described below. Such changes could be applied retroactively in a manner that could adversely affect holders of the Notes. In addition, the authorities on which this summary is based are subject to various interpretations. It is therefore possible that the consequences of the acquisition, ownership and disposition of the Notes may differ from the treatment described below.

    The tax treatment of a holder of the New Notes may vary depending upon the particular situation of the holder. This summary is limited to investors who will hold the New Notes as capital assets within the meaning of Section 1221 of the Code and does not deal with holders that may be subject to special tax rules (including, but not limited to, insurance companies, tax-exempt organizations, financial institutions, dealers in securities or currencies, holders whose functional currency is not the U.S. dollar or holders who will hold the New Notes as a hedge against currency risks or as part of a straddle, synthetic security, conversion transaction or other integrated investment comprised of the New Notes and one or more other investments). The discussion is limited to holders of New Notes exchanged for Old Notes of which such holders were the original purchasers and does not address the tax consequences to subsequent holders of the New Notes.

    This summary is for general information only and does not constitute, nor should it be considered as, legal or tax advice to prospective holders of the New Notes. Moreover, the summary does not address all aspects of federal income taxation that may be relevant to holders of the New Notes in light of their particular circumstances, and it does not address any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Prospective holders should consult their own tax advisors as to the particular tax consequences to them of acquiring, holding or disposing of the New Notes.

    As used herein, a "United States Holder" of a Note means an individual that is a citizen or resident of the United States (including certain former citizens and former longtime residents), a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust if either (a) the trust elects to be classified as a domestic trust or (b) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust. A "Non-United States Holder" is a holder that is not a United States Holder.

CONSEQUENCES OF THE EXCHANGE OFFER

    An exchange of Old Notes for New Notes pursuant to the Exchange Offer should not be treated as an "exchange" for federal income tax purposes because the New Notes should not be considered to differ materially in kind or extent from the Old Notes. Rather, the New Notes received by a holder should be treated as a continuation of the Old Notes in the hands of that holder. As a result, there should be no federal income tax consequences for holders who exchange Old Notes for New Notes. Such holders will have the same tax basis and holding period in the New Notes as the Old Notes exchanged therefor. For purposes of the following discussion, it is assumed that the New Notes and the Old Notes exchanged therefor will be treated as the same instruments for U.S. federal income tax purposes, and accordingly references to a "Note" (or with correlative meaning "Notes") include both a New Note and the Old Note for which that New Note is exchanged.

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
STATED INTEREST ON NOTES

    Except as set forth below, interest on a Note will generally be taxable to a United States Holder as ordinary income from domestic sources at the time it is paid or accrued in accordance with the United States Holder's method of accounting for tax purposes.

MARKET DISCOUNT

    If a United States Holder purchases a Note for an amount that is less than its principal amount, the amount of the difference will be treated as "market discount" for U.S. federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules, a United States Holder will be required to treat any partial principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a Note as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such Note during the period each holder held the Note. In addition, the United States Holder may be required to defer, until the maturity of the Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Note.

    Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the United States Holder elects to accrue on a constant yield method. A United States Holder may elect to include market discount in income currently as it accrues (on either a ratable or constant interest method), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service (the "IRS").

AMORTIZABLE BOND PREMIUM

    A United States Holder that purchases a Note for an amount in excess of the principal amount will be considered to have purchased the Note at a "premium." A United States Holder generally may elect to amortize the premium over the remaining term of the Note on a constant yield method. However, if the Note is purchased at a time when the Note may be optionally redeemed for an amount that is in excess of its principal amount, special rules would apply that could result in a deferral of the amortization of bond premium until later in the term of the Note. The amount amortized in any year will be treated as a reduction of the United States Holder's interest income from the Note. Bond premium on a Note held by a United States Holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the Note. The election to amortize premium on a constant yield method, once made, applies to all debt obligations held or subsequently acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

SALE, EXCHANGE AND RETIREMENT OF NOTES

    Upon the sale, exchange, redemption, retirement or other disposition of a Note, a United States Holder generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, redemption, retirement or other disposition (except to the extent attributable to accrued and unpaid interest which will be taxable as such) and such holder's adjusted tax basis of the Note. A United States Holder's adjusted tax basis in a Note will, in general, be the United States Holder's cost therefor, increased by market discount previously included in income by the United States Holder and reduced by any amortized premium previously deducted from income by the United States Holder. Except as described above with respect to market discount or except to the extent the gain or loss is attributable to accrued but unpaid stated interest, such gain or loss will be capital gain or loss. For certain noncorporate taxpayers (including individuals), the rate of taxation of capital gains will depend upon (i) the taxpayer's holding period in the capital asset and (ii) the taxpayer's marginal tax rate for ordinary income. The deductibility of capital losses is subject to limitations.

NON-UNITED STATES HOLDERS

    Under present United States federal income and estate tax law, and subject to the discussion below concerning backup withholding:

        (a) no United States federal withholding tax will be imposed with respect to the payment by the Company or its paying agent of principal, premium, if any, or interest on a Note owned by a Non-United States Holder under an exemption for certain portfolio interest (the "Portfolio Interest Exception"), provided (i) that such Non-United States Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder,
    (ii) such Non-United States Holder is not a controlled foreign corporation that is related, directly or constructively, to the Company through stock ownership, (iii) such Non-United States Holder is not a bank whose receipt of interest on a Note is described in section 881(c)(3)(A) of the Code and
    (iv) such Non-United States Holder satisfies the certification requirements (described generally below);

        (b) no United States federal withholding tax will be imposed generally with respect to any gain realized by a Non-United States Holder upon the sale, exchange, redemption, retirement or other disposition of a Note; and

        (c) a Note beneficially owned by an individual who at the time of death is a Non-United States Holder will not be subject to United States federal estate tax, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of section 871(h)(3) of the Code and provided that the interest payments with respect to such Note would not have been, if received at the time of such individuals death, effectively connected with the conduct of a United States trade or business by such individual.


    To satisfy the requirement referred to in (a)(iv) above, the beneficial owner of such Note, or a financial institution holding the Note on behalf of such owner, must provide, in accordance with specified procedures, the Company or a paying agent of the Company, with a statement to the effect that the beneficial owner is not a United States Holder. Pursuant to current Treasury regulations, this statement will satisfy the certification requirements if (1) the beneficial owner provides its name and address, and certifies, under penalties of perjury, that it is not a United States Holder (which certification may be made on an IRS Form W-8 (or substitute form)) or (2) a financial institution holding the Note on behalf of the beneficial owner in the ordinary course of its trade or business certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof.


    If a Non-United States Holder cannot satisfy the requirements of the Portfolio Interest Exception described in (a) above, payments on a Note made to such Non-United States Holder will be subject to a 30% withholding tax unless the beneficial owner of the Note provides the Company or its paying agent, as the case may be, with a properly executed (1) IRS Form 1001 (or substitute form) claiming an exemption from or reduction of withholding under the benefit of a tax treaty or (2) IRS Form 4224 (or substitute form) stating that interest paid on the Note is not subject to withholding tax because it is effectively connected with the beneficial owner's conduct of a trade or business in the United States.

    Treasury regulations, which will become generally effective January 1, 2000, modify certain of the certification requirements described above. It is possible that the Company and other withholding agents may request new withholding exemption forms from holders in order to qualify for continued exemption from withholding under the Treasury regulations when they become effective.

    If a Non-United States Holder is engaged in a trade or business in the United States and income in respect of a Note is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from United States federal withholding tax as discussed above, will be subject to United States federal income tax on such income on a net income basis in the same manner as if it were a United States Holder. In addition, if such Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (unless reduced or eliminated by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to adjustments.

    Any gain or income realized upon the sale, exchange, retirement or other disposition of a Note generally will not be subject to United States federal income tax unless (i) such gain or income is effectively connected with the conduct of a trade or business in the United States by the Non-United States Holder or (ii) in the case of a Non-United States Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition, and certain other conditions are met.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    In general, information reporting requirements will apply to payments on a Note and to the proceeds of the sale of a Note made to United States Holders other than certain exempt recipients (such as corporations). A 31% backup withholding tax will apply to such payments if the United States Holder fails to provide a taxpayer identification number or certification of foreign or other exempt status or fails to report in full dividend and interest income.

    Under current regulations, no information reporting or backup withholding will be required with respect to payments made by the Company or any paying agent to Non-United States Holders if a statement described in (a)(iv) under "--Non-United States Holders" has been received and the payor does not have actual knowledge that the beneficial owner is a United States person.

    In addition, backup withholding and information reporting will not apply if payments on a Note are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the beneficial owner of such Note, or if a foreign office of a broker (as defined in applicable U.S. Treasury regulations) pays the proceeds of the sale of a Note to the owner thereof. If, however, such nominee, custodian, agent or broker is, for United States federal income tax purposes, a United States person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, such payments will be subject to information reporting (but not backup withholding), unless (1) such custodian, nominee, agent or broker has documentary evidence in its records that the beneficial owner is not a United States person and certain other conditions are met or (2) the beneficial owner otherwise establishes an exemption. Treasury regulations which will become generally effective January 1, 2000, modify certain of the certification requirements for backup withholding. It is possible that the Company and other withholding agents may request a new withholding exemption form from holders in order to qualify for continued exemption from backup withholding under Treasury regulations when they become effective.

    Payments on a Note paid to the beneficial owner of a Note by a United States office of a custodian, nominee or agent, or the payment by the United States office of a broker of the proceeds of sale of a Note, will be subject to both backup withholding and information reporting unless the beneficial owner provides the statement referred to in (a)(iv) above and the payor does not have actual knowledge that the beneficial owner is a United States person or otherwise establishes an exemption.

    Any amounts withheld under the backup withholding rules will be credited toward such Holder's United States federal income tax liability, if any. To the extent that the amounts withheld exceed the Holder's tax liability, the excess may be refunded to the Holder provided the required information is furnished to the IRS. In addition to providing the necessary information, the Holder must file a United States tax return in order to obtain a refund of the excess withholding.

    THE FEDERAL INCOME TAX SUMMARY SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. PROSPECTIVE AND CURRENT UNITED STATES HOLDERS AND NON-UNITED STATES HOLDERS OF THE NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER UNITED STATES FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE EFFECTS OF CHANGES IN SUCH LAWS.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives New Notes for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of New Notes received in exchange for Old Notes if such Old Notes were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities. The Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Notes for a period ending 180 days after the last date of acceptance for the Exchange Offer. See "The Exchange Offer -- Resales of New Notes."

    New Notes received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    The Company shall not be liable for any delay by the Depository or any Participant or Indirect Participant in identifying the beneficial owners of the related New Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from the Depository for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the New Notes to be issued).

                                 LEGAL MATTERS

    The validity of the New Notes being offered hereby and certain other legal matters regarding the Notes will be passed upon for the Company by Wilmer, Cutler & Pickering, Washington, D.C.

                                    EXPERTS

    The historical financial statements incorporated in this Registration Statement on Form S-4 by reference to the Company's Annual Report on Form 10-K for the year ended April 25, 1998 and the Company's Current Reports on Form 8-K filed April 22, 1998 and May 26, 1998 have been audited by various independent accountants. The companies and periods covered by these audits are indicated in the individual accountants' reports. Such financial statements have been so incorporated in reliance on the reports of the various independent accountants given on the authority of such firms as experts in auditing and accounting.

                          GENERAL LISTING INFORMATION

LISTING

    Application has been made to list the Notes on the Luxembourg Stock Exchange. The Certificate of Incorporation of the Company and the legal notice relating to the issue of the Notes will be deposited prior to the listing with the Registrar of the District Court in Luxembourg (GREFFIER EN CHEF DU TRIBUNAL D' ARRONDISSEMENT A LUXEMBOURG), where such documents are available for inspection and where copies thereof can be obtained upon request. As long as the Notes are listed on the Luxembourg Stock Exchange, an Agent for making payments on, and transfers of, Notes will be maintained in Luxembourg.

                       PRO FORMA COMBINED FINANCIAL DATA
                                  (UNAUDITED)

    The unaudited pro forma financial statements give effect to (i) the Equity Tender, (ii) the Distributions, (iii) the Equity Investment, (iv) the exchange of the Company's 5 1/2% convertible subordinated notes due 2001 for common stock at an exchange rate of 15.461 shares per $1,000 principal amount, (the "2001 Note Exchange Offer") (v) the repurchase of the 5 1/2% convertible subordinated notes due 2003 for a purchase price of 94.5% of the principal amount, plus accrued interest (the "2003 Note Tender") and (vi) the Financing Transactions. The unaudited pro forma combined financial statements do not give effect to the allocation of corporate overhead to the Spin-Off Companies.


    A pro forma combined balance sheet as of July 25, 1998 has not been included as it is the same as the historical consolidated balance sheet as of July 25, 1998 as all of the transactions for which the pro forma financial statements give effect occurred prior to July 25, 1998.



    The pro forma combined statement of operations for the three months ended July 25, 1998 gives effect to (i) the Equity Tender, (ii) the Distributions,
(iii) the Equity Investment, (iv) the 2001 Note Offer, (v) the 2003 Note Tender,
(vi) the Financing Transactions and (vii) the business combinations accounted for under the purchase method during Fiscal Year 1999 (the "Fiscal 1999 Purchase Acquisitions"), as if all such transactions had occurred on April 26, 1998. The pro forma combined statement of operations for the three months ended July 25, 1998 includes (i) the unaudited financial information of the Company for the three months ended July 25, 1998 and (ii) the unaudited financial information of the Fiscal 1999 Purchase Acquisitions for the period from April 26, 1998 through their respective acquisition dates.



    The pro forma combined statement of operations for the fiscal year ended April 25, 1998 gives effect to (i) the Equity Tender, (ii) the Distributions,
(iii) the Equity Investment, (iv) the 2001 Note Offer, (v) the 2003 Note Tender,
(vi) the Financing Transactions, (vii) the business combinations accounted for under the purchase method during Fiscal Year 1998 (the "Fiscal 1998 Purchase Acquisitions") and (viii) the Fiscal 1999 Purchase Acquisitions, as if all such transactions had occurred on April 27, 1997. The pro forma combined statement of operations for the fiscal year ended April 25, 1998 includes (i) the audited financial information of the Company for the fiscal year ended April 25, 1998,
(ii) the unaudited financial information of the Fiscal 1998 Purchase Acquisitions for the period from April 27, 1997 through their respective acquisition dates and (iii) the unaudited financial information of the Fiscal 1999 Purchase Acquisitions for the fiscal year ended April 25, 1998.



    The unaudited pro forma combined financial data presented herein does not purport to represent the results that the Company would have obtained had the transactions which are the subject of pro forma adjustments occurred at the beginning of the applicable periods, as assumed, or the future results of the company. The results of the companies included in the Spin-Off Companies have been reflected as discontinued operations in the Company's historical statement of operations. The pro forma combined financial statements should be read in conjunction with the Company's audited consolidated financial statements that are incorporated by reference into this Prospectus.

                          U.S. OFFICE PRODUCTS COMPANY
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED JULY 25, 1998
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)



                                                            U.S. OFFICE   FISCAL 1999
                                                              PRODUCTS     PURCHASE     PRO FORMA    PRO FORMA
                                                              COMPANY     ACQUISITIONS ADJUSTMENTS    COMBINED
                                                            ------------  -----------  -----------  ------------
Revenues..................................................  $    651,949   $   5,602    $           $    657,551
Cost of revenues..........................................       474,285       4,043                     478,328
                                                            ------------  -----------  -----------  ------------
  Gross profit............................................       177,664       1,559                     179,223

Selling, general and administrative expenses..............       148,822       1,176                     149,998
Amortization expense......................................         5,959           3           17(b)        5,979
Strategic Restructuring Plan costs........................        97,503                  (97,503)(c)
Operating restructuring costs.............................         8,726                                   8,726
                                                            ------------  -----------  -----------  ------------
  Operating income (loss).................................       (83,346)        380       97,486         14,520

Other (income) expense:
  Interest expense........................................        18,888          18        8,165(d)       27,071
  Interest income.........................................          (366)         (1)         367(d)
  Other income............................................          (410)         (2)                       (412)
                                                            ------------  -----------  -----------  ------------
Income (loss) from continuing operations before provision
  for (benefit from) income taxes.........................      (101,458)        365       88,954        (12,139)
Provision for (benefit from) income taxes.................       (17,915)         90       11,804(e)       (6,021)
                                                            ------------  -----------  -----------  ------------
Income (loss) from continuing operations..................  $    (83,543)  $     275    $  77,150   $     (6,118)
                                                            ------------  -----------  -----------  ------------
                                                            ------------  -----------  -----------  ------------
Weighted average shares outstanding:
  Basic...................................................        35,073                                  36,517(f)
  Diluted.................................................        35,073                                  36,517(f)

Loss per share from continuing operations:
  Basic...................................................  $      (2.38)                           $      (0.17)
  Diluted.................................................  $      (2.38)                           $      (0.17)



       See accompanying notes to pro forma combined financial statements.

                          U.S. OFFICE PRODUCTS COMPANY
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED APRIL 25, 1998
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)



                                               U.S. OFFICE   FISCAL 1998  FISCAL 1999
                                                 PRODUCTS     PURCHASE     PURCHASE     PRO FORMA    PRO FORMA
                                                 COMPANY     ACQUISITIONS ACQUISITIONS ADJUSTMENTS    COMBINED
                                               ------------  -----------  -----------  -----------  ------------
Revenues.....................................  $  2,611,740   $ 164,732    $  27,545    $           $  2,804,017
Cost of revenues.............................     1,884,892     106,861       17,246                   2,008,999
                                               ------------  -----------  -----------  -----------  ------------
  Gross profit...............................       726,848      57,871       10,299                     795,018

Selling, general and administrative
  expenses...................................       591,463      40,272        7,656       (2,373)(a)      637,018
Amortization expense.........................        19,938          80           14        4,954(b)       24,986
Operating restructuring costs................         6,188                                                6,188
                                               ------------  -----------  -----------  -----------  ------------
  Operating income...........................       109,259      17,519        2,629       (2,581)       126,826

Other (income) expense:
  Interest expense...........................        37,836         623          115       69,712(d)      108,286
  Interest income............................        (1,853)       (190)                    2,043(d)
  Other......................................        (7,146)       (224)          35                      (7,335)
                                               ------------  -----------  -----------  -----------  ------------
Income from continuing operations before
  provision for income taxes.................        80,422      17,310        2,479      (74,336)        25,875
Provision for income taxes...................        36,946       2,378          298      (19,543)(e)       20,079
                                               ------------  -----------  -----------  -----------  ------------
Income from continuing operations............  $     43,476   $  14,932    $   2,181    $ (54,793)  $      5,796
                                               ------------  -----------  -----------  -----------  ------------
                                               ------------  -----------  -----------  -----------  ------------
Weighted average shares outstanding:
  Basic......................................        29,889                                               36,517(f)
  Diluted....................................        30,480                                               37,105(f)

Income per share from continuing operations:
  Basic......................................  $       1.45                                         $       0.16
  Diluted....................................  $       1.43                                         $       0.16



       See accompanying notes to pro forma combined financial statements.

                          U.S. OFFICE PRODUCTS COMPANY

                NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS

                                 (IN THOUSANDS)

                                  (UNAUDITED)


UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS ADJUSTMENTS



(a) Adjustment to reflect reductions in executive compensation as a result of the elimination of certain executive positions and the renegotiations of executive compensation agreements resulting from certain acquisitions. The Company believes that these reductions are expected to remain in place for the forseeable future and are not reasonably likely to affect operating performance.



(b) Adjustment to reflect the increase in amortization expense relating to goodwill recorded in purchase accounting related to the Fiscal 1998 and Fiscal 1999 Purchase Acquisitions for the periods prior to the respective dates of acquisition. The Company has recorded goodwill amortization in the historical financial statements from the respective dates of acquisition forward. The goodwill is being amortized over estimated lives ranging from 20 to 40 years for the Fiscal 1998 and the Fiscal 1999 Purchase Acquisitions.



(c) Adjustment to reflect the reduction of Strategic Restructuring Plan costs.



(d) Adjustment to reflect the increase in net interest expense, at a weighted average rate of 9.2%, resulting from the increase in debt outstanding to $1,212,939 at July 25, 1998 as a result of the Equity Tender, partially offset by the proceeds from the Equity Investment, the effects of the 2001 Note Exchange Offer and the 2003 Note Tender and repayment of the Company's existing credit facility. The weighted average interest rate of 9.2% was determined based upon $785.0 outstanding under the terms of the Company's $1,225 million credit facility (the "Credit Facility") and the Company's other indebtedness primarily at annual interest rates of LIBOR plus margins ranging from 2.25% to 2.5% (approximately 7.9% to 8.2%) and the issuance of the Notes at an annual interest rate of approximately 9.75%, plus commitment fees on unused balances and amortization of the related debt issue costs. Pro forma interest expense under the Credit Facility will fluctuate $3,925 on an annual basis for each .5% change in LIBOR. Depending on market conditions when funds are borrowed under the Credit Facility, the interest rates may vary from that indicated herein.



(e) Adjustment to calculate the provision for (benefit from) income taxes on the combined pro forma results at effective tax rates of approximately 50% and 78% for the three months ended July 25, 1998 and fiscal year ended April 25, 1998, respectively. The difference between the effective tax rates and the statutory tax rate of 35% relates primarily to state income taxes and non-deductible goodwill amortization expense. This adjustment assumes that all companies were taxed at the effective tax rates regardless of how they were taxed prior to being acquired by the Company, including those companies that previously paid no taxes under Subchapter S.



(f) Basic pro forma earnings per share is calculated based upon 36,517 weighted average shares outstanding. The weighted average shares outstanding used to calculate diluted pro forma earnings per share for the year ended April 25, 1998 is based upon the basic weighted average shares outstanding plus 591 common stock equivalents considered to be outstanding related to stock options.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFER MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE NEW NOTES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                  ---------
Summary.........................................          7
Risk Factors....................................         17
Use of Proceeds.................................         26
Capitalization..................................         27
The Exchange Offer..............................         28
Description of the New Notes....................         36
Description of the Old Notes....................         81
Certain United States Federal Tax
  Considerations................................         83
Plan of Distribution............................         87
Legal Matters...................................         87
Experts.........................................         87
Pro Forma Combined Financial Data...............        F-1

                           OFFER FOR ALL OUTSTANDING
                        9 3/4% SENIOR SUBORDINATED NOTES
                                    DUE 2008
                                IN EXCHANGE FOR
                        9 3/4% SENIOR SUBORDINATED NOTES
                                    DUE 2008
                        THAT HAVE BEEN REGISTERED UNDER
                           THE SECURITIES ACT OF 1933
                                       OF

                                     [LOGO]

                             ---------------------


                                   PROSPECTUS
                                NOVEMBER 5, 1998


                             ---------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section of the USOP Amended and Restated Certificate of Incorporation provides for indemnification of the directors, officers, employees and agents of USOP to the full extent currently permitted by law.

    Section 145 of the Delaware General Corporation Law ("DGCL") empowers a Delaware corporation to indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify such persons against expenses (including attorneys' fees) in actions brought by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and to the extent the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or other such court shall deem proper. To the extent such person has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for in, or granted pursuant to, Section 145 is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

    Section 145 also provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the statute.

    In addition, the USOP Amended and Restated Certificate of Incorporation, as permitted by Section 102(b) of the DGCL, limits directors' liability to USOP and its stockholders by eliminating liability in damages for breach of fiduciary duty. Section 5.5 of the USOP Amended and Restated Certificate of Incorporation provides that neither USOP nor its stockholders may recover damages from USOP directors for breach of their fiduciary duties in the performance of their duties as directors of USOP. As limited by Section 102(b), this provision cannot, however, have the effect of indemnifying any director of USOP in the case of liability (i) for a breach of the director's duty of loyalty, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or (iv) for any transactions for which the director derived an improper personal benefit.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

        (a) See Exhibit Index for list of exhibits.

        (b) Not applicable.

        (c) Not applicable.

ITEM 22. UNDERTAKINGS

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned registrant also hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrants have duly caused Amendment No. 2 this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on November 5, 1998.


                                U.S. OFFICE PRODUCTS COMPANY

                                By:  /s/ MARK D. DIRECTOR
                                     -----------------------------------------
                                     Name: Mark D. Director
                                     Title: Executive Vice President

                                GUARANTORS

                                By:  /s/ DONALD H. PLATT
                                     -----------------------------------------
                                     Name: Donald H. Platt
                                     Title: Authorized Signatory for each
                                     Additional Registrant listed on this
                                            Registration Statement

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby appoints Thomas Morgan and Mark D. Director, and both of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all registration statements for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to perform each and every act and thing appropriate or necessary to be done, as full and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                      CAPACITY                       DATE
------------------------------  ---------------------------  ---------------------------

              *                 President, Chief Executive   November 5, 1998
------------------------------  Officer and Director of
Thomas Morgan                   U.S. Office Products
                                Company (Principal
                                Executive Officer),
                                Director of Mail Boxes
                                Etc., and Director of Mail
                                Boxes, Etc., USA, Inc.

              *                 Executive Vice               November 5, 1998
------------------------------  President--Financial, Chief
Joseph T. Doyle                 Financial Officer and
                                Treasurer of U.S. Office
                                Products Company (Principal
                                Financial & Accounting
                                Officer) and Principal
                                Financial & Accounting
                                Officer for each Additional
                                Registrant listed on this
                                Registration Statement.

              *                 Chairman of the Board of     November 5, 1998
------------------------------  U.S. Office Products
Charles P. Pieper               Company

              *                 Director of U.S. Office      November 5, 1998
------------------------------  Products Company
Kevin J. Conway

              *                 Director of U.S. Office      November 5, 1998
------------------------------  Products Company
Frank P. Doyle

              *                 Director of U.S. Office      November 5, 1998
------------------------------  Products Company
Brian D. Finn

              *                 Director of U.S. Office      November 5, 1998
------------------------------  Products Company
L. Dennis Kozlowski

              *                 Director of U.S. Office      November 5, 1998
------------------------------  Products Company
Milton H. Kuyers

              *                 Director of U.S. Office      November 5, 1998
------------------------------  Products Company
Edward J. Mathias

              *                 Director of U.S. Office      November 5, 1998
------------------------------  Products Company
Allon H. Lefever

          SIGNATURE                      CAPACITY                       DATE
------------------------------  ---------------------------  ---------------------------
              *                 Director of the Corporate    November 5, 1998
------------------------------  Guarantors listed below,
Mark D. Director                and Director of Expert
                                Office Services, Inc.

              *                 Director of the Corporate    November 5, 1998
------------------------------  Guarantors listed below
Donald H. Platt

LLC GUARANTORS:
By: U.S. Office Products
Company, as Sole Member of the
LLC Guarantors listed below

              *                 Executive Vice President--   November 5, 1998
------------------------------  Administration, of U.S.
Mark D. Director                Office Products Company

GLOBAL MAILBOX EXPRESS, LLC
By: Mail Boxes, Etc., USA,
Inc., Its Managing Member

              *                 Vice President of Mail       November 5, 1998
------------------------------  Boxes, Etc., USA, Inc.
Mark D. Director

              *                 Director of Dameron-Pierson  November 5, 1998
------------------------------  Company, Limited
Robert C. Schroeder

              *                 Director of Expert Office    November 5, 1998
------------------------------  Services, Inc.
Jay L. Mutschler

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of
Robert A. Knoll                 Action Wholesale Service,
                                Inc.

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of
Arthur Maxwell                  Affordable Interior
                                Systems, Inc.

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of
Jerry Holschen                  American Loose
                                Leaf/Business Products,
                                Inc.

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of
J. Daniel Mahoney               Andrews Office Supply &
                                Equipment Co.

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of
Stuart N. Johnson               Bindery Systems, Inc.

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of Bob
Robert Brines                   Brines Office Supply Co.

              *                 Pesident (Principal          November 5, 1998
------------------------------  Executive Officer) of
Arnold V. Malm                  Carithers-Wallace-Courtneay,
                                LLC

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of
William G. Robbins, II          Carolina Office Equipment
                                Company

          SIGNATURE                      CAPACITY                       DATE
------------------------------  ---------------------------  ---------------------------
              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of
Warren B. Terry, Jr.            Central Texas Office
                                Products, Inc.

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of
John M. Frisk                   Copenhaver Holdings, LLC

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of
Arnold V. Malm                  Courtland-Cain, Inc.

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of
John Ridell                     Dameron-Pierson Company,
                                Limited

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of
Jack B. Dulworth                Dulworth Office Furniture
                                Company

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of
Jay L. Mutschler                Expert Office Services,
                                Inc.

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of Fort
Patrick T. Cullen               Smith Office Supply, Inc.

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of
Michael J. Barnell              Forty-Fifteen Papin
                                Redevelopment Corporation

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of
Thomas Reaser                   General Office Products
                                Company

GLOBAL MAILBOX EXPRESS, LLC
By: Mailboxes, Etc., USA,
Inc., Its Managing Member

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of
James H. Amos, Jr.              Mailboxes, Etc., USA, Inc.

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of J.H.
John H. Whitley                 Whitley., Co.

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of
Arthur A. Hasse                 Kentwood Office Furniture,
                                Inc.

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of
Leonard R. Ganz                 Landmark Industries, Inc.

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of Mail
James H. Amos, Jr.              Boxes, Etc.

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of Mail
James H. Amos, Jr.              Boxes, Etc., USA, Inc.

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of
Stephen D. Flax                 McWhorter's, Inc.

          SIGNATURE                      CAPACITY                       DATE
------------------------------  ---------------------------  ---------------------------
              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of Mile
Vassilios Sirpolaidis           High Office Supply, LLC

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of Mills
Donald Nickleson                Morris Business Products

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of
Elliott Nelson                  Modern Foods Systems, Inc.

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of
Elliott Nelson                  Modern Vending, Inc.

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of
Larry Crawford                  Morris Office Machines,
                                Inc.

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of
William J. Costigan, Jr.        National Office Supply,
                                Inc.

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of New
Sandford A. Grodin              Mexico Office Solutions,
                                Inc.

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of Pear
Kathey Pear                     Commercial Interiors, Inc.

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of Price
Milford H. Marchant             Modern, Inc.

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of Radar
Earlis Johnson                  Business Systems, Inc.

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of
Michael J. Rainen               Rainen Business Interiors,
                                Inc.

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of Sagot
Robert S. Sagot                 Office Interiors, Inc.

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of
Steven J. Sletten               Sletten Vending Service,
                                Inc.

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of
Sandford A. Grodin              Sturgis Acquisition Corp.

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of
Michael S. Sweitzer             Sweitzer's Offset Services,
                                Inc.

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of
Jack Huguley                    Businessworks, Inc.

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of The
Craig A. Cooper                 H.H. West Company

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of The
John A. Thayer                  J. Thayer Company, LLC

          SIGNATURE                      CAPACITY                       DATE
------------------------------  ---------------------------  ---------------------------
              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of The
Barry Carlson                   Office Furniture Store,
                                Inc.

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of The
Carlton L. Miller               Office Works, Inc.

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of The
Anne T. Smyth                   Systems House, Inc.

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of USOP
Kevin J. Thimjon                Merchandising Company

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of U.S.
Roger Choquette                 Office Furniture, Inc.

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of U.S.
Roger Choquette                 Office Furniture Rentals,
                                Inc.

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of U.S.
David C. Gezon                  Office Products -Great
                                Lakes, Inc.

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of U.S.
Craig A. Cooper                 Office Products -Midwest,
                                LLC

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of U.S.
Roger Kane                      Office Products of Northern
                                Wisconsin, Inc.

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of U.S.
Richard D. Corwin               Office Products Southern
                                California

              *                 President (Principal         November 5, 1998
------------------------------  Executive Officer) of
Peter R. Wechsler               Vend-Rite Service
                                Corporation

/s/ DAVID MACISAAC              President (Principal         November 5, 1998
------------------------------  Executive Officer) of
David MacIsaac                  Woburn Vending, Inc.

/s/ MARK D. DIRECTOR            President (Principal         November 5, 1998
------------------------------  Executive Officer) of
Mark D. Director                USOPN, Inc.

*By: /s/ MARK D. DIRECTOR
------------------------------
    Mark D. Director
    Attorney-in-fact

                              CORPORATE GUARANTORS


Action Wholesale Service, Inc.
Affordable Interior Systems, Inc.
American Loose Leaf/Business Products, Inc.
Andrews Office Supply & Equipment Co.
Bindery Systems, Inc.
Bob Brines Office Supply Co.
Carolina Office Equipment Company
Central Texas Office Products, Inc.
Courtland-Cain, Inc.
Dameron-Pierson Company, Limited
Dulworth Office Furniture Company
Fort Smith Office Supply, Inc.
Forty-Fifteen Papin Redevelopment Corporation
General Office Products Company
J.H. Whitley Co., Inc.
Kentwood Office Furniture, Inc.
Landmark Industries Inc.
Mail Boxes, Etc., USA, Inc.
McWhorter's, Inc.
Mills Morris Business Products, Inc.
Modern Foods Systems, Inc.
Modern Vending, Inc.
Morris Office Machines, Inc.
National Office Supply, Inc.
New Mexico Office Solutions, Inc.
Pear Commercial Interiors, Inc.
Price Modern, Inc.
Radar Business Systems, Inc.
Rainen Business Interiors, Inc.
Sagot Office Interiors, Inc.
Sletten Vending Service, Inc.
Sturgis Acquisition Corp.
Sweitzer's Offset Services, Inc.
Businessworks, Inc.
The H.H. West Company
The Office Furniture Store, Inc.
The Office Works, Inc.
The Systems House, Inc.
USOP Merchandising Company
U.S. Office Furniture, Inc.
U.S. Office Furniture Rentals, Inc.
U.S. Office Products--Great Lakes, Inc.
U.S. Office Products of Northern Wisconsin, Inc.
U.S. Office Products Southern California
Vend-Rite Service Corporation
Woburn Vending, Inc.
USOPN, Inc.

                                 LLC GUARANTORS

Carithers-Wallace-Courtenay, LLC
Copenhaver Holdings, LLC
Mile High Office Supply, LLC
The J. Thayer Company, LLC
U.S. Office Products--Midwest, LLC

                               INDEX TO EXHIBITS


EXHIBIT NO.                                                 DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------
        3.3    Restated Articles of Incorporation of Action Wholesale Service, Inc.
        3.4    Amended and Restated By-Laws of Action Wholesale Service, Inc.
        3.5    Restated Articles of Organization of Affordable Interior Systems, Inc.
        3.6    Amended and Restated By-Laws of Affordable Interior Systems, Inc.
        3.7    Amendment of Articles of Incorporation of American Loose Leaf/Business Products, Inc., N/K/A US
               Office Products, Midwest District, Inc.
        3.8    Amended and Restated By-Laws of US Office Products, Midwest District, Inc.
        3.9    Amended and Restated Articles of Incorporation of Andrews Office Supply & Equipment Co.
       3.10    Amended and Restated By-Laws of Andrews Office Supply & Equipment Company
       3.11    Amended and Restated Articles of Incorporation of Bindery Systems, Inc.
       3.12    Amended and Restated By-Laws of Bindery Systems, Inc.
       3.13    Restated Articles of Incorporation of Bob Brines Office Supply Co., N/K/A US Office Products, Midwest
               District, Inc.
       3.14    Amended and Restated By-Laws of US Office Products, Midwest District, Inc.
       3.15    Amended and Restated Certificate of Incorporation of Businessworks, Inc., N/K/A US Office Products,
               Mississippi, Inc.
       3.16    Amended and Restated By-Laws of US Office Products, Mississippi, Inc.
       3.17    Certificate of Amendment and Restatement to the Certificate of Formation of Carithers-
               Wallace-Courtenay, LLC
       3.18    Operating Agreement of Carithers-Wallace-Courtenay, LLC A Delaware Limited Liability Company
       3.19    Amended and Restated Articles of Incorporation of US Office Products, Carolinas District, Inc.
       3.20    Amended and Restated By-Laws of US Office Products, Carolinas District, Inc.
       3.21    Restated Articles of Incorporation (without amendment) of Central Texas Office Products, Inc.
       3.22    Amended and Restated By-Laws of Central Texas Office Products, Inc.
       3.23    Certificate of Amendment and Restatement to the Certificate of Formation of Copenhaver Holdings, LLC
       3.24    Operating Agreement of Copenhaver Holdings, LLC A Delaware Limited Liability Company
       3.25    Articles of Amendment and Restatement to the Articles of Incorporation of Courtland-Cain, Inc.
       3.26    Amended and Restated By-Laws of Courtland-Cain, Inc.
       3.27    Amended and Restated Articles of Incorporation of Dameron-Pierson Company, Limited, N/K/A US Office
               Products, Louisiana District, Inc.
       3.28    By-Laws of US Office Products, Louisiana District, Inc.
       3.29    Articles of Amendment by Shareholders to the Articles of Incorporation of Dulworth Office Furniture
               Company
       3.30    Amended and Restated By-Laws of Dulworth Office Furniture Company
       3.31    Articles of Amendment and Restatement of Expert Office Services, Inc.
       3.32    Amended and Restated By-Laws of Expert Office Services, Inc.
       3.33    Certificate of Amendment of Fort Smith Office Supply, Inc., N/K/A US Office Products Mid-South
               District, Inc.
       3.34    Amended and Restated By-Laws of US Office Products, Mid-South District, Inc.
       3.35    Articles of Association of Forty-Fifteen Papin Redevelopment Corporation
       3.36    Amended and Restated By-Laws of Forty-Fifteen Papin Redevelopment Corporation
       3.37    Certificate of Amended and Restated Articles of Incorporation of US Office Products, Upper Mid-West
               District, Inc.

EXHIBIT NO.                                                 DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------
       3.38    Amended and Restated By-Laws of US Office Products, Upper Mid-West District, Inc.
       3.39    Articles of Organization of Global Mailbox Express, LLC
       3.40    Operating Agreement for Global Mailbox Express, LLC, A Florida Limited Liability Company
       3.41    Amended and Restated Certificate of Incorporation of US Office Products, Milwaukee District, Inc.
       3.42    Amended and Restated By-Laws of US Office Products, Milwaukee District, Inc.
       3.43    Articles of Restatement with Certificate for Restated Articles of Incorporation for J. H. Whitley
               Co., Inc. N/K/A US Office Products, Mid-Atlantic District, Inc.
       3.44    Amended and Restated By-Laws of US Office Products, Mid-Atlantic District, Inc.
       3.45    Certificate of Amendment and Restatement to the Certificate of Formation of The J. Thayer Company,
               LLC
       3.46    Amended and Restated Operating Agreement of The J. Thayer Company, L.L.C., A Delaware Limited
               Liability Company
       3.47    Restated Articles of Incorporation of Kentwood Office Furniture, Inc.
       3.48    Amended and Restated By-Laws of Kentwood Office Furniture, Inc.
       3.49    Amended and Restated Certificate of Incorporation of US Office Products, North Atlantic District,
               Inc.
       3.50    Amended and Restated By-Laws of US Office Products, North Atlantic District, Inc.
       3.53    Restated Articles of Incorporation of Mail Boxes Etc.
       3.54    Amended and Restated By-Laws of Mail Boxes Etc.
       3.55    Restated Articles of Incorporation of Mail Boxes Etc. USA, Inc.
       3.56    Amended and Restated By-Laws of Mail Boxes Etc. USA, Inc.
       3.57    Amended and Restated Articles of Incorporation of McWhorter's, Inc.
       3.58    Amended and Restated By-Laws of McWhorter's, Inc.
       3.59    Certificate of Amendment and Restatement to the Certificate of Formation of Mile High Office Supply,
               LLC
       3.60    Amended and Restated Operating Agreement of Mile High Office Supply, L.L.C., A Delaware Limited
               Liability Company
       3.61    Articles of Amendment and Restatement to the Charter of US Office Products, Mid-South District, Inc.
       3.62    Amended and Restated By-Laws of US Office Products, Mid-South District, Inc.
       3.63    Amended and Restated Articles of Incorporation of Modern Food Systems, Inc.
       3.64    Amended and Restated By-Laws of Modern Food Systems, Inc.
       3.65    Amended and Restated Articles of Incorporation of Modern Vending, Inc.
       3.66    Amended and Restated By-Laws of Modern Vending, Inc.
       3.67    Amended and Restated Articles of Incorporation of Morris Office Machines, Inc., N/K/A US Office
               Products, Mid-South District, Inc.
       3.68    Amended and Restated By-Laws of US Office Products, Mid-South District, Inc.
       3.69    Certificate of Amended Articles of Incorporation of National Office Supply, Inc., N/K/A US Office
               Products, Penn-Ohio District, Inc.
       3.70    Amended and Restated Regulations of US Office Products, Penn-Ohio District, Inc.
       3.71    Amended and Restated Articles of Incorporation of New Mexico Office Solutions, Inc., N/K/A US Office
               Products, New Mexico District, Inc.
       3.72    Amended and Restated By-Laws of US Office Products, New Mexico District, Inc.
       3.73    Certificate of Amended Articles of Incorporation of The Office Furniture Store, Inc.
       3.74    Amended and Restated Regulations of The Office Furniture Store, Inc.
       3.75    Amended and Restated Articles of Incorporation For Profit of US Office Products, Central Pennsylvania
               District, Inc.
       3.76    Amended and Restated By-Laws of US Office Products, Central Pennsylvania District, Inc.
       3.77    Amended and Restated Articles of Incorporation of Pear Commercial Interiors, Inc.
       3.78    Amended and Restated By-Laws of Pear Commercial Interiors, Inc.
       3.79    Articles of Amendment and Restatement of Price-Modern, Inc.
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
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EXHIBIT NO.                                                 DESCRIPTION
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
       3.80    Amended and Restated By-Laws of Price-Modern, Inc.
       3.81    Articles of Amendment and Restatement to the Charter of US Office Products, South Central District,
               Inc.
       3.82    Amended and Restated By-Laws of US Office Products, South Central District, Inc.
       3.83    Amended In Their Entirety Articles of Incorporation of Rainen Business Interiors, Inc.
       3.84    Amended and Restated By-Laws of Rainen Business Interiors, Inc.
       3.85    Restated Certificate of Incorporation of Sagot Office Interiors, Inc.
       3.86    Amended and Restated By-Laws of Sagot Office Interiors, Inc.
       3.87    Restated Articles of Incorporation of Sletten Vending Service, Inc.
       3.88    Amended and Restated By-Laws of Sletten Vending Services, Inc.
       3.89    Amended and Restated Certificate of Incorporation of Sturgis Acquisition Corp.
       3.90    Amended and Restated By-Laws of Sturgis Acquisition Corp.
       3.91    Amended and Restated Articles of Incorporation of Sweitzer's Offset Services, Inc.
       3.92    Amended and Restated By-Laws of US Office Products, Sweitzer's Offset Services, Inc.
       3.93    Amended and Restated Articles of Amendment of The Systems House, Inc.
       3.94    Amended and Restated By-Laws of The Systems House, Inc.
       3.95    Amended and Restated Certificate of Incorporation of US Office Furniture, Inc.
       3.96    Amended and Restated By-Laws of US Office Furniture, Inc.
       3.97    Amended and Restated Certificate of Incorporation of US Office Furniture Rentals, Inc.
       3.98    Amended and Restated By-Laws of US Office Furniture Rentals, Inc.
       3.99    Amended and Restated Certificate of Incorporation of US Office Products--Great Lakes, Inc.
      3.100    Amended and Restated By-Laws of US Office Products, Great Lakes District, Inc.
      3.101    Amended and Restated Certificate of Incorporation of USOP Merchandising Company
      3.102    Amended and Restated By-Laws of USOP Merchandising Company
      3.103    Certificate of Amendment and Restatement to the Certificate of Formation of US Office
               Products-Midwest, LLC
      3.104    Operating Agreement of US Office Products-Midwest, L.L.C. A Delaware Limited Liability Company
      3.105    Amended and Restated Certificate of Incorporation of US Office Products of Northern Wisconsin, Inc.
      3.106    Amended and Restated By-Laws of US Office Products, Wisconsin District, Inc.
      3.107    Amended and Restated Articles of Incorporation of US Office Products Southern California
      3.108    Amended and Restated By-Laws of US Office Products, Southern California District, Inc.
      3.109    Amended and Restated Articles of Incorporation For Profit for Vend-Rite Service Corporation
      3.110    Amended and Restated By-Laws of Vend-Rite Service Corporation
      3.111    Restated Articles of Organization of Woburn Vending, Inc.
      3.112    Amended and Restated By-Laws of Woburn Vending, Inc.
      3.113    Amended and Restated Certificate of Incorporation of USOPN, Inc.
      3.114    Amended and Restated By-Laws of USOPN, Inc.
        4.1    Indenture dated as of June 10, 1998 between U.S. Office Products Company and State Street Bank and
               Trust Company (3)
        5.1    Opinion of Wilmer, Cutler & Pickering regarding legality of the Notes
        8.1    Opinion of Wilmer, Cutler & Pickering regarding certain tax matters
       10.1    Registration Rights Agreement dated as of June 10, 1998 between U.S. Office Products Company and
               Morgan Stanley & Co., Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, BT Alex Brown
               Incorporated and Chase Securities, Inc. (3)
       21.1    Subsidiaries of U.S. Office Products Company (1)
       23.1    Consent of Wilmer, Cutler & Pickering (included in Exhibits 5.1 and 8.1)
       23.2    Consent of PricewaterhouseCoopers LLP
       23.3    Consent of BDO Seidman, LLP
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
EXHIBIT NO.                                                 DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------
       23.4    Consent of KPMG Peat Marwick LLP
       23.5    Consent of Rubin, Koehmstedt & Nadler, PLC
       23.6    Consent of Deloitte & Touche LLP
       23.7    Consent of Hertz, Herson & Company LLP
       23.8    Consent of Ernst & Young LLP
       23.9    Consent of Ernst & Young LLP
       24.1    Power of Attorney (included on signature page of this Registration Statement)
       25.1    Statement of Eligibility of Trustee on Form T-1*
       27.1    Financial Data Schedule (1)
       99.1    Form of Letter of Transmittal and Notice of Guaranteed Delivery*


------------------------


(1) Incorporated by reference to USOP's Annual Report on Form 10-K filed with the Commission on July 23, 1998.



(2) Incorporated by reference to USOP's Quarterly Report on Form 10-Q for the quarter ended July 25, 1998 filed with the Commission on September 8, 1998.



(3) Incorporated by reference to USOP's Current Report on Form 8-K filed with the Commission on June 25, 1998.


*   Previously filed